     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1998
                                                      REGISTRATION NO. 333-44013


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               CENTURA BANKS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         NORTH CAROLINA                             6712                           56-1688522
 (State or Other Jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)          Classification Code Number)           Identification No.)


                             134 NORTH CHURCH STREET
                        ROCKY MOUNT, NORTH CAROLINA 27804
                                 (919) 977-4400
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



              MICHAEL S. COLO, ESQ.                                            GEORGE S. KING, JR., ESQ.
            POYNER & SPRUILL, L.L.P.                                              SINKLER & BOYD, P.A.
            130 SOUTH FRANKLIN STREET              WITH COPY TO:              1426 MAIN STREET, SUITE 1200
        ROCKY MOUNT, NORTH CAROLINA 27804                                  COLUMBIA, SOUTH CAROLINA 29201-2834
                 (919) 446-2341                                                      (803) 779-3080


 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

As soon as practicable after the merger (the "Merger") and the bank merger (the "Bank Merger") described in this Registration Statement become effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

THIS REGISTRATION STATEMENT COVERS ADDITIONAL SHARES OF THE COMMON STOCK OF THE REGISTRANT WHICH MAY BE ISSUED TO PREVENT DILUTION RESULTING FROM A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION INVOLVING THE COMMON STOCK OF THE REGISTRANT, PURSUANT TO RULE 416.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), SHALL DETERMINE.

                                   PROSPECTUS
                               CENTURA BANKS, INC.
                           AN ESTIMATED 793,335 SHARES
                           COMMON STOCK, NO PAR VALUE



                                 PROXY STATEMENT
                     FOR SPECIAL MEETING OF STOCKHOLDERS OF
                            PEE DEE BANKSHARES, INC.
                                       AND
                               PEE DEE STATE BANK


This Prospectus of Centura Banks, Inc., a bank holding company organized and existing under the laws of the State of North Carolina ("Centura"), relates to up to 793,335 shares of common stock, no par value, of Centura ("Centura Stock"), which are issuable to the stockholders of Pee Dee Bankshares, Inc. a corporation organized and existing under the laws of the State of South Carolina ("Bankshares"), and the stockholders of Pee Dee State Bank (except Bankshares), a bank corporation organized and existing under the laws of the State of South Carolina ("Pee Dee Bank"), upon consummation of the proposed mergers described herein by which Bankshares will merge with and into Centura (the "Merger") and Pee Dee Bank will merge with and into Centura Bank (the "Bank Merger"), a wholly-owned subsidiary of Centura ("Centura Bank"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of December 30, 1997 (the "Agreement"), by and among Bankshares and Centura. The full text of the Agreement is attached as Appendix A hereto.

At the effective time of the Merger and the Bank Merger (the "Effective Time"), each issued and outstanding share of common stock, $1.00 par value per share, of Bankshares ("Bankshares Stock") will be converted into and exchanged for a number of shares of Centura Stock determined by (i) dividing $40,000,000 by the average daily closing price of Centura Stock, as reported on the New York Stock Exchange - Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source chosen by Centura), for the 10 trading days prior to the day immediately prior to the Closing Date (as defined in the Agreement) (the "Average Share Price"); (ii) multiplying the quotient thereof by .95726984 (the percentage of Pee Dee Bank Stock owned by Bankshares); and (iii) dividing the product thereof by 56,133 (the number of outstanding shares of Bankshares Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement. See "DESCRIPTION OF THE MERGER -- General."

At the Effective Time, each issued and outstanding share of common stock, $5.00 par value per share, of Pee Dee Bank ("Pee Dee Bank Stock"), except those owned by Bankshares, will be converted into and exchanged for a number of shares of Centura Stock determined by dividing (i) $40,000,000 by the Average Share Price (as defined above), and (ii) the quotient thereof by 63,000 (the number of outstanding shares of Pee Dee Bank Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement. See "DESCRIPTION OF THE MERGER -- General."


Assuming an Average Share Price of $69.32 (the maximum given that the closing price of Centura Stock on January 16, 1998 was $69.4375), each share of Bankshares Stock would convert to 9.84051 shares of Centura Stock and each share of Pee Dee Bank Stock (except those owned by Bankshares) would convert to
9.15927 shares of Centura Stock.

This Prospectus also serves as the Proxy Statement of Bankshares and Pee Dee Bank, and is being furnished to the stockholders of Bankshares and Pee Dee Bank in connection with the solicitation of proxies by the Boards of Directors of Bankshares and Pee Dee Bank for use at the special meetings of stockholders (collectively, including any adjournments or postponements thereof, the "Special Meeting"), to be held on March 3, 1998, to consider and vote upon the Agreement. This Proxy Statement/Prospectus ("Proxy Statement") and related materials enclosed herewith are being mailed to stockholders of Bankshares and Pee Dee Bank on or about January 27, 1998.

Each holder of shares of Bankshares Stock or Pee Dee Bank Stock has the right to dissent from the Merger and Bank Merger, respectively, and to demand appraisal and payment of the fair value of such holder's shares of Bankshares Stock or Pee Dee Bank Stock if the Agreement is approved and the Merger and the Bank Merger are consummated. The right of any such stockholder to such rights and remedies is contingent upon strict compliance with the requirements set forth in Chapter 13 of Title 33 of the South Carolina Code (the "South Carolina Code"), the full text of which is attached as Appendix B hereto. A stockholder of Bankshares or Pee Dee Bank who wishes to dissent from the Merger or the Bank Merger, respectively, (i) must give Bankshares or Pee Dee Bank, as the case may be, written notice of his intent to demand payment for his shares if the Merger or the Bank Merger is effectuated, which notice must be actually received by Bankshares or Pee Dee Bank, as the case may be, before the vote is taken at the Special Meeting, and (ii) must not vote any shares of Bankshares Stock or Pee Dee Bank Stock in favor of the Merger or the Bank Merger.
See "DESCRIPTION OF THE MERGER -- Dissenters' Rights."

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
               STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL
        DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
       INSTRUMENTALITY. THE SECURITIES ARE NOT OBLIGATIONS OF NOR ARE THE
        SECURITIES GUARANTEED BY CENTURA BANK OR CENTURA BANKS, INC. THE
              SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING
                      POSSIBLE LOSS OF PRINCIPAL INVESTED.

              The date of this Proxy Statement is January 27, 1998.


THIS PROXY STATEMENT INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATED TO CENTURA WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM STEVEN J. GOLDSTEIN, CHIEF FINANCIAL OFFICER, CENTURA BANKS, INC., 134 NORTH CHURCH STREET, ROCKY MOUNT, NORTH CAROLINA 27804 (TELEPHONE (919) 977-8356). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 25, 1998.

                                TABLE OF CONTENTS


                                                                                                                          PAGE

AVAILABLE INFORMATION..................................................................................................    2
DOCUMENTS INCORPORATED BY REFERENCE....................................................................................    2
SUMMARY................................................................................................................    4
The Parties............................................................................................................    4
Meeting of Stockholders................................................................................................    4
The Merger and the Bank Merger.........................................................................................    5
Comparative Market Prices of Common Stock and Dividends................................................................    9
Comparative Per Share Data.............................................................................................    9
Selected Consolidated Financial Data...................................................................................   11
SPECIAL MEETING OF BANKSHARES AND PEE DEE BANK STOCKHOLDERS............................................................   12
Date, Place, Time, and Purpose.........................................................................................   12
Record Dates, Voting Rights, Required Votes,
  and Revocability of Proxies..........................................................................................   12
Solicitation of Proxies................................................................................................   13
Recommendation.........................................................................................................   13
DESCRIPTION OF THE MERGER AND THE BANK MERGER..........................................................................   13
General................................................................................................................   13
Background of and Reasons for the Merger and the Bank Merger ..........................................................   14
Opinion of Financial Advisor...........................................................................................   17
Effective Time of the Merger and the Bank Merger.......................................................................   21
Distribution of Centura Stock Certificates.............................................................................   22
Conditions to Consummation of the Merger and the Bank Merger...........................................................   22
Regulatory Approvals...................................................................................................   23
Waiver, Amendment, and Termination.....................................................................................   23
Dissenters' Rights.....................................................................................................   24
Conduct of Business Pending the Merger and the Bank Merger.............................................................   26
Stock Option Agreement.................................................................................................   27
Management and Operations After the Merger and the Bank Merger.........................................................   27
Interests of Certain Persons in the Merger and the Bank Merger.........................................................   27
Certain Federal Income Tax Consequences................................................................................   28
Accounting Treatment...................................................................................................   29
Expenses and Fees......................................................................................................   29
Resales of Centura Stock...............................................................................................   30
EFFECT OF THE MERGER AND THE BANK MERGER
  ON RIGHTS OF STOCKHOLDERS............................................................................................   31
Anti-Takeover Provisions Generally.....................................................................................   31
Authorized Capital Stock...............................................................................................   31
Amendment of Articles of Incorporation and Bylaws......................................................................   32
Classified Board of Directors and Absence of Cumulative Voting.........................................................   33
Removal of Directors...................................................................................................   33
Limitations on Director Liability......................................................................................   34
Indemnification........................................................................................................   34
Special Meeting of Stockholders........................................................................................   35
Constituency and Stockholder Provisions................................................................................   36
Actions by Stockholders Without a Meeting..............................................................................   36
Stockholder Nominations and Proposals..................................................................................   36
Fair Price Provisions..................................................................................................   36
Business Combinations..................................................................................................   37
Dissenters' Rights of Appraisal........................................................................................   38
Stockholders' Rights to Examine Books and Records......................................................................   39
Dividends..............................................................................................................   39

                                        i



                                                                                                                         PAGE

INFORMATION ABOUT BANKSHARES AND PEE DEE BANK..........................................................................   40
General................................................................................................................   40
Management's Discussion and Analysis of Financial Condition and Results of
  Operations for Pee Dee Bankshares, Inc. .............................................................................   40
Security Ownership of Management.......................................................................................   40
Market Price for Common Stock and Dividends............................................................................   40
INFORMATION ABOUT CENTURA..............................................................................................   41
General................................................................................................................   41
Recent Developments ...................................................................................................   41
Potential Acquisitions.................................................................................................   41
CERTAIN REGULATORY CONSIDERATIONS......................................................................................   43
General................................................................................................................   43
Community Reinvestment.................................................................................................   44
Payment of Dividends...................................................................................................   44
Capital Adequacy.......................................................................................................   45
Support of Subsidiary Banks............................................................................................   46
Prompt Corrective Action...............................................................................................   46
Safety and Soundness Standards.........................................................................................   47
Depositor Preference...................................................................................................   47
DESCRIPTION OF CENTURA CAPITAL STOCK...................................................................................   48
OTHER MATTERS..........................................................................................................   49
EXPERTS................................................................................................................   49
OPINIONS...............................................................................................................   49
SHAREHOLDER PROPOSALS..................................................................................................   49
INDEX TO FINANCIAL STATEMENTS..........................................................................................  F-1

APPENDICES:
Appendix A: Agreement and Plan of Reorganization.......................................................................  A-1
Appendix B: Chapter 13 of Title 33 of the South Carolina Code..........................................................  B-1
Appendix C: Opinion of The Carson Medlin Company.......................................................................  C-1
Appendix D: Additional Financial Information...........................................................................  D-1

                              AVAILABLE INFORMATION

Centura is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Certain of such reports, proxy and information statements, and other information are also available from the SEC over the Internet at http://www.sec.gov. The shares of Centura Stock are listed on the New York Stock Exchange (the "NYSE"), and reports, proxy and information statements, and other information concerning Centura also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This Proxy Statement constitutes part of the Registration Statement on Form S-4 of Centura (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Centura and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

All information contained in this Proxy Statement or incorporated herein by reference with respect to Centura was supplied by Centura and all information contained in this Proxy Statement or incorporated herein by reference with respect to Bankshares or Pee Dee Bank was supplied by Bankshares or Pee Dee Bank.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CENTURA OR BANKSHARES OR PEE DEE BANK OR THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents previously filed with the SEC by Centura pursuant to the Exchange Act are hereby incorporated by reference herein:

             (a) Centura's Annual Report on Form 10-K for the year ended December 31, 1996, (provided that any information included or incorporated by reference in response to Items 402(a)(8),
                   (i), (k), or (l) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement);

             (b) Centura's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997, and
                   September 30, 1997;

             (c) Centura's Current Reports on Form 8-K dated January 6, April 3, May 21, July 7, July 15, August 18, October 6, and November 20, 1997, and January 7, 1998;

             (d) Centura's Proxy Statement for the 1997 Annual Meeting of Shareholders; and

             (e) The description of Centura Stock contained in Centura's Registration Statement on Form 8-A filed October 9, 1990, under the Exchange Act and any other amendment or report filed for the purpose of updating such description.

All documents filed by Centura pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the Special Meeting are incorporated herein by reference and shall be deemed a part hereof from the respective dates such documents are filed. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF CENTURA AND CENTURA BANK FOLLOWING THE CONSUMMATION OF THE MERGER AND THE BANK MERGER. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(I) EXPECTED COST SAVINGS FROM THE MERGER AND THE BANK MERGER CANNOT BE REALIZED; (II) DEPOSIT ATTRITION, CUSTOMER LOSS, OR REVENUE LOSS FOLLOWING THE MERGER AND THE BANK MERGER IS GREATER THAN EXPECTED; (III) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (IV) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESS OF BANKSHARES INTO CENTURA ARE GREATER THAN EXPECTED; (V) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCES MARGINS; (VI) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (VII) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (VIII) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; AND (IX) CHANGES OCCUR IN THE SECURITIES MARKETS. THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROXY STATEMENT HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF CENTURA, NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF CENTURA AFTER THE MERGER AND THE BANK MERGER IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                                     SUMMARY


THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS PROXY STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES. AS USED IN THIS PROXY STATEMENT, THE TERMS "CENTURA", "BANKSHARES" AND "PEE DEE BANK" REFER TO THOSE ENTITIES, RESPECTIVELY, AND, WHERE THE CONTEXT REQUIRES, TO CENTURA AND ITS SUBSIDIARIES.

THE PARTIES


BANKSHARES AND PEE DEE BANK. Bankshares, a South Carolina corporation, is a bank holding company registered with the federal Reserve under the BHC Act. Bankshares owns 95.73% of the issued and outstanding shares of the capital stock of Pee Dee Bank. Pee Dee Bank, a South Carolina state bank, offers a broad range of banking and banking-related services through six (6) banking offices in South Carolina, three of which are in Florence and one of which is in each of Dillon, Sumter and Timmonsville. As of September 30, 1997, Bankshares had total consolidated assets of approximately $133 million, total consolidated liabilities of approximately $119 million, and total consolidated stockholders' equity of approximately $13 million. At September 30, 1997, Pee Dee Bank had total assets of approximately $134 million, total deposits of approximately $113 million, and total stockholders' equity of approximately $14 million.

The principal executive offices of Bankshares and Pee Dee Bank are located at 110 West Main Street, Timmonsville, South Carolina 29161, and its telephone number at such address is (803) 665-6400. Certain information about Bankshares and Pee Dee Bank is set forth under "INFORMATION ABOUT BANKSHARES AND PEE DEE BANK."


CENTURA. Centura, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Centura owns all of the outstanding shares of Centura Bank, a North Carolina bank corporation. Centura, through Centura Bank and its subsidiaries, offers a full range of financial services through 192 offices located in 113 communities throughout North Carolina and in the Tidewater area of Virginia and through a variety of alternative delivery channels. As of December 31, 1997, Centura had total consolidated assets of approximately $7.1 billion, total consolidated liabilities of approximately $6.6 billion, and total consolidated stockholders' equity of approximately $538.3 million.


The principal executive offices of Centura and Centura Bank are located at 134 North Church Street, Rocky Mount, North Carolina 27804, and its telephone number at such address is (919) 977-4400. Additional information with respect to Centura and its subsidiaries is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "INFORMATION ABOUT CENTURA."

MEETING OF STOCKHOLDERS


This Proxy Statement is being furnished to the holders of Bankshares Stock and Pee Dee Bank Stock in connection with the solicitation by Bankshares' and Pee Dee Bank's Boards of Directors of proxies for use at the Special Meeting at which the Bankshares and Pee Dee Bank stockholders will be asked to vote upon
(i) a proposal to approve the Agreement, and (ii) such other business as may properly come before the meeting. The Special Meeting will be held at the offices of Pee Dee Bank, 110 West Main Street, Timmonsville, South Carolina, at 4:00 P.M. local time, on Tuesday, March 3, 1998. See "SPECIAL MEETING
OF BANKSHARES AND PEE DEE BANK STOCKHOLDERS -- Date, Place, Time, and Purpose."

Bankshares' and Pee Dee Bank's Boards of Directors have fixed the close of business on January 15, 1998, as the record date for determination of the Bankshares and Pee Dee Bank stockholders entitled to notice of and to vote at the Special Meeting (collectively, the "Record Date"). Only holders of record of shares of Bankshares Stock and Pee Dee Bank Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of Bankshares Stock and Pee Dee Bank Stock is entitled to one vote. Stockholders who execute proxies retain the right to revoke them at any time prior to being voted at the Special Meeting. On the Record Date, there were 56,133 shares of Bankshares Stock issued and outstanding, and 63,000 shares of Pee Dee Bank Stock issued and outstanding. See "SPECIAL MEETING OF BANKSHARES AND PEE DEE BANK STOCKHOLDERS -- Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

Approval of the Agreement requires the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding shares of each of Bankshares Stock and Pee Dee Bank Stock. As of the Record Date, (i) directors and executive officers of Bankshares and their affiliates were entitled to vote 41,006 shares, or approximately 73.1%, of the outstanding shares of Bankshares Stock, and (ii) Bankshares, its directors, executive officers and their affiliates, were entitled to vote 61,343 shares, or approximately 97.4%, of the outstanding shares of Pee Dee Bank Stock. It is anticipated that the directors and executive officers of Bankshares, and their affiliates, will vote their shares of Bankshares Stock and Pee Dee Bank Stock in favor of the proposal to approve the Agreement. In addition, Bankshares' directors intend to authorize management of Bankshares to vote the Pee Dee Bank Stock owned by Bankshares in favor of the proposal to approve the Agreement. Accordingly, since the directors and executive officers of Bankshares, and their affiliates, own 73.1% of the outstanding Bankshares Stock and Bankshares and its directors, executive officers and affiliates own 97.4% of the outstanding shares of Pee Dee Bank Stock, such votes will result in the approval of the Agreement by the shareholders of Bankshares and Pee Dee Bank. See "SPECIAL MEETING OF BANKSHARES AND PEE DEE BANK STOCKHOLDERS -- Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

THE MERGER AND THE BANK MERGER


GENERAL. The Agreement provides for the acquisition of Bankshares by Centura pursuant to the merger of Bankshares with and into Centura, and the acquisition of Pee Dee Bank by Centura Bank pursuant to the merger of Pee Dee Bank with and into Centura Bank. At the Effective Time, each issued and outstanding share of Bankshares Stock will be converted into and exchanged for a number of shares of Centura Stock determined by (i) dividing $40,000,000 by the Average Share Price;
(ii) multiplying the quotient thereof by .95726984 (the percentage of Pee Dee Bank Stock owned by Bankshares); and (iii) dividing the product thereof by 56,133 (the number of outstanding shares of Bankshares Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- General."

At the Effective Time, each issued and outstanding share of Pee Dee Bank Stock, except those owned by Bankshares, will be converted into and exchanged for a number of shares of Centura Stock determined by dividing (i) $40,000,000 by the Average Share Price, and (ii) the quotient thereof by 63,000 (the number of outstanding shares of Pee Dee Bank Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- General."


Assuming an Average Share Price of $69.32 (the maximum given that the closing price of Centura Stock on January 16, 1998 was $69.4375), each share of Bankshares Stock would convert to 9.84051 shares of Centura Stock and each share of Pee Dee Bank Stock (except those owned by Bankshares) would convert to
9.15927 shares of Centura Stock.


No fractional shares of Centura Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Bankshares or Pee Dee Bank stockholder would be entitled upon consummation of the Merger and the Bank Merger, in an amount equal to such fractional part of a share of Centura Stock multiplied by the Average Share Price or $69.32, whichever is less. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- General."

Centura's Board has approved the repurchase in the open market of shares of Centura Stock equal in number to up to 9.9% of the shares of Centura Stock to be issued in the Merger and the Bank Merger. Under rules promulgated by the SEC under the Exchange Act, Centura will not be permitted to purchase shares of Centura Stock in the open market during the period commencing two business days prior to the mailing of this Proxy Statement and ending on the date of the Special Meeting.


As of the Record Date, Bankshares had 56,133 shares of Bankshares Stock issued and outstanding, and Pee Dee Bank had 63,000 shares of Pee Dee Bank Stock issued and outstanding, 60,308 of which were owned by Bankshares and 1,035 of which were owned by directors and executive officers of Bankshares and their affiliates. Assuming an Average Share Price of $69.32, it is anticipated that upon consummation of the Merger and the Bank Merger, Centura would issue approximately 577,033 shares of Centura Stock. Accordingly, Centura would then have issued and outstanding approximately 26,439,408 shares of Centura Stock based on the number of shares of Centura Stock issued and outstanding on December 31, 1997, and excluding the effect of any shares which may be issued or repurchased by Centura after December 31, 1997.

REASONS FOR THE MERGER AND BANK MERGER AND RECOMMENDATION OF THE BOARDS OF DIRECTORS OF BANKSHARES AND PEE DEE BANK. The Boards of Directors of Bankshares and Pee Dee Bank believe that the Agreement and the Merger and the Bank Merger contemplated thereby are in the best interests of Bankshares, Pee Dee Bank, and their respective stockholders. THE BANKSHARES AND PEE DEE BANK DIRECTORS UNANIMOUSLY RECOMMEND THAT BANKSHARES AND PEE DEE BANK STOCKHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE BANKSHARES DIRECTORS INTEND TO AUTHORIZE THE PEE DEE BANK STOCK OWNED BY BANKSHARES TO BE VOTED FOR APPROVAL OF THE AGREEMENT. SUCH A VOTE BY BANKSHARES WILL APPROVE THE BANK MERGER. The Boards of Directors of Bankshares and Pee Dee Bank believe that the Merger and the Bank Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Bankshares and Centura will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Background of and Reasons for the Merger and the Bank Merger."

In unanimously approving the Agreement, Bankshares' and Pee Dee Bank's directors considered, among other things, Bankshares', Pee Dee Bank's, and Centura's respective financial conditions, the financial terms and the income tax consequences of the Merger and the Bank Merger, the likelihood of the Merger and the Bank Merger being approved by regulatory authorities without undue conditions or delay, legal advice concerning the proposed Merger and the Bank Merger, the views of The Carson Medlin Company, Raleigh, North Carolina ("Carson Medlin") as to the fairness of the consideration, from a financial point of view, to be received by the stockholders of Bankshares and Pee Dee Bank, and in general the fairness of the terms of the Merger and the Bank Merger to Bankshares and Pee Dee Bank stockholders. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER-- Background of and Reasons for the Merger and the Bank Merger."

OPINION OF FINANCIAL ADVISOR. Carson Medlin has rendered an opinion to Bankshares that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the consideration to be received by the stockholders of Bankshares and Pee Dee Bank is fair, from a financial point of view. The opinion of Carson Medlin, dated as of January 8, 1998, is attached as Appendix C to this Proxy Statement. Bankshares and Pee Dee Bank stockholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "DESCRIPTION OF THE MERGER -- Opinion of Financial Advisor."


EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Articles of Merger and Articles of Bank Merger become effective with the North Carolina and South Carolina Secretaries of State. Unless otherwise agreed upon by Bankshares and Centura and subject to the conditions to the obligations of the parties to effect the Merger and the Bank Merger, the Effective Time will occur not later than 30 days after the expiration of all applicable waiting periods required by any regulatory authority for the Merger and the Bank Merger. However, the Effective Time is expected to occur as soon as possible after the expiration of all applicable waiting periods. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Effective Time of the Merger and the Bank Merger", " -- Conditions to Consummation of the Merger and the Bank Merger," and " -- Waiver, Amendment, and Termination."


No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that the other conditions precedent to the Merger and the Bank Merger can or will be satisfied. Bankshares and Centura anticipate that all conditions to the consummation of the Merger and the Bank Merger will be satisfied so that the Merger and the Bank Merger can be consummated during the first quarter of 1998. However, delays in the consummation of the Merger and the Bank Merger could occur.

EXCHANGE OF STOCK CERTIFICATES. Promptly after the Effective Time, Centura will cause Registrar and Transfer Company, Cranford, New Jersey, acting in its capacity as exchange agent for Centura (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Bankshares Stock or Pee Dee Bank Stock, a letter of transmittal and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of Centura Stock. Cash will be paid to the holders of Bankshares Stock and Pee Dee Bank Stock in lieu of the issuance of any fractional shares of Centura Stock. In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be paid to such holder, and in no event will Bankshares, Pee Dee Bank, Centura, or the Exchange Agent be liable to any holder of Bankshares Stock or Pee Dee Bank Stock for any Centura Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.


REGULATORY APPROVALS AND OTHER CONDITIONS. The Merger and the Bank Merger are subject to approval by the Federal Reserve, the North Carolina Commissioner of Banks (the "Commissioner") and the South Carolina State Board of Financial Institutions (the "South Carolina Board"). Applications have been filed with each of these agencies for the requisite approvals, and the Commissioner's approval has been received. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVAL. THERE ALSO CAN BE NO ASSURANCE THAT ANY SUCH APPROVAL WILL NOT IMPOSE CONDITIONS THAT ARE DEEMED BY BANKSHARES OR CENTURA TO MATERIALLY ADVERSELY IMPACT THE ECONOMIC OR BUSINESS ASSUMPTIONS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Consummation of the Merger and the Bank Merger is subject to various other conditions, including receipt of the required approval of Bankshares and Pee Dee Bank stockholders, receipt of opinions of counsel as to the tax-free nature of certain aspects of the Merger and the Bank Merger, and certain other conditions. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER-- Conditions to Consummation of the Merger and the Bank Merger" and Regulatory Approvals."

WAIVER, AMENDMENT, AND TERMINATION. The Agreement may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time by mutual action of the Boards of Directors of Bankshares and Centura, or by the action of the Board of Directors of either company under certain circumstances, including (i) if the Average Share Price is less than $50.42 or more than $75.63, (ii) if the Merger and Bank Merger are not consummated by June 30, 1998, or (iii) in certain circumstances, by either of the parties in the event that the other party defaults in the performance of its representations, warranties, and agreements contained in the Agreement. If for any reason the Merger and the Bank Merger are not consummated, Bankshares and Pee Dee Bank shall continue to operate as a corporation and bank under their present management. To the extent permitted by law, the Agreement may be amended upon the written agreement of Centura and Bankshares without the approval of stockholders; provided, however, that the provisions of the Agreement relating to the manner or basis in which shares of Centura Stock will be exchanged for Bankshares Stock and Pee Dee Bank Stock may not be amended after the Special Meeting without the requisite approval of the holders of the issued and outstanding shares of Bankshares Stock and Pee Dee Bank Stock entitled to vote thereon. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- General" and " -- Waiver, Amendment, and Termination."


DISSENTERS' RIGHTS. Pursuant to Chapter 13 of Title 33 of the South Carolina Code, the holders of Bankshares Stock and Pee Dee Bank Stock have dissenters' rights with respect to the Merger and the Bank Merger. Any Bankshares or Pee Dee Bank stockholder who does not vote in favor of the proposal to approve the Agreement and the Merger and the Bank Merger contemplated thereby and who complies with certain requirements of the applicable provisions of the Code may have the right to an appraisal and payment for such person's shares of Bankshares Stock and/or Pee Dee Bank Stock.


TO PERFECT DISSENTERS' RIGHTS OF APPRAISAL, A HOLDER OF BANKSHARES STOCK OR PEE DEE BANK STOCK MUST STRICTLY COMPLY WITH THE APPLICABLE STATUTORY PROVISIONS, A COPY OF WHICH PROVISIONS IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B. A STOCKHOLDER OF BANKSHARES OR PEE DEE BANK WHO WISHES TO DISSENT FROM THE MERGER OR THE BANK MERGER (I) MUST GIVE BANKSHARES OR PEE DEE BANK, AS THE CASE MAY BE, WRITTEN NOTICE OF HIS INTENT TO DEMAND PAYMENT FOR HIS SHARES IF THE MERGER OR BANK MERGER IS EFFECTUATED, WHICH NOTICE MUST BE ACTUALLY RECEIVED BY BANKSHARES OR PEE DEE BANK, AS THE CASE MAY BE, BEFORE THE VOTE IS TAKEN AT THE SPECIAL MEETING, AND (II) MUST NOT VOTE ANY SHARES OF BANKSHARES OR PEE DEE BANK STOCK IN FAVOR OF THE MERGER OR THE BANK MERGER, AS THE CASE MAY BE. ANY HOLDER OF BANKSHARES STOCK OR PEE DEE BANK STOCK WHO RETURNS A SIGNED PROXY BUT WHO FAILS TO PROVIDE VOTING INSTRUCTIONS WITH RESPECT TO THE PROPOSAL TO APPROVE THE AGREEMENT WILL BE DEEMED TO HAVE VOTED IN FAVOR OF SUCH PROPOSAL AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS OF APPRAISAL. A VOTE AGAINST THE MERGER OR THE BANK MERGER WILL NOT SATISFY THE NOTICE REQUIREMENTS OF SOUTH CAROLINA LAW. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Dissenters' Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE BANK MERGER. Certain members of Bankshares' management and Board of Directors have interests in the Merger and the Bank Merger in addition to their interests as stockholders of Bankshares and Pee Dee Bank generally. Those interests relate to, among other things, an employment agreement to be executed between the President of Bankshares and Centura and provisions in the Agreement regarding eligibility for certain Centura employee benefits. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Interests of Certain Persons in the

Merger and the Bank Merger."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES. It is intended that the Merger and the Bank Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger and the Bank Merger is conditioned upon receipt by Bankshares of an opinion of Sinkler & Boyd. P.A., counsel to Bankshares and Pee Dee Bank, substantially to this effect. Accordingly, no gain or loss will be recognized by Bankshares or Pee Dee Bank stockholders upon the exchange of such stockholder's Bankshares Stock and Pee Dee Bank Stock solely for shares of Centura Stock. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss will be recognized with respect to cash received in lieu of fractional shares. Gain recognition, if any, will not be in excess of the amount of cash received. TAX CONSEQUENCES OF THE MERGER FOR INDIVIDUAL TAXPAYERS CAN VARY, HOWEVER, AND ALL BANKSHARES AND PEE DEE BANK STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS. Consummation of the Merger and the Bank Merger also is conditioned upon receipt by Centura of an opinion of Poyner & Spruill, L.L.P., counsel to Centura, to the effect that no gain or loss will be recognized by Centura as a result of the issuance of shares of Centura Stock in connection with the Merger and Bank Merger. For a further discussion of the federal income tax consequences of the Merger and the Bank Merger, see "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT. It is intended that the Merger will be accounted for as pooling-of-interests for accounting and financial reporting purposes and consummation of the Merger is conditioned upon assurances from J.W. Hunt and Company, LLP, and KPMG Peat Marwick LLP, independent public accountants for Bankshares and Centura, respectively, as to such accounting treatment. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Accounting Treatment."


CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS. At the Effective Time, Bankshares stockholders and Pee Dee Bank stockholders, whose rights are governed by Bankshares' and Pee Dee Bank's Articles of Incorporation and Bylaws, respectively, will automatically become Centura stockholders, and their rights as Centura stockholders will be determined by Centura's Restated Articles of Incorporation and Bylaws.

The rights of Centura stockholders differ from the rights of Bankshares stockholders and Pee Dee Bank stockholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in Centura's governing documents. See "EFFECT OF THE MERGER AND THE BANK MERGER ON RIGHTS OF STOCKHOLDERS."


CONDUCT OF BUSINESS PENDING THE MERGER. Each party has agreed in the Agreement to, among other things, operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Agreement. In addition, Bankshares has agreed not to take certain actions relating to the operation of Pee Dee Bank pending consummation of the Merger and the Bank Merger, except as otherwise permitted by the Agreement. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Conduct of Business Pending the Merger and the Bank Merger," for a description of these limitations on the conduct of Pee Dee Bank's business.


STOCK OPTION AGREEMENT. Simultaneously with the execution of the Agreement, Centura and Bankshares also entered into a Stock Option Agreement pursuant to which Bankshares granted Centura an irrevocable option (the "Bankshares Option") to purchase up to 11,170 shares, subject to adjustment, of Bankshares Stock at a price equal to the book value of Bankshares Stock on December 30, 1997. The adjustments to the number of shares subject to the Bankshares Option generally are intended to ensure that such shares will equal approximately 19.9% of the shares of Bankshares Stock outstanding at the time of the execution of the Bankshares Option, before giving effect to any issuance of Bankshares Stock pursuant to exercise of the Bankshares Option. The Bankshares Option will expire upon the earlier of the closing date of the transaction contemplated by the Agreement or upon the termination of the Agreement in accordance with the terms of the Agreement. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Stock Option Agreement."


RECENT OPERATING RESULTS. On January 7, 1998, Centura released its financial summary of operating results for the year ended December 31, 1997. For additional information, refer to Centura's press release, dated January 7, 1998, included as an exhibit to Centura's Current Report on Form 8-K, dated January 7, 1998, which is incorporated herein by reference. See "INFORMATION ABOUT CENTURA -- "Recent Developments" and "Documents Incorporated by Reference."

COMPARATIVE MARKET PRICES OF COMMON STOCK AND DIVIDENDS


Shares of Centura Stock are traded on the NYSE under the symbol "CBC." There is not an active trading market for the shares of Bankshares Stock and Pee Dee Bank Stock, and trades involving Bankshares Stock and Pee Dee Bank Stock have been infrequent and made primarily on the basis of private negotiations. Neither Bankshares Stock nor Pee Dee Stock is traded on any exchange or on the NASDAQ National Market System and no market makers in either stock are known to management of Bankshares. In addition, management of Bankshares is not aware of any transactions in which Bankshares Stock or Pee Dee Stock was traded during the last two years. Accordingly, no per share information is available.


The following table sets forth the reported closing prices per share for Centura Stock on December 29, 1997, the last full business day preceding the execution of the Agreement, and on January 16, 1998, the latest practical date prior to the mailing of this Proxy Statement. No per share prices were available for Bankshares Stock at either date; accordingly, equivalent per share information is not available.




MARKET PRICE PER SHARE AT:                             CENTURA STOCK
December 29, 1997 ...................................     $67.4375
January 16, 1998.....................................     $69.4375


There can be no assurance as to what the market price of the Centura Stock will be if and when the Merger and the Bank Merger are consummated.

The holders of Centura Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although Centura currently intends to continue to pay quarterly cash dividends on the Centura Stock, there can be no assurance that Centura's dividend policy will remain unchanged after completion of the Merger and the Bank Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. The Agreement prohibits Bankshares from paying dividends on Bankshares Stock during the pendency of the Merger and the Bank Merger other than pursuant to its prior practice with regard to dividends.

Centura is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from Centura Bank. Centura Bank and Pee Dee Bank are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

COMPARATIVE PER SHARE DATA


The following table sets forth certain comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for Centura and Bankshares; (ii) a pro forma combined basis per share of Centura Stock, giving effect to the Merger; and (iii) a pro forma equivalent basis per share of Bankshares Stock, giving effect to the Merger. The Centura and Bankshares pro forma combined information and the Bankshares pro forma equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflect the exchange of Centura Stock for Bankshares Stock and Pee Dee Bank Stock as defined in the Agreement assuming an Average Stock Price of $69.32 (as described under "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- General"). Also see "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Centura and Bankshares, including the respective notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "SELECTED CONSOLIDATED FINANCIAL DATA", "INFORMATION ABOUT CENTURA", and "INFORMATION ABOUT BANKSHARES AND PEE DEE BANK."


                                                           Nine Months               Year Ended December 31,
                                                              Ended
                                                        September 30, 1997       1996          1995          1994
                                                        ------------------       ----          ----          ----
            NET INCOME PER COMMON SHARE(5)
            Centura Historical
               Basic                                           $  2.31            $  2.66       $  2.50        $  2.23
               Diluted                                            2.26               2.60          2.45           2.19
            Bankshares Historical                                23.54              28.18         21.41          18.63
            Centura and Bankshares Pro Forma Combined (1)
               Basic                                              2.31               2.66          2.49           2.22
               Diluted                                            2.26               2.60          2.44           2.18
            Bankshares Pro Forma Equivalent (2)
               Basic                                             23.75              27.35         25.60          22.83
               Diluted                                           23.23              26.73         25.09          22.52
            CASH DIVIDENDS DECLARED PER COMMON SHARE
            Centura Historical                                 $  0.79            $  1.00       $  0.85        $  0.74
            Bankshares Historical                                 9.00               6.60          4.50           2.15
            Centura and Bankshares Pro Forma
               Combined (4)                                       0.79               1.00          0.85           0.74
            Bankshares Pro Forma Equivalent (3)                   8.12              10.28          8.74           7.61
            BOOK VALUE PER COMMON SHARE
            Centura Historical                                $  20.45           $  18.51      $  17.19       $  14.95
            Bankshares Historical                               238.97             224.36        202.98         184.76
            Centura and Bankshares Pro Forma
               Combined (1)                                      20.51              18.59         17.25          15.02
            Bankshares Pro Forma Equivalent (2)                 210.84             191.14        177.37         154.44
----------------------------------------------------------------------------------------------------------------------

(1) Represents the pro forma combined information of Centura and Bankshares as if the Merger were accounted for as a pooling-of-interests. Pro forma shares include Centura shares expected to be issued for both Bankshares Stock and for Pee Dee Bank Stock.*

(2)  Represents the pro forma combined information multiplied by a Multiple.*
(3) Represents historical dividends declared per share by Centura multiplied by a Multiple.*
(4) Represents historical dividends declared per share by Centura as it is assumed that Centura will not change its dividend policy as a result of the Merger and Bank Merger.
(5) On December 15, 1997, Centura and Bankshares adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS No. 128"). As required by SFAS No. 128, the earnings per share calculations for all periods presented have been restated to reflect the adoption of SFAS
     No. 128.


* The Multiple is calculated to be the relationship of (i) the total number of shares of Centura Stock to be issued pursuant to the terms of the Agreement assuming an Average Stock Price of $69.32 (as described under "DESCRIPTION OF THE MERGER AND THE BANK MERGER--General") divided by
     (ii) the number of outstanding Bankshares Stock for each period presented.

The foregoing pro forma combined and equivalent per share data reflects the issuance of shares of Centura Stock pursuant to the terms of the Agreement (as described under "DESCRIPTION OF THE MERGER AND BANK MERGER--General"). The pro forma combined and equivalent data would change if the Average Stock Price was not $69.32 (more fully described under "DESCRIPTION OF THE MERGER AND THE
BANK MERGER--General").

SELECTED CONSOLIDATED FINANCIAL DATA




The following tables set forth selected historical consolidated financial information for Centura and Bankshares. Centura's financial information for the nine months ended September 30, 1997 and 1996 has been derived from Centura's unaudited consolidated financial statements, including the related notes thereto, included in Centura's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, incorporated by reference. All other Centura financial information has been derived from the audited consolidated financial statements of Centura, including the related notes thereto, and from other data included in Centura's 1996 Annual Report on Form 10-K, incorporated by reference, and should be read in conjunction therewith. See "DOCUMENTS INCORPORATED BY REFERENCE." Bankshare's financial information for the nine months ended September 30, 1997 and 1996 has been derived from Bankshares' unaudited consolidated financial statements including the related notes thereto, included herein. All other financial information has been derived from the audited consolidated financial statements of Bankshares, including the related notes thereto, included herein.


                               CENTURA BANKS, INC.
                             SELECTED FINANCIAL DATA

                                                    Nine Months Ended
                                                       September 30,                    Year Ended December 31,
                                                    -------------------           ------------------------------------
                                                     1997      1996       1996       1995      1994       1993      1992
                                                     -----     -----      -----      -----     -----      -----     -----
     SUMMARY OF OPERATIONS
     (thousands, except per share)
     Interest income............................. $377,953   $346,665   $469,760  $417,635   $324,950  $282,819   $274,442
     Interest expense............................  181,143    162,665    219,676   192,990    123,657   112,306    124,296
                                                  --------   --------   --------  --------   --------  --------   --------
     Net interest income.........................  196,810    184,000    250,084   224,645    201,293   170,513    150,146
     Provision for loan losses...................    9,569      6,850      9,596     7,904      7,220     9,151     17,293
     Noninterest income..........................   83,104     73,544    100,847    80,110     63,756    66,642     56,706
     Noninterest expense.........................  179,197    172,121    233,981   195,777    170,207   157,040    139,459
     Income taxes................................   31,594     28,957     39,203    36,421     31,849    26,688     16,593
                                                  --------   --------   --------  --------   --------  --------   --------
     Net income.................................. $ 59,554   $ 49,616   $ 68,151  $ 64,653   $ 55,773  $ 44,276   $ 33,507
                                                  ========   ========   ========  ========   ========  ========   ========
     Net interest income, taxable equivalent..... $202,632   $188,371   $256,109  $229,827   $207,033  $176,610   $156,419
                                                  ========   ========   ========  ========   ========  ========   ========
     Cash dividends paid.........................  $20,373    $17,739   $ 24,001  $ 18,731   $ 15,874  $ 12,833   $ 10,012
                                                   =======    =======   ========  ========   ========  ========   ========
     PER COMMON SHARE
     Net income - basic..........................$    2.31  $    1.94  $    2.66 $    2.50  $    2.23 $    1.92  $    1.59
     Net income - diluted........................     2.26       1.90       2.60      2.45       2.19      1.90       1.56
     Cash dividends..............................     0.79       0.75       1.00      0.85       0.74      0.69       0.63
     Book value..................................    20.45      18.04      18.51     17.19      14.95     14.09      12.22
     SELECTED AVERAGE BALANCES
     (millions)
     Assets...................................... $  6,461   $  5,875   $  5,956  $  5,178   $  4,478  $  3,937   $  3,475
     Earning assets..............................    5,934      5,412      5,485     4,754      4,118     3,614      3,170
     Loans.......................................    4,224      3,958      4,014     3,638      3,005     2,650      2,385
     Investment securities.......................    1,679      1,418      1,436     1,083      1,083       905        708
     Core deposits...............................    4,420      4,012      4,102     3,646      3,445     3,058      2,721
     Total deposits..............................    4,784      4,432      4,505     4,036      3,718     3,334      2,977
     Total liabilities...........................    5,958      5,428      5,502     4,753      4,118     3,636      3,220
     Shareholders' equity........................      503        447        454       425        360       301        255
     SELECTED PERIOD-END BALANCES
     (millions)
     Assets...................................... $  6,891   $  6,231   $  6,294  $  5,785   $  4,658  $  4,518    $ 3,647
     Earning assets..............................    6,227      5,708      5,720     5,274      4,230     4,091      3,280
     Loans.......................................    4,511      4,206      4,109     3,898      3,244     2,834      2,472
     Investment securities.......................    1,693      1,478      1,578     1,329        966     1,201        731
     Core deposits...............................    4,799      4,364      4,387     3,948      3,428     3,538      2,837
     Total deposits..............................    5,210      4,728      4,733     4,444      3,736     3,854      3,115
     Total liabilities...........................    6,362      5,763      5,819     5,342      4,289     4,167      3,381
     Shareholders' equity........................      529        468        475       443        369       351        266
     SELECTED RATIOS
     Return on average assets....................     1.23%      1.13%      1.14%     1.25%      1.25%     1.12%      0.96%
     Return on average equity....................    15.83       14.81      15.02    15.22      15.48     14.73      13.16
     Average equity to average assets............     7.79        7.62       7.62     8.21       8.04     7.64        7.32
     Dividend payout ratio.......................    34.21       35.75      35.22    28.97      28.46     28.98      29.88




                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA



                                                    Nine Months Ended
                                                      September 30,                   Year Ended December 31,
                                                   -------------------    ------------------------------------------------------
                                                     1997      1996       1996       1995      1994       1993              1992
                                                     -----     -----      -----      -----     -----      -----            -----
SUMMARY OF OPERATIONS
(thousands, except per share)
Interest income.................................. $  8,834   $  7,638   $ 10,465  $  8,659   $  7,024     $  6,600         $  6,527
Interest expense.................................    3,342      2,898      3,975     3,284      2,031        1,974            2,339
                                                  --------   --------   --------  --------   --------     --------         --------
Net interest income..............................    5,492      4,740      6,490     5,375      4,993       4,626             4,188
Provision for loan losses........................      450        300        620       330        283       290                 409
Noninterest income...............................    1,433      1,265      1,685     1,438      1,324      1,438              1,551
Noninterest expense..............................    4,279      3,665      5,007     4,605      4,409       4,163             4,064
Income taxes.....................................      818        764        895       623        532          502              356
Minority Interest................................       59         61         79        60         53           56               47
                                                    ------   --------    -------  --------   --------     --------         ---------
Net income....................................... $  1,319   $  1,215   $  1,574  $  1,195   $  1,040     $  1,053         $    863
                                                  ========   ========   ========  ========   ========     ========         ========
Net interest income, taxable equivalent           $  5,570   $  4,823   $  6,599  $  5,477   $  5,100     $  4,763         $  4,328
                                                  ========   ========   ========  ========   ========     ========         ========
Cash dividends................................... $    503   $    369   $    369  $    251   $    119     $     57         $     16
                                                   =======    =======   ========  ========   ========     ========         ========
PER COMMON SHARE
Net income - basic............................... $  23.54   $  21.75   $  28.18  $  21.41  $   18.70     $  18.97         $  15.86
Net income - diluted.............................    23.54      21.75      28.18     21.41      18.70        18.97            15.86
Cash dividends paid..............................     9.00       6.60       6.60      4.50       2.15         1.03             0.29
Book value.......................................   238.97     217.86     224.36    202.98     184.76       169.94           151.28
SELECTED AVERAGE BALANCES
(thousands)
Assets........................................... $127,817   $111,035   $111,762  $ 93,517   $ 82,343    $ 76,565          $ 71,486
Cash.............................................    4,205      4,533      4,458     4,430      4,193       3,604             3,261
Loans............................................   83,697     71,846     72,787    62,348     52,226      46,447            44,564
Investment securities............................   28,489     26,020     25,896    20,535     20,403      20,664            17,788
Demand Deposits..................................   20,796     19,167     18,958    17,446     16,172      14,627            13,253
Total deposits...................................  108,252     93.275     93,754    78,003     68,793      64,192            59,895
Total liabilities................................  114,245     98,703     99.252    82,161     71,963      67,174            63,079
Shareholders' equity.............................   12,974     11,752     11,933    10,823      9,876       8,912             7,860
SELECTED PERIOD-END BALANCES
(thousands)
Assets........................................... $133,097   $121,083   $122,537  $100,986   $ 86,048     $78,638          $ 74,492
Earning assets...................................  124,555    112,479    113,841    92,901     78,465     71,219             68,252
Loans............................................   88,896     76,615     78,498    67,076     57,620     46,832             46,062
Investment securities............................   27,909     29,314     29,068    22,725     18,345     22,462             18,865
Demand Deposits..................................   21,984     20,025     19,608    18,308     16,583     15,761             13,493
Total deposits...................................  113,372    102,173    103,132    84,376     71,630     65,955             62,428
Total liabilities................................  119,086    108,306    109,404    89,100     75,222     68,704             65,644
Shareholders' equity.............................   13,414     12,171     12,534    11,332     10,315     9,436               8,389
SELECTED RATIOS
Return on average assets.........................    1.38%      1.45%      1.41%     1.28%      1.26%     1.38%                1.21%
Return on average equity.........................   13.56      13.78      13.19     11.04      10.53      11.81               10.98
Average equity to average assets                    13.53      14.11      10.68     11.57      11.99      11.64               11.00
Dividend payout ratio............................   38.14      30.37      23.44     21.00      11.44       5.41                1.85

                               PEE DEE STATE BANK
                             SELECTED FINANCIAL DATA





                                                     Nine Months Ended
                                                       September 30,                   Year Ended December 31,
                                                    -------------------   ------------------------------------------------------
                                                     1997      1996       1996       1995      1994       1993              1992
                                                     -----     -----      -----      -----     -----      -----            -----
SUMMARY OF OPERATIONS
(thousands, except per share)
Interest income.................................. $  8,834   $  7,638   $ 10,465  $  8,659   $  7,024     $  6,600          $ 6,527
Interest expense.................................    3,342      2,898      3,975     3,284      2,031        1,974            2,339
                                                  --------   --------   --------  --------      -----     --------         --------
Net interest income..............................    5,492      4,740      6,490     5,375      4,993        4,626            4,188
Provision for loan losses........................      450        300        620       330        283          290              409
Noninterest income...............................    1,433      1,265      1,685     1,438      1,324        1,438            1,551
Noninterest expense..............................    4,279      3,664      5,004     4,605      4,409        4,162            4,064
Income taxes.....................................      818        764        895       623        532          502              356
Net income....................................... $  1,378   $  1,277   $  1,656  $  1,255   $  1,093     $  1,110         $    910
                                                  ========   ========   ========  ========   ========     ========         ========
Net interest income, taxable equivalent           $  5,570   $  4,823   $  6,599  $  5,477   $  5,100     $  4,763         $  4,328
                                                  ========   ========   ========  ========   ========     ========         ========
Cash dividends................................... $      0    $     0   $    542  $    378   $    252     $    126         $     63
                                                  ========    =======   ========  ========   ========     ========         ========
PER COMMON SHARE
Net income - basic............................... $  21.87    $ 20.27   $  26.29  $  19.92   $  17.35     $  17.62         $  14.44
Net income - diluted.............................    21.87      20.27      26.29     19.92      17.35        17.62            14.44
Cash dividends paid..............................     0.00       0.00       8.60      6.00       4.00         2.00             1.00
Book value.......................................   222.06     202.68     200.14    182.67     167.57       155.70           139.46
SELECTED AVERAGE BALANCES
(thousands)
Assets........................................... $127,817   $111,035   $111,762  $ 93,517   $ 82,343     $ 76,565         $ 71,486
Cash.............................................    4,205      4,533      4,458     4,430      4,193        3,605            3,261
Loans............................................   83,697     71,846     72,787    62,348     52,226       46,447           44,564
Investment securities............................   28,489     26,020     25,896    20,535     20,403       20,664           17,788
Demand deposits..................................   20,820     19,180     18,971    17,469     16,189       14,631           13,255
Total deposits...................................  108,267     93,288     93,767    78,027     68,810       64,195           59,897
Total liabilities................................  114,518     98,896     99,703    82,485     72,160       67,268           63,123
Shareholders' equity.............................   13,300     12,139     12,058    11,033     10,183        9,298            8,363
SELECTED PERIOD-END BALANCES
(thousands)
Assets........................................... $133,097   $121,083   $122,537  $100,986   $ 86,048     $ 78,638         $ 74,492
Earning assets...................................  124,555    112,479    113,841    92,901     78,465       71,219           68,252
Loans............................................   88,896     76,615     78,498    67,076     57,620       46,832           46,062
Investment securities............................   27,909     29,314     29,068    22,725     18,345       22,462           18,865
Demand deposits..................................   22,005     20,033     19,616    18,326     16,612       15,766           13,495
Total deposits...................................  113,393    102,181    103,132    84,394     71,659       65,960           62,430
Total liabilities................................  119,107    108,314    109,928    89,478     75,491       68,829           65,706
Shareholders' equity.............................   13,990     12,769     12,609    11,508     10,557        9,809            8,786
SELECTED RATIOS
Return on average assets.........................    1.44%      1.53%      1.48%     1.34%      1.33%         1.45%            1.27%
Return on average equity.........................   13.81      14.03       13.73    11.37      10.73         11.94            10.89
Average equity to average assets                    13.87      14.58      10.79     11.80      12.36         12.14            11.69
Dividend payout ratio............................    0.00       0.00       32.73    30.12      23.05         11.35             6.92

           SPECIAL MEETING OF BANKSHARES AND PEE DEE BANK STOCKHOLDERS

     DATE, PLACE, TIME, AND PURPOSE

     This Proxy Statement is being furnished to the holders of Bankshares Stock and Pee Dee Bank Stock in connection with the solicitation by the Bankshares and Pee Dee Bank Boards of Directors of proxies for use at the Special Meeting at which the Bankshares and Pee Dee Bank stockholders will be asked to vote upon a proposal to approve the Agreement. The Special Meeting will be held at the offices of Pee Dee Bank located at 110 West Main Street, Timmonsville, South Carolina, at 4:00 P.M., local time, on March 3, 1998. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER."

     RECORD DATES, VOTING RIGHTS, REQUIRED VOTES, AND REVOCABILITY OF PROXIES

     The close of business on January 15, 1998, has been fixed as the Record Date for determining holders of outstanding shares of Bankshares Stock and Pee Dee Bank Stock entitled to notice of and to vote at the Special Meeting. Only holders of Bankshares and Pee Dee Bank Stock of record on the books of Bankshares or Pee Dee Bank at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 56,133 shares of Bankshares Stock issued and outstanding and held by approximately 35 holders of record, and 63,000 shares of Pee Dee Bank Stock issued and outstanding and held by approximately 30 holders of record.

     Holders of Bankshares Stock and Pee Dee Bank Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of Bankshares Stock and each share of Pee Dee Bank Stock held of record as of the Record Date. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the shares of each of Bankshares Stock and Pee Dee Bank Stock issued and outstanding and entitled to vote, present in person or represented by proxy. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions and broker non-votes, with respect to the proposal receiving the most such votes, will be counted. The vote required for the approval of the Agreement is two-thirds of the shares of each of Bankshares Stock and the Pee Dee Bank Stock entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of Bankshares Stock and the Pee Dee Bank Stock. Consequently, with respect to the proposal to approve the Agreement, abstentions will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote against the proposal.

     Shares of Bankshares Stock and Pee Dee Bank Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE SPECIAL MEETING. IF NECESSARY, THE PROXY HOLDER MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE SPECIAL MEETING.

     FAILURE EITHER TO RETURN THE PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE AGREEMENT.

     A Bankshares stockholder or a Pee Dee Bank stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Bankshares or Pee Dee Bank, as the case may be, (ii) properly submitting to Bankshares or Pee Dee Bank a duly executed proxy bearing a later date, or
     (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Pee Dee Bankshares, Inc., 110 West Main Street, Timmonsville, South Carolina 29161; Attention: Thomas J. Levine, Secretary of Bankshares and Pee Dee Bank.

     As of the Record Date, (i) directors and executive officers of Bankshares and their affiliates were entitled to vote 41,006 shares, or approximately 73.1%, of the outstanding shares of Bankshares Stock, and
     (ii) Bankshares, its directors, executive officers and their affiliates, were entitled to vote 71,343 shares, or approximately 97.4%, of the outstanding shares of Pee Dee Bank Stock. It is anticipated that the shares of Bankshares and Pee Dee Bank Stock owned by the directors and executive officers of Bankshares, and their affiliates, will be voted in favor of the proposal to approve the Agreement, thereby resulting in the approval of the proposal.

     SOLICITATION OF PROXIES

     Proxies may be solicited by the directors, officers, and employees of Bankshares by mail, in person, or by telephone or telegraph. Such persons will receive no additional compensation for such services. Bankshares may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Bankshares Stock and Pee Dee Bank Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. All expenses associated with the solicitation of proxies, other expenses associated with the Special Meeting, and expenses related to the printing and mailing of this Proxy Statement, will be shared by Centura and Bankshares as provided in the Agreement.
     See "DESCRIPTION OF THE MERGER AND THE BANK MERGER -- Expenses and Fees."

     RECOMMENDATION

     The Boards of Directors of Bankshares and Pee Dee Bank have unanimously approved the Agreement and the Merger and the Bank Merger contemplated thereby, believe that the proposal to approve the Agreement is in the best interests of Bankshares, Pee Dee Bank and their respective stockholders, and unanimously recommend that the Bankshares and Pee Dee Bank stockholders vote FOR approval of the proposal to approve the Agreement. The Bankshares Directors intend to authorize the Pee Dee Bank Stock owned by Bankshares to be voted for approval of the proposal to approve the Agreement. Since Bankshares owns more than 95% of the outstanding shares of Pee Dee Bank Stock entitled to vote, such a vote will result in the approval of the proposal.


     As of the Record Date, (i) directors and executive officers of Bankshares and their affiliates were entitled to vote 41,006 shares, or approximately 73.1%, of the outstanding shares of Bankshares Stock, and
     (ii) Bankshares, its directors, executive officers and their affiliates, were entitled to vote 71,343 shares, or approximately 97.4%, of the outstanding shares of Pee Dee Bank Stock. It is anticipated that the shares of Bankshares and Pee Dee Bank Stock owned by the directors and executive officers of Bankshares, and their affiliates, will be voted in favor of the proposal to approve the Agreement, thereby resulting in the approval of the proposal.

                  DESCRIPTION OF THE MERGER AND THE BANK MERGER

     THE FOLLOWING INFORMATION DESCRIBES CERTAIN ASPECTS OF THE MERGER AND THE BANK MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPENDICES HERETO, INCLUDING THE AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE. ALL STOCKHOLDERS ARE URGED TO READ THE APPENDICES IN THEIR ENTIRETY.

     GENERAL

     The Agreement provides for the acquisition of Bankshares by Centura pursuant to the merger of Bankshares with and into Centura and the acquisition of Pee Dee Bank by Centura Bank pursuant to the merger of Pee Dee Bank with and into Centura Bank. At the Effective Time, each issued and outstanding share of Bankshares Stock will be converted into and exchanged for a number of shares of Centura Stock, determined by (i) dividing $40,000,000 by the Average Share Price, (ii) multiplying the quotient thereof by .95726984 (the percentage of Pee Dee Bank Stock owned by Bankshares), and (iii) dividing the product thereof by 56,133 (the number of outstanding shares of Bankshares Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement.

     At the Effective Time, each issued and outstanding share of Pee Dee Bank Stock, except those owned by Bankshares, will be converted into and exchanged for a number of shares of Centura Stock determined by dividing
     (i) $40,000,000 by the Average Share Price (as defined above), and (ii) dividing the quotient thereof by 63,000 (the number of outstanding shares of Pee Dee Bank Stock); provided, however, that if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the Average Share Price shall be deemed to be $69.32; and provided further, however, that if the

     Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate the Agreement.

     Assuming an Average Share Price of $69.32 (the maximum given that the closing price of Centura Stock on January 16, 1998 was $69.4375), each share of Bankshares Stock would convert to 9.84051 shares of Centura Stock and each share of Pee Dee Bank Stock (except those owned by Bankshares) would convert to 9.15927 shares of Centura Stock.

     No fractional shares of Centura Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Bankshares stockholder or Pee Dee Bank stockholder would be entitled upon consummation of the Merger or the Bank Merger, in an amount equal to such fractional part of a share of Centura Stock multiplied by the Average Share Price, or the amount of $69.32, whichever is less.

     Centura's Board has approved the repurchase in the open market of shares of Centura Stock equal in number to up to 9.9% of the shares of Centura Stock to be issued in the Merger and the Bank Merger. Under rules promulgated by the SEC under the Exchange Act, Centura will not be permitted to purchase shares of Centura Stock in the open market during the period commencing two business days prior to the mailing of this Proxy Statement and ending on the date of the Special Meeting.


     As of the Record Date, there were 56,133 shares of Bankshares Stock issued and outstanding and 63,000 shares of Pee Dee Bank Stock issued and outstanding. Assuming an Average Share Price of $69.32, it is anticipated that upon consummation of the Merger and the Bank Merger, Centura would issue approximately 577,033 shares of Centura Stock. Accordingly, Centura would then have issued and outstanding approximately 26,439,408 shares of Centura Stock based on the number of shares of Centura Stock issued and outstanding on December 31, 1997, and excluding the effect of any shares which may be issued or repurchased by Centura since such time.


     Bankshares and Pee Dee Bank stockholders should be aware that the actual market value of a share of Centura Stock at the Effective Time and at the time certificates for those shares are delivered following surrender and exchange of certificates for shares of Bankshares or Pee Dee Bank Stock may be more or less than the Average Share Price. Bankshares and Pee Dee Bank stockholders are urged to obtain information on the trading value of Centura Stock that is more recent than that provided in this Proxy Statement. See "COMPARATIVE MARKET PRICES OF COMMON STOCK AND DIVIDENDS."

     BACKGROUND OF AND REASONS FOR THE MERGER AND THE BANK MERGER

     BACKGROUND FOR THE MERGER. Since its organization in 1981, Bankshares and, prior to its organization as a holding company, Pee Dee Bank, have operated as a community-oriented "home town" commercial bank serving Timmonsville, South Carolina and surrounding communities. The community-oriented banking philosophy of Bankshares generally has allowed it to compete effectively and profitably with the other banking institutions in its local market. During the last several years, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks. This increased competition has created an increase in public demand for a broader range of consumer services from community banking institutions. Providing such services and products to customers requires significant amounts of technology, in terms of equipment and software. Additionally, since 1991, the federal banking agencies have imposed many additional regulations on banks.


     The increase in competition has been accelerated in the last few years through the consolidation in the banking industry in South Carolina whereby many smaller financial institutions have been acquired by larger state-wide or regional banks.

     Given the rapid increase in technology and the greater size of many of Bankshares' competitors, Bankshares would have to expend significant amounts of capital to invest in the equipment and software necessary to remain competitive.

     Bankshares recognized that remaining an independent institution may not best serve the long-term interests of Bankshares and Pee Dee Bank, their shareholders, customers and employees. In recent years, throughout South Carolina, many community financial institutions have been acquired by state-wide banks. Additionally, the increased competition to provide cost-effective services and products is a challenge to Bankshares, which has fewer resources than many of its competitors in its market area. Further, Bankshares and Pee Dee Bank Stock is rarely traded, and, therefore, Bankshares' and Pee Dee Bank's stockholders have limited or no ability to sell their Bankshares or Pee Dee Bank Stock.

     Given Bankshares' attractive franchise in Timmonsville and its environs, various bank holding companies in the recent past had indicated informal interest in acquiring Bankshares to expand their operations into the Bankshares market. Consequently, Bankshares determined that it would be wise to engage a financial advisor to advise it on strategic alternatives and what type of value the marketplace would place upon Bankshares and Pee Dee Bank if Bankshares chose to be acquired. Bankshares engaged the services of The Carson Medlin Company, Raleigh, North Carolina ("Carson Medlin") to assess Bankshares' strategic alternatives and to inquire of various bank holding companies what potential value each would ascribe to Bankshares and whether such entity was interested in acquiring Bankshares and Pee Dee Bank. Carson Medlin assessed Bankshares' strategic alternatives and, in June 1997, met with the management of Bankshares and Pee Dee Bank to discuss the strategic alternatives available to them, their historical and current operations and future prospects, the then-current market for financial institution equities, and the then-current market conditions and recent activity in mergers of financial institutions. Carson Medlin and management of Bankshares and Pee Dee Bank also discussed the terms that might potentially be available to them in a merger with another financial institution, and the possible terms of an engagement of Carson Medlin by Bankshares and Pee Dee Bank to assist in such a transaction.

     On August 23, 1997, Carson Medlin met with certain major shareholders of Bankshares and Pee Dee Bank to discuss the strategic alternatives available to Bankshares and Pee Dee Bank, the historical and current operations and future prospects for Bankshares and Pee Dee Bank, the then-current market for financial institution equities, the then-current market conditions and recent activity in mergers of financial institutions, certain other financial institutions that might be potential merger partners, the engagement of Carson Medlin by Bankshares and Pee Dee Bank to serve as a financial adviser in a merger transaction, and the process of effecting such a potential transaction.

     On August 27, 1997, Pee Dee Bank entered into an agreement with Carson Medlin to serve as its financial adviser in seeking an affiliation of Bankshares and Pee Dee Bank with another financial institution and to render its opinion that the terms of a resulting transaction, if any, are fair to the shareholders of Bankshares and Pee Dee Bank, from a financial point of view.

     During September 1997, Carson Medlin met with the senior management of Bankshares and Pee Dee Bank for an update on the their historical operations, future prospects, competing financial institutions, and other factors affecting the local banking market. Also during that month, Carson Medlin assisted management of Bankshares and Pee Dee Bank in completing a confidential informational memorandum (the "Confidential Memorandum") which described the operations and historical financial results for Bankshares and Pee Dee Bank as well as procedures by which prospective acquirers could offer to merge with Bankshares and Pee Dee Bank.

     During the first half of October 1997, Carson Medlin contacted eight financial institutions that it considered to be potentially interested and capable of completing a merger with institutions such as Bankshares and Pee Dee Bank. Carson Medlin received initial indications of interest from five of these parties, obtained executed confidentiality agreements on behalf of Bankshares and Pee Dee Bank from each, and delivered the Confidential Memorandum to each of them. During the last week of October 1997, Carson Medlin received on behalf of Bankshares and Pee Dee Bank expressions of interest in acquiring Bankshares and Pee Dee Bank, which included terms for the exchange of stock, from four of these parties, including Centura. Thereafter, management of Bankshares and Pee Dee Bank met with certain of these parties to discuss the possible merger of their respective institutions.

     The Chairman and President of Bankshares and Pee Dee Bank met with officers of Centura and the President of Bankshares and Pee Dee Bank met with officials of another interested party in October and November 1997. The Chairman and President, after considering the terms and values of the proposed transactions, the impact of the proposed transactions on the customers, employees and communities served by Pee Dee Bank as well as their individual willingness to support the proposed transaction as stockholders, determined to proceed in negotiating a definitive agreement with Centura.

     On December 23, 1997, the Board of Directors of Bankshares and Pee Dee Bank, with one member absent, met to consider the Merger and Bank Merger, respectively. At that meeting Carson Medlin presented its preliminary fairness opinion via telephone and counsel to Bankshares and Pee Dee Bank reviewed the terms of the Agreement, the Merger and the Bank Merger. Following a discussion of various matters, the Boards unanimously voted to approve the Merger and the Bank Merger and authorized the Chairman and the President to sign the Agreement. The Agreement was signed as of December 30, 1997.

     BANKSHARES' AND PEE DEE BANK'S REASONS FOR THE MERGER AND THE BANK MERGER. In reaching their determinations that the Merger and the Bank Merger are fair to, and in the best interests of, Bankshares, Pee Dee Bank and their respective stockholders, the Boards consulted with their legal advisors and Carson Medlin, as well as with Bankshares' and Pee Dee Bank's management, and considered a number of factors, including the following:

      (i) Bankshares' and Pee Dee Bank's business, operations, earnings, managerial requirements and resources, prospects and financial condition;

      (ii) Centura's business, operations, earnings and financial condition, on both an historical and a prospective basis, the enhanced opportunities for operating efficiencies that could result from the Mergers, the enhanced opportunities for growth in Pee Dee Bank's market areas that the Mergers would make possible, and the respective contributions the parties would bring to a combined institution;

      (iii) the Boards' belief that Centura will generally retain Pee Dee Bank's employees and continue to make substantial contributions in the communities served by Pee Dee Bank;

      (iv) the terms of the Agreement and Carson Medlin's assessment that, based on historical stock prices and the prevailing market price of the Centura Common Stock during the week immediately preceding December 23, 1997 (the date of the board meetings), the consideration to be received by the stockholders of Bankshares and Pee Dee Bank was fair to the stockholders of Bankshares and Pee Dee Bank from a financial point of view;

      (v) Centura as an ongoing institution and its asset quality, reserve coverage, capital adequacy and profitability;

      (vi) the liquidity of the Centura Common Stock and the large number of unaffiliated shareholders of Centura;

      (vii) alternatives to the Mergers, including the alternatives of remaining independent and growing internally, and remaining independent for a period of time and then selling;

      (viii) possible affiliation partners for Bankshares and Pee Dee Bank (other than Centura), the prospects of such other possible affiliation partners and the likelihood of any such affiliation;

      (ix) the expectation that the Merger will be a tax-free transaction to Bankshares and Pee Dee Bank and their shareholders (see "--Certain Federal Income Tax Consequences");

      (x) the potential for the increase (or decrease) in the market value of the Centura Common Stock in the near future and long-term;

      (xi) the current and prospective economic environment, competitive constraints and regulatory burdens facing financial institutions, including Pee Dee Bank; and

      (xii) the impact of the Mergers on Pee Dee Bank's deposit account holders and the public.

     The Boards of Directors did not assign any specific or relative weight to the foregoing factors in their consideration.

     For a discussion of the ownership of Bankshares and Pee Dee Bank Stock by the Board of Directors and executive officers of Bankshares, see "INFORMATION ABOUT BANKSHARES AND PEE DEE BANK -- Security Ownership of Management."

     BANKSHARES' AND PEE DEE BANK'S BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND THAT BANKSHARES AND PEE DEE BANK STOCKHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT.

     CENTURA'S REASONS FOR THE MERGER AND THE BANK MERGER. Although Centura currently is located throughout North Carolina and, to a limited extent, in Southeast Virginia, it is not located and has no presence in South Carolina. Accordingly, the Merger and the Bank Merger are consistent with Centura's goal to leverage its existing market presence and to expand into markets not previously served by it through acquisitions, which expansion Centura believes will increase shareholder value. In approving the Agreement, the Merger and the Bank Merger, the Centura Board of Directors considered a number of additional factors concerning the benefits of the Merger and the Bank Merger. Without assigning any relative or specific weights to the factors, the Centura Board of Directors considered the following additional material factors:

       (a) the information presented to the directors by the management of Centura concerning the business, operations, earnings, asset quality, and financial condition of Bankshares, including the composition of the earning assets portfolio of Bankshares;

       (b) the financial terms of the Merger and the Bank Merger, including the relationship of the value of the consideration usable in the Merger and the Bank Merger to the market value, tangible book value, and earnings per share of Bankshares Stock and Pee Dee Bank Stock;

       (c) the nonfinancial terms of the Merger and the Bank Merger, including the treatment of the Merger and the Bank Merger as a tax-free exchange of Bankshares Stock and Pee Dee Bank Stock for Centura Stock for federal income tax purposes;

       (d) the likelihood of the Merger and the Bank Merger being approved by applicable regulatory authorities without undue conditions or delay;

       (e) the opportunity for reducing the noninterest expense of the operations of Pee Dee Bank and the ability of the operations of Pee Dee Bank after the Effective Time to contribute to the earnings of Centura through its existing products and services and additional services offered by Centura;

       (f) the attractiveness of the Pee Dee Bank franchise, the market position of Pee Dee Bank in each of the markets in which it operates, and the compatibility of the franchise of Pee Dee Bank with the operations of Centura; and

       (g) the compatibility of the community bank orientation of the operations of Bankshares to that of Centura.

     The Boards of Directors of Centura and Centura Bank determined that the Merger and the Bank Merger were in the best interest of Centura and its stockholders and of Centura Bank and approved the material terms subsequently set forth in the Agreement on December 17, 1997, delegating approval of the terms and conditions of the definitive Agreement to the Executive Committee of each of such Boards. The Agreement in definitive form was authorized and approved by the Executive Committees of Centura and Centura Bank on December 29, 1997.

     OPINION OF FINANCIAL ADVISOR

     GENERAL. The Board of Directors of Pee Dee Bank retained Carson Medlin to serve as its financial advisor with respect to a proposed transaction which would lead to the acquisition of Pee Dee Bank. As part of its engagement, Carson Medlin agreed to render its opinion as to the fairness, from a financial point of view, of the consideration to be received. Carson Medlin is a National Association of Securities Dealers, Inc.-member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities, including mergers and acquisitions. Carson Medlin will be compensated for its services. No limitations were imposed by Pee Dee Bank on Carson Medlin with respect to the investigations made or procedures followed by Carson Medlin in rendering its opinion.

     Based upon and subject to the various considerations set forth therein, Carson Medlin delivered its oral opinion, dated as of December 23, 1997, and its written opinion, dated as of January 8, 1998, in each case to the Boards of Bankshares and Pee Dee Bank, that the terms of the Merger and the Bank Merger are fair, from a financial point of view, to the holders of Bankshares Stock and Pee Dee Bank Stock. The full text of Carson Medlin's written opinion dated January 8, 1998 is attached as Appendix C to this Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications of and limitations on the review undertaken by Carson Medlin in connection therewith. Carson Medlin's opinion is addressed to Bankshares' and Pee Dee Bank's Boards only, and the opinion does not constitute a recommendation to any holder of Bankshares Stock or Pee Dee Bank Stock as to how such shareholder should vote at the Special Meeting with respect to the proposal to approve the Agreement and the Merger and the Bank Merger contemplated thereby or as to any other matter.

     THE SUMMARY OF THE OPINION OF CARSON MEDLIN SET FORTH IN THIS PROXY STATEMENT IS

     QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS APPENDIX C.

     Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of Bankshares, Pee Dee Bank, or Centura, nor was it furnished with any such appraisals. Carson Medlin assumed that the financial forecasts reviewed by it have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of Bankshares, Pee Dee Bank, and Centura, and that such projected financial results will be realized in the amounts and at the times contemplated thereby. Carson Medlin is not expert in the evaluation of loan portfolios, underperforming or nonperforming assets, net charge-offs of such assets or the adequacy of allowances for losses with respect thereto; has not reviewed any individual credit files; and has assumed that the loan loss allowances for each of Pee Dee Bank and Centura are in the aggregate adequate to cover such losses. Carson Medlin assumed that the Merger and the Bank Merger will be recorded as a pooling of interests under generally accepted accounting principles. Carson Medlin's opinion is necessarily based on economic, market, and other conditions as in effect on the date of its analysis, and on information made available to it dated as of various earlier dates.

     In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. The preparation of a financial fairness opinion of this nature involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete view of the analyses and the process underlying Carson Medlin's opinion. In its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Bankshares, Pee Dee Bank, and Centura and which may not be realized in the amounts or at the times anticipated. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. None of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other.

     In connection with rendering its opinion dated the date hereof, Carson Medlin reviewed (i) the Agreement; (ii) the annual reports to stockholders of Bankshares, including audited financial statements, for the four years ended December 31, 1996; (iii) the Uniform Bank Performance Report for Pee Dee Bank as of September 30, 1997; (iv) the Call Report for Pee Dee Bank as of September 30, 1997; (v) the annual reports to stockholders of Centura, including audited financial statements, for the five years ended December 31, 1996; (vi) the Quarterly Report on Form 10-Q of Centura, dated September 30, 1997 (vii) monthly unaudited interim financial statements of Pee Dee Bank through November 30, 1997; (viii) a preliminary copy of this Proxy Statement prepared in connection with the Special Meeting; and (ix) certain other financial and operating information with respect to the business, operations, and prospects of Bankshares, Pee Dee Bank, and Centura.

     Carson Medlin also (i) held discussions with members of the senior managements of Pee Dee Bank and Centura regarding their respective historical and current business operations, financial conditions, and future prospects; (ii) reviewed the historical market prices and trading activity for the Centura Stock and compared them with those of certain publicly traded companies which it deemed to be relevant; (iii) compared the results of operations of Pee Dee Bank and Centura with those of certain publicly traded companies which it deemed to be relevant; (iv) compared the proposed financial terms of the Merger and the Bank Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger and the Bank Merger on Centura; and (vi) conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

     The following is a summary of the principal analyses performed by Carson Medlin in connection with its opinion.

     SUMMARY OF TRANSACTION CONSIDERATION. Carson Medlin reviewed the terms of the proposed transaction, including the aggregate transaction value. Carson Medlin reviewed the implied value of the consideration based upon the $68.75 per share closing price of Centura Stock on January 6, 1998 which showed that the implied value of the proposed transaction was $40 million. Given that Bankshares has immaterial assets, liabilities, revenues, and expenses independent of Pee Dee Bank, and that the total consideration to be received in the Merger and the Bank Merger are to be allocated between Bankshares and Pee Dee Bank stockholders based on the pro rata ownership of Pee Dee Bank, the analyses described below were performed primarily from the perspective of Pee Dee Bank on a stand alone basis.

     Carson Medlin calculated that, as of January 6, 1998, the aggregate transaction value represented 286% of Pee Dee Bank's stated book value at September 30, 1997, and 22.8 times Pee Dee Bank's September 30, 1997 trailing twelve months earnings, a 26.1% premium on Pee Dee Bank's September 30, 1997 core deposits (defined as the aggregate transaction value minus stated book value, as a percentage of core deposits), and 29.9% of the total assets of Pee Dee Bank at September 30, 1997.

     COMPARABLE TRANSACTION ANALYSIS. Carson Medlin reviewed certain information relating to 23 selected southeastern bank and thrift mergers announced between March 1996 and September 1997 in which the acquired institutions had total assets of from $38 million to $1.4 billion (the "Comparable Transactions"). The Comparable Transactions are (acquiree/acquiror):
     Enterprise National Bank/Compass Bancshares, Inc.; Fort Brooke Bancorporation/The Colonial BancGroup, Inc.; Citi-Bancshares, Inc./Huntington Bancshares Incorporated; Bank of Winter Park/Huntington Bancshares Incorporated; Dadeland Bancshares, Inc./The Colonial BancGroup, Inc.; South Florida Banking Corporation/The Colonial BancGroup, Inc.; Rockdale Community Bank/Regions Financial Corporation; First Bankshares/Regions Financial Corporation; SB&T Corporation/Regions Financial Corporation; Bank Corp. of Georgia/Century South Banks, Inc.; Citizens Gwinnett Bankshares, Inc./Premier Bancshares, Inc.; First Community Bank/Centura Banks, Inc.; FirstSouth Bank/Centura Banks, Inc.; Salem Trust Bank/CCB Financial Corporation; Old North State Bank/LSB Bancshares, Inc.; Bank of Mecklenburg/Triangle Bancorp, Inc.; Carolina State Bank/First Charter Corporation; American Federal Bank, FSB/CCB Financial Corporation; Greenville Financial Corporation/Regions Financial Corporation; W.B.T. Holding Co./First Commercial Corporation; Hanover Bank/MainStreet BankGroup, Inc.; First Patriot Bankshares/United Bankshares, Inc.; and George Mason Bankshares, Inc./United Bankshares, Inc. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to the then recently reported annual earnings, stated book values, total assets, and core deposits.

     On the basis of the Comparable Transactions, Carson Medlin calculated a range of purchase prices as a percentage of stated book value for the Comparable Transactions from a low of 195.1% to a high of 369.5%, with a mean of 263.3%. These transactions indicated a range of values for Pee Dee Bank from $27.3 million to $51.7 million, with a mean of $36.8 million. The aggregate consideration implied by the terms of the transaction is $40 million, which is above the average for the Comparable Transactions.

     Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions from a low of 10.6 times to a high of 29.8 times, with a mean of 20.1 times. These transactions indicated a range of values for Pee Dee Bank from $18.6 million to $52.3 million, with a mean of $35.3 million (based on Pee Dee Bank's trailing twelve months earnings of $1,755,000). The aggregate consideration implied by the terms of the transaction is $40 million, or 22.8 times trailing twelve months earnings, which is above the average for the Comparable Transactions.

     Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values from a low of 11.3% to a high of 31.8%, with a mean of 19.7%. The premium on Pee Dee Bank's core deposits implied by the terms of the Agreement is 26.1%, which is above the average for the Comparable Transactions.

     Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 15.7% to a high of 31.8%, with a mean of 22.7%. The aggregate consideration as a percentage of total assets implied by the terms of the Agreement is approximately 29.9%, which is near the high end of the range for the Comparable Transactions.

     INDUSTRY COMPARATIVE ANALYSIS. In connection with rendering its opinion, Carson Medlin compared selected operating results of Pee Dee Bank to those of 49 publicly-traded community commercial banks in Alabama, Florida, Georgia, North Carolina, South Carolina, Virginia and West Virginia (the "SIBR Banks") as contained in the Southeastern Independent Bank Review(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $103 million to $2.4 billion, and in shareholders' equity from approximately $10.9 million to $235 million. Carson Medlin considers this group of financial institutions more comparable to Pee Dee Bank than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, the profitability, capitalization, and asset quality of Pee Dee Bank to those of the SIBR Banks. Carson Medlin noted that for the six months ended June 30, 1997: (i) Pee Dee Bank had a return on average assets (ROA) of 1.38% compared to 1.24% on average for the SIBR Banks; (ii) Pee Dee Bank had a return on average equity (ROE) of 13.3% compared to 12.5% on average for the SIBR Banks; (iii) Pee Dee Bank had common equity to total assets of 10.5% compared to 9.7% on average for the SIBR Banks; and (iv) Pee Dee Bank's nonperforming assets ratio (defined as loans 90 days past due, nonaccrual loans and other real estate to total loans net of unearned income and other real estate) was 0.52% compared to 0.97% on average for the SIBR Banks. Carson Medlin also noted that for the year ended December 31, 1996: (i) Pee Dee Bank's ROA was 1.44% compared to 1.23% on average for the SIBR Banks; (ii) Pee Dee Bank's ROE was 13.3% compared to 12.6% on average for the SIBR Banks; (iii) Pee Dee Bank had common equity to total assets of 10.2% compared to 9.6% on average for the SIBR Banks; and (iv) Pee Dee Bank's nonperforming assets ratio was 1.11% compared to 1.02% on average for the SIBR Banks.

     Carson Medlin also compared selected operating results of Centura to those of 6 other publicly-traded southeastern United States mid-size regional bank holding companies with assets between $4.6 and $29.8 billion (the "Peer Banks"). The Peer Banks include: BB&T Financial Corporation, CCB Financial Corporation, First American Corporation, First Virginia Banks, Inc, National Commerce Bancorporation, and SouthTrust Corporation. Carson Medlin considers this group of southeastern financial institutions comparable to Centura as to financial characteristics, stock price performance and stock trading volume. Carson Medlin compared selected balance sheet data, asset quality, capitalization, and profitability ratios at or for the nine months ended September 30, 1997, and stock market data as of January 7, 1998. This comparison showed, among other things, that (i) Centura's net interest margin was 4.52% compared to a mean of 4.41% and a median of 4.33% for the Peer Banks; (ii) Centura's ROA was 1.23% compared to a mean of 1.35% and a median of 1.36% for the Peer Banks; (iii) Centura's ROE was 15.8% compared to a mean of 16.1% and a median of 16.1% for the Peer Banks; (iv) Centura's stockholders' equity to total assets was 7.68% compared to a mean of 8.50% and a median of 8.04% for the Peer Banks;
     (v) Centura's nonperforming assets to total assets were 0.57% compared to a mean of 0.34% and a median of 0.36% for the Peer Banks; (vi) Centura's loan loss reserve to nonperforming assets was 158% compared to a mean of 275% and a median of 184% for the Peer Banks; and (vii) at January 7, 1998, Centura's market capitalization was $1.7 billion compared to the Peer Banks which ranged from a low of $1.5 billion to a high of $8.2 billion. This comparison indicated that Centura's financial performance is higher than the Peer Banks by some measures and lower than the Peer Banks by some measures.

     No company or transaction used in the preceding Industry Comparative or Comparable Transaction Analyses is identical to Pee Dee Bank, Centura or the contemplated transaction. Accordingly, evaluating the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Pee Dee Bank and Centura and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable industry or transaction data.

     CONTRIBUTION ANALYSIS. Carson Medlin reviewed the relative contributions in terms of various balance sheet items, net income, and market capitalization to be made by Pee Dee Bank and Centura to the combined institution based on
     (i) balance sheet data at September 30, 1997, and (ii) income statement data for the nine months ended September 30, 1997. The income statement and balance sheet components analyzed included total assets, total loans, total deposits, shareholders' equity, and net income. This analysis showed that, while Pee Dee Bank shareholders would own approximately 2.20% of the outstanding shares and 2.09% of aggregate shares and options of the combined institution based on the exchange ratio, Pee Dee Bank is contributing 1.90% of total assets, 1.96% of total loans (net of unearned income), 2.13% of total deposits, 2.57% of shareholders' equity, and 2.26% of annual net income. This analysis indicates that Pee Dee Bank's ownership of Centura, after completion of the transaction, will be higher than Pee Dee Bank's relative contribution for certain balance sheet items and less than Pee Dee Bank's relative contribution for certain balance sheet items. This analysis also indicates that Pee Dee Bank's ownership of Centura, after completion of the transaction, will be lower than Pee Dee Bank's relative contribution for annual net income.

     PRESENT VALUE ANALYSIS. Carson Medlin calculated the present value of Pee Dee Bank Stock assuming that Pee Dee Bank remains an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Pee Dee Bank's future earnings through the year 2002. The analysis assumes that Pee Dee Bank would pay a dividend in 1998 and each year thereafter equal to 30% of projected net income. This analysis further assumes that Pee Dee Bank would be acquired at the end of 2002 at a purchase price of 275% of projected book value. The present value of the annual dividends plus the merger consideration at the end of 2002 was then calculated using discount rates of 13% to 15% per annum. These rates were selected to reflect the rates that investors in securities such as the Common Stock of Pee Dee Bank would likely require in order to be competitive with alternative investments with similar characteristics. On the basis of these assumptions, Carson Medlin calculated that the present value of Pee Dee Bank as an independent bank ranged from $35.8 million to $38.9 million. The aggregate consideration implied by the terms of the Agreement is $40 million, which is above the high end of the range of the calculated present value were Pee Dee Bank to remain independent through 2002. Carson Medlin considered the present value analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     STOCK TRADING HISTORY. Carson Medlin reviewed and analyzed the historical trading prices and volumes for Centura Stock from January 1993 to January 1998. Carson Medlin also compared the price performance of Centura Stock during this period to the Dow Jones Southeastern U.S. Banks Index and the Dow Jones Equity Market Index and evaluated recent trading patterns and price performance of Centura Stock relative to the six Peer Banks.

     This analysis showed that for the five-year period ending January 6, 1998, the total return (annualized) for Centura Stock (all cash distributions and dividends reinvested on the ex-dividend date) was 29.68% compared to 25.77% for the Dow Jones Southeastern U.S. Banks Index and 19.95% for the Dow Jones Equity Market Index. For the twelve-month period ending January 6, 1998, the total return for Centura Stock was 55.19% compared to 37.20% for the Dow Jones Southeastern U.S. Banks Index and 24.58% for the Dow Jones Equity Market Index.

     During the four quarters ending September 30, 1997, the ratio of stock price to trailing 12 months earnings per share for the Peer Banks was: a low of 15.2 times, a high of 20.3 times, and a mean of 17.0 times. For the same periods, Centura's price to earnings ratio ranged from a low of 16.3 times to a high of 21.1 times with a mean of 18.6 times. Centura Stock has traded on average at a higher price to earnings ratio than the Peer Banks.

     During the four quarters ending September 30, 1997, the stock price as a percentage of book value for the Peer Banks was: a low of 225%, a high of 306%, and a mean of 255%. For the same periods, Centura's price to book ratio ranged from a low of 227% to a high of 292% with a mean of 261%. Centura Stock has traded on average at a higher price to book value basis compared to the Peer Banks.

     Carson Medlin reviewed the trading volume of Centura Stock which trades on the New York Stock Exchange. Carson Medlin considers Centura Stock to be liquid and marketable.

     Bankshares Stock and Pee Dee Bank Stock is closely held and does not trade on a regular basis. Carson Medlin did not consider any transactions in Bankshares Stock or Pee Dee Bank Stock in its analysis.

     SHAREHOLDER CLAIMS ANALYSIS. Carson Medlin compared the ownership of all shares of Pee Dee Bank Stock to the ownership of the shares of Centura Stock to be received by Pee Dee Bank stockholders as a result of the Merger and the Bank Merger (as implied by the terms of the transaction) from the perspective of claims on various balance sheet and income statement variables. Carson Medlin found that Pee Dee Bank shareholders would in aggregate have had a claim to approximately $1,795,000 of 1997 earnings after consummation of the transaction versus approximately $1,900,000 without the transaction, and an aggregate of $1,987,000 of projected pro forma 1998 earnings versus a projected $2,300,000 without. Pee Dee Bank shareholders would have had a claim to an aggregate $146,837,000 in September 30, 1997 total assets after the transaction compared to $133,823,000 without the transaction. Pee Dee Bank shareholders would have had a claim to an aggregate $11,793,000 in September 30, 1997 pro forma book value after the transaction compared to $13,990,000 before the transaction. Furthermore, Pee Dee Bank's shareholders would be expected, assuming continuation of Pee Dee Bank's recent dividend rate, to receive aggregate cash dividends of $628,000 after the transaction versus $542,000 prior to the transaction.

     OTHER ANALYSES. Carson Medlin also reviewed selected investment research reports on and earnings estimates for Centura. In addition, Carson Medlin performed a dilution analysis and such other analyses and comparisons that it deemed appropriate.

     The opinion expressed by Carson Medlin was based upon market, economic, and other relevant considerations as they existed and were evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Bankshares, Pee Dee Bank, or Centura could materially affect the assumptions used in preparing the opinion.

     Pee Dee Bank has agreed to pay Carson Medlin 1.25% of the aggregate consideration, plus expenses, for its services rendered in connection with the transaction.

     THE FULL TEXT OF CARSON MEDLIN'S OPINION, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON REVIEW UNDERTAKEN IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT, IS INCORPORATED HEREIN BY REFERENCE, AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. CARSON MEDLIN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO THE STOCKHOLDERS OF BANKSHARES AND PEE DEE BANK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF BANKSHARES OR PEE DEE BANK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE AGREEMENT.

     EFFECTIVE TIME OF THE MERGER AND THE BANK MERGER

     Subject to the conditions to the obligations of the parties to effect the Merger and the Bank Merger, the Effective Time will occur on the date and at the time that the Articles of Merger relating to the Merger and Articles of Bank Merger relating to the Bank Merger become effective with the North Carolina Secretary of State and the South Carolina Secretary of State. Unless otherwise agreed upon by Centura and Bankshares, and subject to the conditions to the obligations of the parties to effect the Merger and the Bank Merger, the Effective Time will occur not later than 30 days after the expiration of all applicable waiting periods required by any regulatory authority required for the Merger and the Bank Merger. However, the Effective Time is expected to occur as soon as possible after the expiration of all applicable waiting periods.

     No assurance can be provided that the necessary stockholder and regulatory approvals can be obtained or that other conditions precedent to the Merger and the Bank Merger can or will be satisfied. Bankshares and Centura anticipate that all conditions to consummation of the Merger and the Bank Merger will be satisfied so that the Merger and Bank Merger can be consummated during the first quarter of 1998. However, delays in the consummation of the Merger and Bank Merger could occur.

     The Board of Directors of either Bankshares or Centura generally may terminate the Agreement if the Merger and Bank Merger are not consummated by June 30, 1998. See " -- Conditions to Consummation of the Merger and the Bank Merger" and " -- Waiver, Amendment, and Termination."

     DISTRIBUTION OF CENTURA STOCK CERTIFICATES

     Promptly after the Effective Time, Centura will cause Registrar and Transfer Company, acting in its capacity as Exchange Agent, to mail a letter of transmittal, together with instructions for the exchange of the Certificates representing shares of Bankshares Stock and Pee Dee Bank Stock for certificates representing shares of Centura Stock, to the former stockholders of Bankshares and Pee Dee Bank.

     BANKSHARES AND PEE DEE BANK STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of certificates for Bankshares Stock and Pee Dee Bank Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of Bankshares Stock and Pee Dee Bank Stock surrendering such items a certificate or certificates representing the number of shares of Centura Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon). After the Effective Time, to the extent permitted by law, Bankshares stockholders and Pee Dee Bank stockholders of record as of the Effective Time will be entitled to vote at any meeting of Centura stockholders the number of whole shares of Centura Stock into which their shares of Bankshares Stock or Pee Dee Bank Stock have been converted, regardless of whether such stockholders have surrendered their Bankshares Stock or Pee Dee Bank Stock certificates. Whenever a dividend or other distribution is declared by Centura on Centura Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Agreement, but no dividend or other distribution payable after the Effective Time with respect to Centura Stock will be paid to the holder of any unsurrendered Bankshares Stock or Pee Dee Bank Stock certificate until the holder duly surrenders such certificate. Upon surrender of such Bankshares Stock or Pee Dee Bank Stock certificate, however, both the Centura Stock certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such certificate.

     After the Effective Time, there will be no transfers of shares of Bankshares Stock or Pee Dee Bank Stock on Bankshares' or Pee Dee Bank's stock transfer books. If Certificates representing shares of Bankshares Stock or Pee Dee Bank Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of Centura Stock and a check for the amount due in lieu of fractional shares and undelivered dividends, if any, deliverable in respect thereof.

     CONDITIONS TO CONSUMMATION OF THE MERGER AND THE BANK MERGER

     Consummation of the Merger and the Bank Merger is subject to various conditions, including (i) receipt of the approval of the Agreement by the stockholders of Bankshares and Pee Dee Bank as required by South Carolina law, (ii) receipt of certain regulatory approvals required for consummation of the Merger and the Bank Merger, (iii) receipt of a favorable opinion of Sinkler & Boyd, P.A. that the transaction will constitute a reorganization under Section 368 of the Internal Revenue Code, and a favorable opinion of Poyner & Spruill, L.L.P. that no gain or loss will be recognized by Centura as a result of the issuance of shares of Centura Stock in connection with the Merger and the Bank Merger, (iv) receipt of approval of the shares of Centura Stock issuable pursuant to the Merger and Bank Merger for listing on the NYSE, subject to official notice of issuance, (v) the Registration Statement being declared effective and receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of Centura Stock issuable pursuant to the Merger and the Bank Merger, (vi) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of Bankshares and Centura as set forth in the Agreement, (vii) the performance of all agreements and the compliance with all covenants of Bankshares and Centura as set forth in the Agreement, (viii) receipt of all consents required for consummation of the Merger and the Bank Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect; (ix) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transaction; (x) receipt of the fairness opinion of Carson Medlin; and (xi) satisfaction of certain other conditions, including the receipt of agreements of affiliates of Bankshares, certain legal opinions and various certificates from the officers of Bankshares and Centura. See " -- Regulatory Approvals" and " -- Waiver, Amendment, and Termination."

     No assurance can be provided as to when or if all of the conditions precedent to the Merger and Bank Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger or Bank Merger is not effected on or before June 30, 1998, the Agreement may be terminated and the Merger and the Bank Merger abandoned by a vote of a majority of the Board of Directors of either Bankshares or Centura. See " -- Waiver, Amendment, and Termination."

     REGULATORY APPROVALS

     The Merger and the Bank Merger may not proceed in the absence of receipt of the requisite regulatory approvals. Applications for the approvals described below have been submitted to the appropriate regulatory agencies. The Merger and the Bank Merger will require the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. In evaluating the Merger and the Bank Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of Centura, Centura Bank and Bankshares and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger and the Bank Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger and Bank Merger may not be consummated until 30 days (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise.

     The Merger and the Bank Merger also are subject to the approval of the Commissioner, the North Carolina State Banking Commission, and the South Carolina Board. In their evaluation, these state agencies will take into account considerations similar to those applied by the Federal Reserve. The approval of the Commissioner and the North Carolina State Banking Commission have been received.

     THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVAL WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVAL. There also can be no assurance that any such approval will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Centura or Bankshares would so materially adversely impact the economic or business benefits of the transactions contemplated by the Agreement that, had such condition or requirement been known, such party would not in its reasonable judgment have entered into the Agreement.

     Bankshares and Centura are not aware of any material governmental approvals or actions that are required for consummation of the Merger and the Bank Merger, except as described above. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

     WAIVER, AMENDMENT, AND TERMINATION

     To the extent permitted by applicable law, Bankshares and Centura, with the approval of their respective Boards of Directors, may amend the Agreement by written agreement at any time before or after approval of the Agreement by the Bankshares and Pee Dee Bank stockholders; provided, however, that after the Special Meeting, no amendment may alter the manner or basis in which shares of Bankshares Stock and Pee Dee Bank Stock will be exchanged for Centura Stock without the requisite approval of the holders of the issued and outstanding shares of Bankshares Stock and Pee Dee Bank Stock entitled to vote thereon. In addition, prior to or at the Effective Time, either Bankshares or Centura, or both, acting through their respective Boards of Directors or chief executive officers or other authorized officers, may waive any default in the performance of any term of the Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement, and may waive any of the conditions precedent to the obligations of such party under the Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless executed by a duly authorized officer of Bankshares or Centura, as the case may be.

     The Agreement may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of Bankshares and Centura; or (ii) by the Board of Directors of Bankshares or Centura (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger or the Bank Merger under the applicable standards set forth in the Agreement, (b) in the event of a breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (c) if the Merger and the Bank Merger are not consummated by June 30, 1998, (d) if (1) any approval of any regulatory authority required for consummation of the Merger and the Bank Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the stockholders of Bankshares and Pee Dee Bank fail to vote their approval of the matters submitted for the approval by such stockholders at the Special Meeting, or
     (e) if any of the conditions precedent to the obligations of such party to consummate the Merger and the Bank Merger have not been satisfied, fulfilled, or waived by the appropriate party by June 30, 1998.

     If the Merger or the Bank Merger are terminated as described above, the Agreement will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses, maintain the confidentiality of certain information obtained, and return all documents obtained from the other party under the Agreement, will survive. In addition, termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. See " -- Expenses and Fees" and " -- Stock Option Agreement."


     DISSENTERS' RIGHTS

     Any stockholder of Bankshares or Pee Dee Bank entitled to vote on the Merger or the Bank Merger has the right to dissent from such merger and receive payment of the fair value of his shares of Bankshares or Pee Dee Bank Stock, as the case may be, upon compliance with Sections 33-13-210 and 33-13-230 of the South Carolina Code. ONLY BANKSHARES STOCKHOLDERS MAY DISSENT WITH RESPECT TO THE MERGER AND ONLY PEE DEE BANK STOCKHOLDERS MAY DISSENT WITH RESPECT TO THE BANK MERGER. A stockholder may not dissent as to less than all of the shares of either Bankshares or Pee Dee Bank that he beneficially owns or over which he has power to direct the vote. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of either Bankshares or Pee Dee Bank of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his behalf must notify either Bankshares or Pee Dee Bank in writing of the names and addresses of the record holders of the shares, if known to him. Any stockholder intending to enforce this right may not vote in favor of the Merger or Bank Merger, as the case may be, and must file a written notice of intent to demand payment for his shares (the "Objection Notice") with the Corporate Secretary of Bankshares or Pee Dee Bank either before the Special Meeting or before the vote is taken at the meeting. The Objection Notice must state that the stockholder intends to demand payment for his shares of common stock if the Merger or Bank Merger, as the case may be, is effected. Although any stockholder who has filed an Objection Notice must not vote in favor of the Merger or the Bank Merger, as the case may be, a vote in favor of the Merger or the Bank Merger, as the case may be, cast by the holder of a proxy appointment solicited by Bankshares or Pee Dee Bank (whether pursuant to the instruction of the stockholder or otherwise) will not disqualify the stockholder from demanding payment for his shares under the South Carolina Code. A vote against approval of the Merger or the Bank Merger, as the case may be, will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 33-13-210 of the South Carolina Code. If the Merger and the Bank Merger are approved by the stockholders at the Special Meetings, each stockholder who has filed an Objection Notice will be notified of such approval within 10 days after the Special Meeting (the "Dissenters' Notice"). The Dissenters' Notice will (i) state where dissenting stockholders must (a) send the Payment Demand (as defined below) and (b) deposit their common stock certificates (the "Certificates"), (ii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to stockholders of the terms of the proposed Merger or Bank Merger, (iii) set a date by which (x) Bankshares or Pee Dee Bank, as the case may be, must receive the Payment Demand, which may not be fewer than 30 or more than 60 days after the date the Dissenters' Notice is delivered and (y) the Certificates must be deposited as instructed in the Dissenters' Notice, which may not be earlier than 20 days after the date the Payment Demand is received by Bankshares or Pee Dee Bank, as the case may be, and (iv) be accompanied by a copy of Sections 33-13-101 through 33-13-310 of the South Carolina Code. Within the time prescribed in the Dissenters' Notice, a stockholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial stockholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares of the common stock of Bankshares or Pee Dee Bank, as the case may be, before December 31, 1997 (the date of the first public announcement of the terms of the Agreement) and deposit his Certificates in accordance with the terms of the Dissenters' Notice. Upon filing the Payment Demand and depositing the Certificates, the stockholder will retain all other rights of a stockholder until these rights are canceled or modified by consummation of the Merger and the Bank Merger. FAILURE TO COMPLY SUBSTANTIALLY WITH THESE PROCEDURES WILL CAUSE THE STOCKHOLDER TO LOSE HIS DISSENTERS' RIGHTS TO PAYMENT FOR THE SHARES. CONSEQUENTLY, ANY STOCKHOLDER WHO DESIRES TO EXERCISE HIS RIGHTS TO PAYMENT FOR HIS SHARES
     IS URGED TO CONSULT HIS LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

     As soon as the Merger or Bank Merger is consummated, or upon receipt of a Payment Demand, Centura shall, pursuant to Section 33-13-250 of the South Carolina Code, pay to each dissenting stockholder who has substantially complied with the requirements of Section 33-13-230 of the South Carolina Code, the amount that Centura estimates to be the fair value of the shares of the common stock of Bankshares or Pee Dee Bank, as the case may be, plus accrued interest. Section 33-13-250 of the South Carolina Code requires that payment to be accompanied by (i) certain of the financial statements of Bankshares or Pee Dee Bank, as the case may be, (ii) a statement of Centura's estimate of fair value of the shares and explanation of how Centura's estimate of fair value and the interest were calculated, (iii) notification of rights to demand additional payment, and (iv) a copy of Sections 33-13-101 through 33-13-310 of the South Carolina Code. As authorized by Section 33-13-270, Centura intends to delay any payments with respect to any shares (the "After-acquired shares") held by a dissenting stockholder which were not held by such stockholder on the date of the first public announcement of the terms of the Merger and Bank Merger, unless the beneficial ownership devolved upon him by operation of law from a person who was the beneficial owner on such date. Where payments are so withheld, Sections 33-13-270(b) and 33-13-280(a) of the South Carolina Code will require Centura, after the Merger or the Bank Merger, to send to the holder of the after-acquired shares an offer to pay the holder an amount equal to Centura's estimate of their fair value plus accrued interest, together with an explanation of the calculation of fair value and interest and a statement of the holder's right to demand additional payment under
     Section 33-13-280 of the South Carolina Code.

     If the Merger or the Bank Merger is not consummated within 60 days after the date set for demanding payment and depositing Certificates, Bankshares or Pee Dee Bank, as the case may be, within the 60 day period, shall return the deposited Certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited Certificates and releasing transfer restrictions, the Merger or the Bank Merger is consummated, Bankshares or Pee Dee Bank, as the case may be, must send a new Dissenters' Notice and repeat the payment demand procedure.

     If the dissenting stockholder believes that the amount paid by Centura pursuant to Section 33-13-250 of the South Carolina Code or offered under
     Section 33-13-270 of the South Carolina Code is less than the fair value of his shares or that the interest due is calculated incorrectly, or if Centura fails to make payment or offer payment (or, if the Merger and the Bank Merger have not been consummated, Bankshares and Pee Dee Bank do not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares), within 60 days after the date set in the Dissenters' Notice, then the dissenting stockholder may within 30 days after Centura made or offered payment for the shares or failed to pay for the shares, notify Centura in writing of his own estimate of the fair value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). FAILURE TO NOTIFY CENTURA IN WRITING OF ANY DEMAND FOR ADDITIONAL PAYMENT WITHIN 30 DAYS AFTER CENTURA MADE PAYMENT FOR SUCH SHARES WILL CONSTITUTE A WAIVER OF THE RIGHT TO DEMAND ADDITIONAL PAYMENT.

     If Centura and the dissenting stockholder cannot agree on a fair price within 60 days after Centura receives such a demand for additional payment, the statute provides that Centura will institute judicial proceedings in the South Carolina Court of Common Pleas in Florence County (the "Court") to fix (i) the fair value of the shares immediately before consummation of the Merger or the Bank Merger, excluding any appreciation or depreciation in anticipation of the Merger or the Bank Merger, unless such exclusion would be inequitable and (ii) the accrued interest. The "fair value" of the common stock of Bankshares or Pee Dee Bank, as the case may be, could be more than, the same as, or less than that produced by the exchange ratio set by the Merger or the Bank Merger. Centura must make all dissenters whose demands for additional payment remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus interest, exceeds the amount paid by Centura. If Centura does not institute such proceeding within such 60 day period, Centura shall pay each dissenting stockholder whose demand remains unsettled the respective amount demanded by each stockholder.

     The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser but excluding fees and expenses of counsel and experts) against Centura, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting stockholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against Centura if the Court finds that Centura did not comply substantially with the relevant requirements of the South Carolina Code or (ii) against either Centura or any dissenting stockholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

     THE FOREGOING IS A SUMMARY OF THE APPLICABLE PROVISIONS OF SECTIONS 33-13-101 THROUGH 33-13-310 OF THE SOUTH CAROLINA CODE. IT IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS APPENDIX B HEREOF. IT IS NOT INTENDED TO GIVE ANY RIGHT OF DISSENT OR PAYMENT TO ANY STOCKHOLDER AND SHOULD NOT BE SO READ. STOCKHOLDERS' RIGHTS OF DISSENT AND PAYMENT ARE LIMITED TO THOSE PROVIDED BY LAW. STOCKHOLDERS HAVE NO RIGHT OF DISSENT WITH RESPECT TO A CORPORATION WHOSE STOCK THEY DO NOT OWN.

     In general, any dissenting stockholder who perfects such holder's right to be paid the "fair value" of such holder's Bankshares or Pee Dee Bank Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See " -- Certain Federal Income Tax Consequences."

     CONDUCT OF BUSINESS PENDING THE MERGER AND THE BANK MERGER

     Pursuant to the Agreement, Bankshares has agreed that, except as otherwise expressly contemplated in the Agreement, Bankshares will (i) preserve and protect its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it; (ii) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted; (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis; (iv) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business; (v) continue to maintain in force insurance and to not modify any bonds or policies of insurance in effect as of the date of the Agreement unless the same, as modified, provides substantially equivalent coverage, and not to cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and (vi) provide to Centura Bankshares' quarterly consolidated balance sheets, statements of income, statements of cash flows and changes in stockholders equity.

     In addition, Bankshares has agreed that, prior to the earlier of the Effective Time or termination of the Agreement, Bankshares will not, except as expressly contemplated or permitted by the Agreement, agree or commit to do, any of the following: (i) amend its Articles of Incorporation or Bylaws; (ii) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities; (iii) issue any options, warrants, calls, puts or other rights of any kind relating to the purchase of its capital stock or any other securities; (iv) declare or pay any dividends or make any other distributions on its shares of capital stock or otherwise to its shareholders, except in accordance with its current cash dividend policy at current dividend levels and declaration and payment dates; (v) except as required by law, enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Bankshares without cost or other liability on no more than 30 days' notice, or adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, stock option, stock purchase, pension, retirement, insurance or similar contract or agreement or plan with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants, or enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group; (vi) except for annual merit increases in the salary of its employees, or other payments made to the employees or directors in connection with existing compensation or benefit plans, and except for bonus payments under Bankshares' bonus plan up to the aggregate amount accrued by Bankshares for such plan prior to the Effective Time, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of Bankshares' directors, officers, employees, or consultants; (vii) make any changes in its accounting methods, practices or procedures; (viii) directly or indirectly acquire or merge with or acquire any branch or all or any significant part of the assets of any other entity, open any new branch or enter into or become bound by any contract in furtherance thereof; (ix) except as may be required by the FDIC, the South Carolina Board or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or the Agreement, change in any material respect the nature of its business or the manner in which it conducts its business, discontinue any material portion or line of its business, or change in any material respect its lending, investment, asset liability management, or other material banking or business policies; (x) encourage, solicit or attempt to negotiate with any entity relating to a merger or other acquisition of Bankshares or a significant part of its assets; (xi) sell or lease (as lessor) or enter into or become bound by any contract or agreement relating to the sale, lease (as lessor) or other disposition of real estate or other property, purchase or lease (as lessee) or enter into or become bound by any contract relating to the purchase, lease (as lessee) or other acquisition of any real property or other property, or sell or dispose of or enter into a contract for the sale or disposal of any other asset of Bankshares; (xii) except in the ordinary course of its business consistent with past practices, incur any debt or assume, guarantee, or endorse or otherwise become responsible or liable for any obligation of any other person or entity; (xiii) mortgage, pledge or subject any of its assets to any lien or any other encumbrance other than in the ordinary course of business consistent with its past practice; (xiv) waive, release or compromise any material rights in its favor except in good faith for fair value; and (xv) enter into or become bound by any contracts or agreements or understandings with respect to charitable contributions, any governmental or regulatory agency or authority, or enter into any contract, agreement, commitment or understanding which would obligate or commit Bankshares to make expenditures for more than $25,000 (other than in the ordinary course of Bankshares' lending operations).

     Nothing in the Agreement precludes Centura from negotiating and concluding a transaction with respect to a merger or other form of business combination with another corporation or entity.

     STOCK OPTION AGREEMENT

     Simultaneously with the execution of the Agreement, Centura and Bankshares also entered into a Stock Option Agreement pursuant to which Bankshares granted Centura the Bankshares Option, pursuant to which Centura is entitled to purchase up to 11,170 shares, subject to certain adjustments, of Bankshares Stock at a price, subject to certain adjustments, equal to the book value of the Bankshares Stock on December 30, 1997. The adjustments to the number of shares subject to the Bankshares Option generally are intended to ensure that the shares subject to the Bankshares Option will equal approximately 19.9% of the shares of Bankshares Stock outstanding at the time of execution of the Bankshares Option, before giving effect to any issuance of Bankshares Stock pursuant to the exercise of the Bankshares Option. The Bankshares Option also grants Centura the right, under certain circumstances, to require that Bankshares repurchase the Bankshares Option from Centura at a price determined in accordance with the terms of the Bankshares Option. The Bankshares Option is intended to increase the likelihood that the Merger and the Bank Merger will be effected by making it more difficult and more expensive for a third party to acquire control of Bankshares, which would frustrate the determination by the Board of Directors of Bankshares that the best interests of Bankshares' and Pee Dee Bank's stockholders would be served by a business combination with Centura. The Bankshares Option will expire upon the earlier of the closing date of the transactions contemplated by the Agreement or upon the termination of the Agreement in accordance with the provisions of the Agreement.

     As of the date of this Proxy Statement, Centura has not exercised the Bankshares Option. The right of Centura to exercise the Bankshares Option is subject to receipt of the prior approval of the Federal Reserve. Without such approval, Centura is not permitted to acquire more than five percent of the outstanding Bankshares Stock.

     MANAGEMENT AND OPERATIONS AFTER THE MERGER AND THE BANK MERGER

     Consummation of the Merger and the Bank Merger will not alter the present management team or Board of Directors of Centura. Information concerning the management of Centura is included in Centura's Proxy Statement for the 1997 Annual Meeting of Shareholders filed with the SEC, which is incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE. " For additional information regarding the interests of certain persons in the Merger and the Bank Merger, see "DESCRIPTION OF THE MERGER AND THE BANK MERGER" -- Interests of Certain Persons in the Merger and the Bank Merger."

     Centura and Centura Bank will be the surviving corporations resulting from the Merger and the Bank Merger, and each shall continue to be governed by the laws of the State of North Carolina and operate in accordance with its Articles of Incorporation and Bylaws as in effect on the date of the Agreement until otherwise amended or repealed after the Effective Time. Centura Bank, as a North Carolina bank operating in the State of South Carolina, however, will be subject to the laws and regulations of South Carolina applicable to out-of-state banks operating in the State of South Carolina. Bankshares and Pee Dee Bank will cease to be separate entities.

     INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE BANK MERGER

     GENERAL. Certain members of Bankshares' management and of the Bankshares Board of Directors have interests in the Merger and the Bank Merger that are in addition to any interests they may have as stockholders of Bankshares generally. These interests include, among other things, an executive employment agreement between Centura and the President of Bankshares and certain severance and other employee benefits, as described below.

     EXECUTIVE EMPLOYMENT AGREEMENT. In connection with the Merger and the Bank Merger, upon closing, Centura will enter into an Executive Employment Agreement (the "Employment Agreement") with R. B. Scarborough, President of Bankshares and Pee Dee Bank, pursuant to which Mr. Scarborough will serve as a Senior Market Manager for Centura Bank. The Employment Agreement is for a term of three years and provides for an annual salary of $125,000.00. In addition to annual salary, Mr. Scarborough will be eligible for bonus compensation in accordance with Centura's executive bonus plan and be entitled to participate in all employee benefit programs, including health and insurance benefits, available to officers and employees of Centura in comparable positions. Pursuant to the Employment Agreement, Mr. Scarborough has agreed not to compete with Centura in the commercial banking business in the State of South Carolina during the term of the Employment Agreement and for a period of two years following its termination.

     MATTERS RELATING TO BANKSHARES SEVERANCE AND OTHER EMPLOYEE BENEFIT PLANS. The Agreement provides that, after the Effective Time, Centura will provide generally to officers and employees of Bankshares who, at or after the Effective Time, become officers or employees of Centura Bank, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Centura Stock) on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the Centura companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of Bankshares prior to the Effective Time shall be treated as service with a Centura company participating in such employee benefit plans. In addition, any employee of Bankshares (other than those serving pursuant to employment contracts) who, following the Merger and at Centura's discretion, is terminated by Centura for reasons other than the employee's misconduct within two years following the Effective Time will be eligible for salary continuation as a result of such termination. Salary continuation will consist of an amount equal to two week's salary for each 12 months of active service with Bankshares prior to the Merger. In addition, Centura shall make a lump sum payment to certain employees terminated within two years after the Effective Date in accordance with the terms and conditions of a severance plan to be created by Centura in consultation with R. B. Scarborough, President of Bankshares, or his designee. Pursuant to the Plan, Mr. Scarborough, or his designee, shall determine the employees eligible to receive lump sum severance payments and the amounts of such payments. The aggregate amount of all such severance payments under the aforementioned plan may not exceed $250,000.


     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE BANK MERGER, INCLUDING CERTAIN CONSEQUENCES TO HOLDERS OF THE SHARES OF BANKSHARES STOCK AND PEE DEE BANK STOCK WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES AND WHO HOLD THEIR SHARES AS CAPITAL ASSETS. IT DOES NOT DISCUSS ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO BANKSHARES AND PEE DEE BANK SHAREHOLDERS SUBJECT TO SPECIAL FEDERAL INCOME TAX TREATMENT (SUCH AS INSURANCE COMPANIES, DEALERS IN SECURITIES, CERTAIN RETIREMENT PLANS, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS OR FOREIGN PERSONS), OR TO BANKSHARES STOCK AND PEE DEE BANK SHAREHOLDERS WHO ACQUIRED THEIR SHARES OF BANKSHARES STOCK OR PEE DEE BANK STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE AS COMPENSATION. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER AND THE BANK MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS. THE SUMMARY DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER AND THE BANK MERGER, IF ANY.

     Pursuant to the terms of the Agreement, the parties to the Agreement will receive the opinion of Sinkler & Boyd, P.A., (as to the tax consequences to Bankshares and Pee Dee Bank and their stockholders) and Poyner & Spruill, L.L.P., (as to the tax consequences to Centura) dated as of the Effective Time, to the effect that based upon the Code and regulations thereunder and rulings issued by the IRS in transactions similar to those contemplated by the Agreement and assuming the Merger and the Bank Merger occur in accordance with the Agreement and conditioned on the accuracy of certain representations made by Bankshares, Pee Dee Bank, Centura and Centura Bank, for federal income tax purposes:

         1. The Merger and the Bank Merger will qualify as reorganizations under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code provided that substantially all of the assets of Bankshares and Pee Dee Bank are acquired in the Merger and the Bank Merger.

         2. No gain or loss will be recognized either to Centura, Bankshares or Pee Dee Bank as a result of the Merger and the Bank Merger.

         3. No gain or loss will be recognized to the stockholders of Bankshares or Pee Dee Bank upon their receipt of shares of Centura Stock in the Merger and the Bank Merger (disregarding for this purpose any cash received for whole or fractional shares or otherwise in connection with the Merger and the Bank Merger).

         4. The tax basis of the Centura Stock so received by Bankshares and Pee Dee Bank stockholders in connection with the Merger and the Bank Merger will be the same as the basis in the Bankshares Stock and Pee Dee Bank Stock surrendered in exchange for such Centura Stock as set forth above.

         5. The holding period of the Centura Stock received by a Bankshares and Pee Dee Bank stockholder will include the holding period of the shares of Bankshares Stock and Pee Dee Bank Stock surrendered therefor provided that the shares of Bankshares Stock and Pee Dee Bank Stock are capital assets in the hand of the stockholder at the time of the Merger and the Bank Merger.

     CASH RECEIVED BY HOLDERS OF BANKSHARES STOCK AND PEE DEE BANK STOCK WHO DISSENT. A stockholder of Bankshares or Pee Dee Bank who perfects his dissenter's rights under South Carolina law and who receives payment of the value of his shares of Bankshares Stock and Pee Dee Bank Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318 of the Code. In general, if the shares of Bankshares Stock and Pee Dee Bank Stock are held by the holder as a capital asset at the Effective Time, such holder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. Each holder of Bankshares Stock and Pee Dee Bank Stock who contemplates exercising his dissenter's rights should consult with his own tax advisor as to the possibility that any payment to him will be treated as dividend income.

     FRACTIONAL SHARE INTERESTS. A Bankshares or Pee Dee Bank stockholder who receives cash in lieu of a fractional share interest in Centura Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's federal income tax basis in the Bankshares Stock and Pee Dee Bank Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the Centura Stock received, determined as set forth above, is longer than one year.

     THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY STOCKHOLDER. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE BANK MERGER IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX LAWS.

     ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for as a pooling-of-interests. In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Bankshares Stock must be exchanged for Centura Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling-of-interests, some of which criteria cannot be satisfied until after the Effective Time. In addition, it is a condition to closing that Bankshares receive assurance from J. W. Hunt and Company, LLP, and that Centura receive assurance from KPMG Peat Marwick LLP, in form and content satisfactory to Bankshares and Centura, respectively, in each case to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     For information concerning certain conditions to be imposed on the exchange of Bankshares Stock and Pee Dee Bank Stock for Centura Stock in the Merger and the Bank Merger by affiliates of Bankshares and certain restrictions to be imposed on the transferability of the Centura Stock received by those affiliates in the Merger and the Bank Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see " -- Resales of Centura Stock."

     EXPENSES AND FEES

     The Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     RESALES OF CENTURA STOCK

     The issuance of Centura Stock to stockholders of Bankshares and Pee Dee Bank in connection with the Merger and the Bank Merger will be registered under the Securities Act. All shares of Centura Stock received by holders of Bankshares Stock and Pee Dee Bank Stock and all shares of Centura Stock issued and outstanding immediately prior to the Effective Time, upon consummation of the Merger and the Bank Merger, will be freely transferable by those stockholders of Bankshares and Pee Dee Bank not deemed to be "Affiliates" of Bankshares or Centura. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Bankshares or Centura at the time of the Special Meeting (generally, executive officers and directors).

     Rules 144 and 145 promulgated under the Securities Act restrict the sale of Centura Stock received in the Merger and the Bank Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, Affiliates of Bankshares or Centura may resell publicly the Centura Stock received by them in the Merger and the Bank Merger within certain limitations as to the amount of Centura Stock sold in any three-month period and as to the manner of sale. After the one-year period, such Affiliates of Bankshares who are not affiliates of Centura may resell their shares without restriction. The ability of Affiliates of Bankshares or Centura to resell shares of Centura Stock received in the Merger or the Bank Merger under Rule 144 or 145 as summarized herein generally will be subject to Centura's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell Centura Stock received in the Merger or the Bank Merger. Affiliates also would be permitted to resell Centura Stock received in the Merger or the Bank Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement does not cover any resales of Centura Stock received by persons who may be deemed to be Affiliates of Bankshares or Centura.

     Bankshares has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Bankshares to execute and deliver to Centura prior to the Effective Time, an agreement providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any Centura Stock obtained as a result of the Merger or the Bank Merger
     (i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder, and (ii) in any case, until after results covering 30 days of post-merger operations of Centura have been published. Certificates representing shares of Bankshares Stock and Pee Dee Bank Stock surrendered for exchange by any person who is an Affiliate of Bankshares for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of Centura Stock until Centura has received such a written agreement from such person. The stock certificates representing Centura Stock issued to Affiliates in the Merger and the Bank Merger will bear a legend summarizing the foregoing restrictions. See " --Conditions to Consummation of the Merger and the Bank Merger."

       EFFECT OF THE MERGER AND THE BANK MERGER ON RIGHTS OF STOCKHOLDERS

     As a result of the Merger and the Bank Merger, holders of Bankshares Stock and Pee Dee Bank Stock (except Bankshares) will be exchanging their shares of such stock for shares of Centura Stock. Centura is a North Carolina corporation governed by the NCBCA and Centura's Articles of Incorporation and Bylaws. Certain significant differences exist between the rights of stockholders of Bankshares and Pee Dee Bank and those of Centura stockholders. The differences deemed material by Bankshares and Centura are summarized below. In particular, Centura's Articles and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of Centura unless the potential acquirer has obtained the approval of Centura's Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the NCBCA as well as to Centura's Articles and Bylaws and the Articles of Incorporation and Bylaws of Bankshares and Pee Dee Bank.

     ANTI-TAKEOVER PROVISIONS GENERALLY

     The provisions of Centura's Articles and Bylaws described below under the headings " -- Authorized Capital Stock," " -- Amendment of Articles of Incorporation and Bylaws," " -- Classified Board of Directors and Absence of Cumulative Voting," " -- Removal of Directors," " -- Limitations on Director Liability," " -- Special Meeting of Stockholders," " -- Actions by Stockholders Without a Meeting," " -- Stockholder Nominations and Proposals," " -- Fair Price Provisions" and " -- Business Combinations" are referred to herein as the "Protective Provisions." In general, the Protective Provisions make it more likely that Centura's Board of Directors will play a central role if any group or person attempts to acquire control of Centura, so that the Centura Board of Directors can further the interests of Centura and its stockholders as appropriate under the circumstances. For example, if the Board determines that a sale of control of Centura is in the best interests of Centura and its shareholders, the Protective Provisions enhance the Board's ability to maximize the value to be received by the stockholders upon such a sale.

     Although Centura's management believes the Protective Provisions are beneficial to Centura's stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, Centura's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, Centura may be able to avoid those expenditures of time and money.

     The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of Centura Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of Centura Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Centura through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for Centura's stockholders to replace the Board of Directors or management, even if a majority of the stockholders believe such replacement is in the best interests of Centura. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management of Centura.

     AUTHORIZED CAPITAL STOCK

     CENTURA. Centura's Articles authorize issuance of up to (i) 50,000,000 shares of Centura Stock, of which 25,862,375 shares were issued and outstanding as of December 31, 1997, and (ii) 25,000,000 of no par value preferred stock ("Centura Preferred Stock"), of which no shares are issued. Centura's Board of Directors may authorize the issuance of additional shares of Centura Stock without further action by Centura's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which Centura's capital stock may be listed. Centura's stockholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Centura Stock or any option or warrant for the purchase thereof.

     Similarly, Centura's Board of Directors may issue, without any further action by the stockholders, shares of Centura Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights as the Board of Directors may specify. In establishing and issuing shares of Centura Preferred Stock, Centura's Board of Directors may designate that Centura Preferred Stock will have voting rights in excess of one vote per share or will vote as a separate class on any or all matters, thus diluting the voting power of the Centura Stock. The Board of Directors also may designate that Centura Preferred Stock will have dividend rights that are cumulative and that receive preferential treatment compared to Centura Stock, and that Centura Preferred Stock will have liquidation rights with priority over Centura Stock in the event of Centura's liquidation. Subject to the rights of stockholders who perfect dissenters' rights of appraisal and the payment of cash in lieu of fractional shares, Centura will issue an estimated 577,033 shares of Centura Stock in connection with the Merger and the Bank Merger. Based on the number of shares of Centura Stock outstanding on December 31, 1997, it is anticipated that, following the consummation of the Merger and the Bank Merger, a total of approximately 26,439,408 shares of Centura
     Stock will be outstanding, excluding the effect of any shares which may be issued or repurchased by Centura after December 31, 1997.

     The authority to issue additional shares of Centura Stock provides Centura with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of Centura Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Centura. In addition, the sale of a substantial number of shares of Centura Stock to persons who have an understanding with Centura concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Centura Stock (or the right to receive Centura Stock) to Centura stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Centura.

     BANKSHARES AND PEE DEE BANK. Bankshares' Articles of Incorporation authorize the issuance of up to 100,000 shares of Bankshares Stock, of which 56,133 shares were issued and outstanding as of December 31, 1997. Pee Dee Bank's Articles of Incorporation authorize the issuance of up to 65,000 shares of Pee Dee Bank Stock, of which 63,000 shares were issued and outstanding as of December 31, 1997. The Boards of Directors of each of Bankshares and Pee Dee Bank may authorize the issuance of additional authorized shares of the common stock of those corporations without further action by the stockholders of the corporation issuing the stock. The stockholders of both Bankshares and Pee Dee Bank have the preemptive right to purchase or subscribe to any unissued authorized shares of the stock of their respective corporations or any option or warrant for the purchase thereof; however, no preemptive right exists with respect to stock which is issued as compensation or is sold otherwise than for money.


     The authority to issue additional shares of common stock provides both Bankshares and Pee Dee Bank the flexibility necessary to meet their respective future capital needs without delay resulting from seeking shareholder approval. The authorized but unissued shares of each of Bankshares and Pee Dee Bank are issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefits, compensation plans, acquisitions and public or private sales for cash as a means of raising capital.

     AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     CENTURA. The Articles of Incorporation of Centura provide that amendments thereto may be adopted only upon receiving the affirmative vote of the holders of at least two-thirds of all the shares of capital stock of Centura issued and outstanding and entitled to vote thereon. However, if such amendment has received the prior approval by an affirmative vote of a majority of "Disinterested Directors," as defined therein, then the affirmative vote of the holders of at least a majority of all the shares of capital stock of Centura issued and outstanding and entitled to vote, or such greater percentage approval as is required by North Carolina law, is sufficient to amend the Articles. A "Disinterested Director" is defined in the Articles as any member of the Board of Directors who is unaffiliated with, and not a nominee of, a Control Person, as defined therein, and who was a member of the Board of Directors prior to the time a Control Person became such, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, a Control Person who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors. A "Control Person" is defined in the Articles as any corporation, person, group, or other entity, which together with its affiliates, prior to a Business Combination (as defined herein) beneficially owns 10% or more of the shares of any class of equity or convertible securities of Centura, and any affiliate of any such corporation, person, group, or other entity.

     Subject to certain restrictions set forth below, either the Board of Directors or the stockholders of Centura may amend Centura's Bylaws. The Board of Directors may amend the Bylaws and adopt new bylaws except that:
     (i) a bylaw adopted or amended by the stockholders may not be readopted, amended, or repealed by the Board of Directors if neither the Articles nor a bylaw adopted by the stockholders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw; (ii) a bylaw that fixes a greater quorum or voting requirement for the Board of Directors may not be adopted by the Board of Directors by a vote of less than a majority of the directors then in office and may not itself be amended by a quorum or vote of directors less than the quorum or vote therein prescribed by a bylaw adopted or amended by the stockholders; and (iii) if a bylaw fixing a greater quorum or voting requirement for the Board of Directors is originally adopted by the stockholders, it may be amended or repealed only by the stockholders, unless the Bylaws permit amendment or repeal by the Board of Directors. The stockholders of Centura generally may adopt, amend, or repeal the Bylaws upon the affirmative vote of two-thirds of the stockholders entitled to vote thereon.

     BANKSHARES AND PEE DEE BANK. The Articles of Incorporation of Bankshares and of Pee Dee Bank do not set forth any particular requirements for adopting amendments to the Articles of Incorporation. Nevertheless, the South Carolina Code requires that an amendment to the Articles of Incorporation of either corporation have the affirmative approval of at least two-thirds of the outstanding shares of that corporation.

     For each of Bankshares and Pee Dee Bank, either the Board of Directors or the stockholders of the corporation may amend the corporation's bylaws. The stockholders of each corporation may adopt, amend or repeal bylaws upon the affirmative vote of a majority of the stockholders entitled to vote thereon.

     CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

     CENTURA. The Articles of Centura provide that Centura's Board of Directors shall consist of not less than 15 nor more than 30 directors divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of Centura's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for Centura's stockholders to change a majority of the members of the Board. The purpose of dividing Centura's Board of Directors into classes is to facilitate continuity and stability of leadership of Centura by ensuring that experienced personnel familiar with Centura will be represented on Centura's Board at all times, and to permit Centura's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of the Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

     Pursuant to the Bylaws, each stockholder generally is entitled to one vote for each share of Centura Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to cumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of Centura Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining Centura Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of Centura Stock to obtain representation on Centura's Board of Directors.

     BANKSHARES AND PEE DEE BANK. The directors of each of Bankshares and Pee Dee Bank are elected annually to serve terms of one year or until their successors are elected and qualify. The Bylaws of Pee Dee Bank require that each director own at least 1% of the capital stock of Pee Dee Bank. Stockholders of Bankshares and Pee Dee Bank are entitled to cumulate their votes for the election of directors.

     REMOVAL OF DIRECTORS

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

     CENTURA. Centura's Articles of Incorporation provide that (i) a director may be removed by the stockholders at any time with cause, and without cause upon the affirmative vote of the holders of two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors, and (ii) vacancies on the Board of Directors may be filled only by the Board of Directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impeding efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in Centura Stock. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

     BANKSHARES AND PEE DEE BANK. The directors of Bankshares and Pee Dee Bank may be removed by the stockholders with or without cause by majority vote of the stockholders voting on the matter at a meeting of stockholders called for the purpose of removing the directors at which a quorum is present. However, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

     LIMITATIONS ON DIRECTOR LIABILITY

     CENTURA. Centura's Articles of Incorporation provide for the elimination of the personal liability of each director arising out of an action by Centura or otherwise for monetary damages for breach of his duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Centura, (ii) any liability under
     Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit.

     Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of his duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefitted Centura and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws. Similarly, the federal banking laws may not allow directors of banks and bank holding companies to avoid liability for violations of federal banking law or to receive indemnification for such violations.

     BANKSHARES AND PEE DEE BANK. With respect to both Bankshares and Pee Dee Bank, under the South Carolina Code, a director is not liable for any action taken as a director or any failure to take any action if the director performed the duties of his office: (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he reasonably believes to be in the best interest of the corporation and its shareholders.

     INDEMNIFICATION

     CENTURA. Under the NCBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he is or was a director, against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     In addition and separate and apart from the indemnification rights discussed above, the NCBCA further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

     Centura's Bylaws provide for the mandatory indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Centura, or, at the request of Centura, is or was serving as a director, officer, agent, partner, trustee, administrator, or employee of another entity in the event such person is made or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of Centura, seeking to hold such person liable by reason of the fact that such person is or was acting in such capacity. The indemnification provision in the Centura Bylaws covers reasonable expenses, including without limitation, all attorneys' fees actually and necessarily incurred by such person in connection with any such action, suit or proceeding, all reasonable payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such person may have become liable in such action, suit, or proceeding, and all reasonable expenses incurred in enforcing the indemnification rights. Furthermore, Centura may advance to such person his reasonable expenses incurred in connection with any such action, suit, or proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any Bylaw upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by Centura against such expenses.

     Centura's Bylaws further provide that Centura may, but is not required to, indemnify any agent, employee, or other person as the Board of Directors deems appropriate. The Centura Board of Directors must take all such action as may be necessary and appropriate to authorize Centura to pay the indemnification required by the indemnification provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity to such claimant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Centura pursuant to the foregoing provisions, Centura has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     BANKSHARES AND PEE DEE BANK. With respect to both Bankshares and Pee Dee Bank, the South Carolina Code provides for indemnification of directors which is the same as is described in the first paragraph under the heading "Indemnification --Centura" above. No other indemnification is provided for in either the Articles of Incorporation or Bylaws of Bankshares or Pee Dee Bank.


     SPECIAL MEETING OF STOCKHOLDERS

     CENTURA. Centura's Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board, or the President. Holders of Centura Stock do not have the right to call a special meeting or to require that Centura's Board of Directors call such a meeting. As a result, this provision, taken together with the restriction on the removal of directors, would prevent a substantial stockholder from compelling stockholder consideration of any proposal (such as a proposal for a Business Combination) over the opposition of Centura's Board of Directors by calling a special meeting of stockholders at which such stockholder could replace the entire Board of Directors with nominees who were in favor of such proposal.

     BANKSHARES AND PEE DEE BANK. The South Carolina Code permits a special meeting of stockholders of either Bankshares or Pee Dee Bank to be called by stockholders holding 10% or more of the outstanding shares of the corporation.

     CONSTITUENCY AND STOCKHOLDER PROVISIONS

     CENTURA. Centura's Articles of Incorporation expressly authorize the Board of Directors of Centura, any committee of the Board of Directors, or any individual director, in determining what is in the best interest of Centura and its stockholders, to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter to be considered on Centura and its subsidiaries, their employees, depositors, customers, creditors, and the communities in which Centura and its subsidiaries operate or are located. When evaluating a Business Combination or a proposal by another person to make a Business Combination or a tender offer or any other proposal relating to a potential change in control of Centura, the Board of Directors may consider such matters as the business and financial condition and earnings prospects of the acquiring person, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person, and the possible effect of such conditions upon Centura and its subsidiaries and the communities in which Centura and its subsidiaries operate or are located, the competence, experience, and integrity of the acquiring person and its management, and the prospects for successful conclusion of the Business Combination, offer, or proposal. The consideration of any of the above factors is completely discretionary with the Centura Board of Directors and does not give any constituency other than stockholders the right to be so considered.

     The constituency provision of the Articles of Incorporation of Centura may discourage or make more difficult certain acquisition proposals or Business Combinations and, therefore, may adversely affect the ability of stockholders to benefit from certain transactions opposed by the Centura Board of Directors. The constituency provision would allow the Centura Board of Directors to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effects in determining whether to accept or reject such proposal.

     BANKSHARES AND PEE DEE BANK. Neither Bankshares nor Pee Dee Bank have similar provisions in their Articles of Incorporation.

     ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

     CENTURA. The Bylaws of Centura provide that any action required or permitted to be taken by Centura stockholders at a duly called meeting of stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.

     BANKSHARES AND PEE DEE BANK. The South Carolina Code provides that any action required or permitted to be taken by the stockholders of either Bankshares or Pee Dee Bank at a duly called meeting of stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.


     STOCKHOLDER NOMINATIONS AND PROPOSALS

     CENTURA. Centura's Articles and Bylaws provide that no stockholder may nominate individuals for election to the Board of Directors.

     BANKSHARES AND PEE DEE BANK. The stockholders of each of Bankshares and Pee Dee Bank may nominate individuals for election to the Board of Directors of the respective corporations.

     FAIR PRICE PROVISIONS

     CENTURA. The fair price provision of Centura's Articles of Incorporation applies to Business Combinations that have not received the approval of two-thirds of the full Board of Directors and is available only to stockholders who vote against such Business Combinations and who elect to sell their shares to Centura for cash at the fair price of such shares. The fair price provision requires that the consideration for such shares be paid in cash by Centura and that the price per share be at least equal to the highest of the following:

       (a) the highest price per share paid for Centura Stock during the four years immediately preceding the Business Combination vote by any stockholder who beneficially owned 5.0% or more of Centura Stock and who votes in favor of the Business Combination;

       (b) the cash value of the highest price per share previously offered pursuant to a tender offer to the stockholders of Centura within the four years immediately preceding the Business Combination vote;

       (c) the aggregate earnings per share of Centura Stock during the four fiscal quarters immediately preceding the Business Combination vote multiplied by the highest price/earnings ratio of Centura Stock at any time during the four fiscal quarters or up to the date the Business Combination vote occurs;

       (d) the highest price per share, including commissions and fees, paid by a Control Person in acquiring any of its holdings of Centura Stock; or

       (e) the fair value per share of Centura Stock as determined by an investment banking or appraisal firm chosen by a majority of the members of the Board of Directors voting against the Business Combination, such fair value not taking into consideration the fact that the shares are held by a majority of the Centura stockholders.

     The fair price provision is designed primarily to discourage attempts to acquire Centura in transactions utilizing two-tier pricing tactics, but the provision may affect and potentially discourage other transactions that are not two-tier structured. Transactions utilizing two-tier pricing tactics typically involve the accumulation of a substantial block of a target corporation's stock followed by a merger or other reorganization of the acquired corporation on terms determined by the purchaser. In such two-tiered takeover attempts, the purchaser generally pays cash to acquire a controlling interest in a corporation and acquires the remaining interest by paying the remaining stockholders a price lower than that paid to acquire the controlling interest. The Centura Board of Directors believes that the fair price provision may prevent some of the potential inequities of two-tiered takeover attempts by encouraging persons interested in acquiring Centura to negotiate in advance with the Board of Directors since, if two-thirds of the full Board of Directors approves certain Business Combinations, the fair price provision would be avoided. The Board of Directors believes that the interests of the stockholders of Centura would be best served by such negotiation based on careful consideration of all relevant factors. Despite this belief, however, some stockholders may find the fair price provision disadvantageous to the extent it discourages changes in control in which stockholders might receive, for at least some of their shares, a substantial premium above the market price paid to stockholders who vote against the Business Combination and then elect to sell their shares to Centura for cash. Furthermore, the provision may encourage stockholders to vote against a Business Combination, which has been approved by a majority of a quorum but less than two-thirds of the full Board of Directors. In addition, assets of Centura could be used to reacquire shares, possibly at a substantial premium, from stockholders who voted against the transaction, which may be to the detriment of stockholders who voted for the transaction. Finally, if the fair price provision has the effect of giving management more bargaining power in negotiation with a potential acquirer, it could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also more favorable terms for management.

     BANKSHARES AND PEE DEE BANK. There are no similar provisions which apply to either Bankshares or Pee Dee Bank.

     BUSINESS COMBINATIONS

     CENTURA. The Articles of Incorporation of Centura provide that, unless more restrictively required by applicable law, any Business Combination, as defined therein, must be approved by a majority of a quorum of the Board of Directors and must receive one of the following levels of stockholder approval: (i) at a special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least a majority of the shares of Centura Stock issued and outstanding and entitled to vote thereon, provided that such Business Combination has received the prior approval by a resolution adopted by an affirmative vote of at least two-thirds of the full Board of Directors before such Business Combination is submitted for approval to the stockholders; or (ii) at a special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least two-thirds of the shares of Centura Stock issued and outstanding and entitled to vote thereon provided that such Business Combination has received the prior approval by a resolution adopted by an affirmative vote of at least a majority of a quorum of the Board of Directors (but less than two-thirds of the Board of Directors). In addition, if the Business Combination is approved by an affirmative vote of at least two-thirds of the stockholders entitled to vote and by a majority of a quorum of the Board of Directors but less than two-thirds of the full Board of Directors, the Business Combination must grant to stockholders not voting to approve the Business Combination certain fair price rights.

     The Articles of Incorporation of Centura define a "Business Combination" as
     (i) any merger or consolidation of Centura into any other corporation, person, group, or other entity where Centura is not the surviving or resulting entity; (ii) any merger or consolidation of Centura with or into any "Control Person" (as defined in the Articles of Incorporation) or with any corporation, person, group, or other entity where the merger or consolidation is proposed by or on behalf of a Control Person; (iii) any sale, lease, exchange, or other disposition of all or substantially all of the assets of Centura; (iv) any sale, lease, exchange, or other disposition of more than 10% of the total assets of Centura (determined as of the end of the most recent fiscal year) to a Control Person; (v) the issuance of any securities of Centura to a Control Person; (vi) the acquisition by Centura of any securities of a Control Person unless such acquisition begins prior to the person becoming a Control Person or is an attempt to prevent the Control Person from obtaining greater control of Centura; (vii) the acquisition by Centura of all or substantially all of the assets of any Control Person or any entity where the acquisition is proposed by or on behalf of a Control Person; (viii) the adoption of any plan or proposal for the liquidation or dissolution of Centura which is proposed by or on behalf of a Control Person; (ix) any reclassification of securities or recapitalization of Centura which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Centura which is beneficially owned or controlled by a Control Person; (x) any of the above transactions which are between Centura and any of its subsidiaries and which are proposed by or on behalf of any Control Person; or (xi) any agreement, plan, contract, or other arrangement providing for any of the above transactions.

     The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of Centura by allowing a minority of Centura's stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of Centura and their positions with Centura. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with Centura's management by groups or corporations interested in acquiring control of Centura and to reduce the danger of a forced merger or sale of assets.

     The North Carolina Shareholder Protection Act requires, under certain circumstances and subject to certain exceptions, the affirmative vote of at least 95% of the voting shares of a corporation to adopt or authorize certain business combinations with any other entity. The 95% vote requirement does not apply if all of certain fair price and procedural requirements are satisfied. The North Carolina Shareholder Protection Act applies to corporations that have a class of shares registered under
     Section 12 of the Exchange Act (a "public corporation") and that have not opted out of the provisions of the North Carolina Shareholder Protection Act. Centura's Articles of Incorporation provide that Centura will not be subject to the North Carolina Shareholder Protection Act.

     The North Carolina Control Share Acquisition Act provides that in the event any person or group acting in concert acquires certain designated percentage interests of the total voting power of a corporation, the shares acquired in the acquisition are not entitled to vote unless the right to vote such shares is approved by a majority of all of the outstanding shares of the corporation entitled to vote for the election of directors, excluding certain interested shares, as that term is defined by the statute. If voting rights are granted to the control shares, other stockholders may have their shares redeemed by the corporation at their fair value. The North Carolina Control Share Acquisition Act applies only to a North Carolina public corporation with certain required contacts with North Carolina (a "covered corporation"), the bylaws or articles of incorporation of which do not opt out of the North Carolina Control Share Acquisition Act, and does not apply to acquisitions of stock pursuant to a merger or tender offer approved by the Board of Directors. Centura's Articles of Incorporation provide that Centura will not be subject to the North Carolina Control Share Acquisition Act.

     BANKSHARES AND PEE DEE BANK. There are no similar provisions which apply to either Bankshares or Pee Dee Bank.

     DISSENTERS' RIGHTS OF APPRAISAL

     CENTURA. Under the NCBCA, a stockholder is generally entitled to dissent from, and obtain payment of the fair value of his shares in the event of:
     (i) consummation of a plan of merger to which the corporation is a party, unless either (a) stockholder approval is not required by the NCBCA, or (b) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale; (iv) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes,
     (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the NCBCA, or (f) changes the corporation into a nonprofit corporation or cooperative organization; or (v) any corporate action taken pursuant to a stockholder vote, to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. Centura's Articles of Incorporation and Bylaws do not provide for any such additional dissenters' rights.

     BANKSHARES AND PEE DEE BANK. The stockholders of both Bankshares and Pee Dee Bank have dissenters rights of appraisal in the event of any of the corporate actions described in Section 33-13-102 of the South Carolina Code, a copy of which is included in Appendix B. The dissent procedure is described in detail above. See "DESCRIPTION OF THE MERGER AND THE BANK MERGER-- Dissenters' Rights."


     STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

     CENTURA. The NCBCA provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

     BANKSHARES AND PEE DEE BANK. The South Carolina Code provides that a stockholder of either Bankshares or Pee Dee Bank may inspect the books or records of the corporation of which he is a stockholder upon written demand stating the records requested and the purpose of inspection, if such records are directly connected with his purpose. The books and records which may be inspected are limited to those which are specifically set forth in the South Carolina Code.

     DIVIDENDS

     CENTURA. Section 53-87 of the North Carolina General Statutes generally allows Centura's subsidiary depository institution to pay cash dividends to Centura only out of the subsidiary depository institution's undivided profits and only if Centura's surplus is equal to at least 50% of its paid-in capital stock. Substantially all of the funds available for the payment of dividends by Centura are derived from its subsidiary depository institution. There are various statutory limitations on the ability of Centura's subsidiary depository institutions to pay dividends to Centura. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

     BANKSHARES AND PEE DEE BANK. The directors of Bankshares may declare and pay dividends so long as the payment of such dividends will not cause Bankshares to be unable to pay its debts as they become due in the usual course of business or to cause Bankshares' total assets to be less than the sum of its total liabilities plus the amount, if any, that would be needed, if the corporation were to be dissolved at the time of the payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend.

     Pee Dee Bank's ability to pay dividends is subject to the same limitation plus the additional limitations that: (i) the payment of any dividend must first be approved by the South Carolina Board; (ii) the dividend may not cause Pee Dee Bank not to meet its regulatory capital requirements; and
     (iii) pursuant to Pee Dee Bank's Bylaws, dividends may not exceed more than one half of the earnings of Pee Dee Bank for the calendar year.

                  INFORMATION ABOUT BANKSHARES AND PEE DEE BANK

GENERAL

Bankshares is a South Carolina corporation and a bank holding company with its corporate headquarters in Timmonsville, South Carolina. Bankshares commenced operations in 1981, upon effectiveness of the acquisition of Pee Dee Bank as a subsidiary. Bankshares does not engage in any business other than its ownership of and through Pee Dee Bank. Pee Dee Bank was chartered in 1932 as a commercial bank under South Carolina law with its home office in Timmonsville, South Carolina.

As of September 30, 1997, Bankshares had total consolidated assets of approximately $133 million, total consolidated liabilities of approximately $119 million, and total stockholders' equity of approximately $13 million. As of September 30, 1997, Pee Dee Bank had total assets of approximately $134 million, total deposits of approximately $113 million, and total stockholders' equity of approximately $14 million.

Pee Dee Bank engages in a general commercial banking business through six offices, located in Timmonsville, South Carolina, Florence, South Carolina (three offices), Dillon, South Carolina and Sumter, South Carolina. Pee Dee Bank is a member of the Federal Reserve System and its deposit accounts are insured up to applicable limits by the Bank Insurance Fund of the FDIC.

Pee Dee Bank offers a full array of commercial bank services except trust services. Deposit services include business and personal checking accounts, NOW accounts, savings accounts, money market accounts, various term certificates of deposit, IRA accounts, and other deposit services. Most of Pee Dee Bank's deposits are attracted from individuals and small businesses.

Pee Dee Bank offers secured and unsecured, short-to-intermediate term loans, with floating and fixed interest rates for agricultural, commercial and consumer purposes. Consumer loans include: car loans, home equity improvement loans secured by first and second mortgages, personal expenditure loans, education loans, and the like. Agricultural and commercial loans include short term unsecured loans, short and intermediate term real estate mortgage loans, loans secured by listed stocks, loans secured by equipment, inventory, accounts receivable, crops, and the like.

Other services offered by Pee Dee Bank include safe deposit boxes, night depository service, VISA and Master Card charge cards (through a correspondent), debit cards, tax deposits, sale of U.S. Treasury bonds, notes and bills and other U. S. government securities (through a correspondent). Each branch of Pee Dee Bank has an ATM and it is a member of the Honor and Cirrus networks.

COMPETITION

The market for financial institutions in Pee Dee Bank's market areas (Dillon, Florence and Sumter Counties, South Carolina) is highly competitive. Banks generally compete with other financial institutions through the banking services and products offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and personal concern with which services are offered. Pee Dee Bank encounters strong competition from most of the financial institutions in its market areas. In the conduct of certain banking business, Pee Dee Bank also competes with credit unions, consumer finance companies, insurance companies, money market mutual funds, and other financial institutions, some of which are not subject to the same degree of regulation and restrictions imposed upon Pee Dee Bank. Most of the other financial institutions in Pee Dee Bank's areas are branch offices of large, regional banks. Many of these competitors have substantially greater resources and lending limits than Pee Dee Bank and offer certain services, such as international banking and trust services, that Pee Dee Bank does not provide. Pee Dee Bank believes, however, that its relatively small size permits it to offer more personalized services than many of its competitors. Pee Dee Bank attempts to compensate for its lower lending limits by participating larger loans with other institutions.

PROPERTIES AND EMPLOYEES

Two branch offices of Pee Dee Bank are leased from an affiliated person of Bankshares under long-term leases. The land on which two other branch offices are built is leased from unaffiliated persons on long-term leases. The other offices of Pee Dee Bank are owned by Pee Dee Bank. All of the offices are believed to be well suited for their present uses.

At December 31, 1997, Pee Dee Bank had 92 full time equivalent employees. Bankshares has no employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR PEE DEE BANKSHARES, INC.

The following discussion is intended to assist in understanding the financial condition and results of operations of Bankshares, and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this proxy statement/prospectus. Because the financial statements of Bankshares are consolidated with those of Pee Dee Bank and because there are no material differences between the financial conditions and results of operations of Bankshares and Pee Dee Bank, the following discussion applies to Pee Dee Bank as well.

EARNINGS PERFORMANCE

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1996

Net income for the nine months ended September 30, 1997 was $1,319,000, or $23.54 per share, compared with net income of $1,215,000, or $21.75 per share, for the nine month period ended September 30, 1996. This was an increase of $104,000, or $1.79 per share, which represents an 8.6% increase in net income. The increase in earnings reflects an increase in net interest income of $752,000, or 16%, generated primarily by increased net loans of $12,281,000, also an increase of 16%, and an increase in net yield on earning assets. Offsetting this increase in net interest income was an increase in non-interest expense of $614,000, or 17%, attributable primarily to increases in salaries and employee benefits and other non-interest expense.

1996 COMPARED WITH 1995

Net income for the year ended December 31, 1996 was $1,574,000, or $28.18 per share, compared with net income of $1,195,000, or $21.41 per share, for 1995. This was an increase of $379,000, which represents a 32% increase in net income. The increase in earnings reflects an increase in net interest income of $1,115,000, which is primarily attributable to an increase in average interest earning assets, coupled with an increase in net yield on those assets. The increase in net interest income was offset partially by increases in non-interest expense and the provision for loan losses. Non-interest expense increased $402,000, the largest component of which was increased salaries and employee benefits, and the provision for loan losses increased by $290,000 over 1995.

1995 COMPARED WITH 1994

Net income for the year ended December 31, 1995 was $1,195,000, or $21.41 per share, compared with net income of $1,040,000, or $18.63 per share, for the year ended December 31, 1994. This was an increase of $155,000, or $2.78 per share, representing a 15% increase in net income and earnings per share from 1994. The 1995 increase in earnings is attributable to increases in net interest income of $382,000, or 7.7%, over 1994, due primarily to an increase in average interest earning assets, coupled with an increase in net yield on these assets. The increase in net interest income was offset partially by increases in salaries and employee benefits of $196,000 over 1994.

NET INTEREST INCOME

Net interest income is the amount of interest earned on interest earning assets (loans, investment securities, time deposits in other banks and federal funds sold), less the interest expense incurred on interest bearing liabilities (interest bearing deposits, federal funds purchased and repurchase agreements, and other borrowed funds), and is the principal source of Bankshares' earnings. Bankshares' interest income is affected by the level of interest rates, volume and mix of interest earning assets and interest bearing liabilities and the relative funding of these assets.

For the nine months ended September 30, 1997, net interest income increased $752,000, or 16%, to $5,492,000 from the nine months ended September 30, 1996. Average earning assets increased to $120,805,000, with an average yield of 7.4%. Average interest bearing liabilities were $94,364,000 at an average cost of 3.5%. The net yield on average earning assets for the nine months ended September 30, 1997 was 4.3%.

For the year ended December 31, 1996, net interest income increased $1,115,000, or 21%, to $6,490,000. Average earning assets grew 23% to $113,842,000, while the average yield grew to 10.4% from 10.2% for 1995. The positive effectiveness of the increases in the volume and yield of earning assets was enhanced by a 0.17% decrease in the average cost of funds to 6.26% but was partially offset by a 34% increase in average interest bearing liabilities from $60,922 in 1995 to $82,018,000 in 1996. These changes resulted in a net interest margin of 6.26%, down from 6.41% for the year ended December 31, 1995.

Net interest income was $5,375,000 and $4,993,000 for the years ended December 31, 1995 and 1994, respectively. The $382,000, or 7.7%, increase in 1995 was attributable primarily to changes in the mix of earning assets. The average rate paid on interest bearing liabilities increased by 1.3% to 4.98%. The average yield on interest earning assets also increased during 1995 by 0.74% to 10.2%. Increases in the volumes of both interest earning assets and interest bearing liabilities also affected net interest income. Average interest earning assets increased $14,859,000, or 19%, and average interest bearing liabilities increased $11,981,000, or 21%, for 1995 compared to 1994. Net yield on interest earning assets decreased by 0.35% to 6.4% in 1995. The primary reason for this change was a general decline in the interest rate market. The overall cost of funds rose to 3.49% from 2.48% in 1994. The overall growth is a continuation of management's plans.

INTEREST RATE SENSITIVITY

Interest rate sensitivity management is concerned with the timing and magnitude of repricing assets compared to liabilities and is an important part of asset/liability management. It is the objective of interest rate sensitivity management to generate stable growth in net interest income, and to control the risks associated with interest rate movement. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made.

The table, "Interest Sensitivity Analysis", indicates that, on a cumulative basis through twelve months, rate sensitive liabilities exceeded rate sensitive assets, resulting in a liability sensitive position at December 31, 1996 of $42,450,000 for a cumulative gap ratio of 49%. When interest sensitive assets exceed interest sensitive liabilities for a specific repricing "horizon", a positive interest sensitivity gap results. The gap is negative when interest sensitive liabilities exceed interest sensitive assets, as was the case at the end of 1996 with respect to the one year time horizon. For a bank with a negative gap, falling interest rates would be expected to have a positive effect on net interest income and rising rates would be expected to have the opposite effect.

The table below reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Scheduled payment amounts of amortizing fixed rate loans are reflected at each scheduled payment date. Variable rate amortizing loans reflect scheduled payments at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Deposits in other banks and debt securities are reflected at each instrument's ultimate maturity date. Overnight federal funds sold are reflected in the earliest repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty-day or shorter period.
However, Bankshares is under no obligation to vary the rates paid on those deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates.
Variable rate time deposits, principally individual retirement accounts, are reflected at the earlier of their next repricing or maturity dates.

                          INTEREST SENSITIVITY ANALYSIS

                                                                        December 31, 1996
                                                       --------------------------------------------------------------
                                                        Within        4-12      Over 1-5       Over 5
                                                       3 Months     Months        Years         Years        Total
                                                     -----------   ---------    ----------      ------      -------
                                                                              (Dollars in thousands)
Interest earning assets
   Securities - fixed rate                             $ 1,125      $ 3,435      $21,220       $2,783      $ 28,563
   Loans (1)
      Fixed rate                                         9,461       13,357       41,586        1,736        66,140

      Variable rate                                     12,917           44            -            -        12,961
                                                       -------      -------   ----------     --------     ---------

        Total interest earning assets                   23,503       16,836      $62,806      $4,519       $107,664
                                                       -------      -------      =======    ========     ===========

Interest bearing liabilities

      Interest bearing transaction accounts            $27,415      $    -       $    -       $    -       $ 27,415

      Certificates                                      21,764       28,560        5,785           -         56,109

   Federal funds purchased                               4,600           -            -            -          4,600
                                                       -------      -------   ----------     --------     ---------

        Total interest bearing liabilities              53,779      28,560      $ 5,785       $    -        $88,124
                                                       --------     -------    ========       =======    =============

Interest sensitivity gap                               (30,276)     (11,724)
Cumulative interest sensitivity gap                    (30,276)     (42,450)
Gap ratio                                                  .44          .59
Cumulative gap ratio                                       .44          .49


-----------------------

(1)  There were $241,000 of nonaccruing loans at December 31, 1996.

PROVISION FOR LOAN LOSSES

The provision for loan losses is charged to earnings based on management's continuing review and evaluation of the loan portfolio and general economic conditions. Provisions for loan losses were $450,000 for the nine months ended September 30, 1997 and $620,000 and $330,000 for the years ended December 31, 1996 and 1995, respectively. These fluctuations in provisions for loan losses are attributable primarily to changes in the amount of loans charged off during the applicable period.

Net loan charge-offs for the period ended September 30, 1997 were $252,000 and for the year ended December 31, 1996, charge-offs net of recoveries totaled $501,000, compared with $226,000 in 1995. Management is not aware of any trend toward significantly higher charge-offs in any particular loan category in 1997. See "Nonperforming Loans; Other Problem Assets" and "Allowance for Loan Losses" for a discussion of the factors management considers in its review of the adequacy of the allowance and provisions for loan losses.

NON-INTEREST INCOME

For the nine months ended September 30, 1997 non-interest income increased $168,000, or 13%, from the corresponding period in 1996. This change resulted primarily from higher other fees and commissions of $164,000, or 49% more than the 1996 period. This increase is the result of increased mortgage loan activity.

For the year ended December 31, 1996, non-interest income increased $247,000, or 17%, over the comparable period in 1995, resulting primarily from increases in service charges on deposit accounts and other fees and commissions. These charges and fees increased because of increased volume and rate increases.

For the year ended December 31, 1995, non-interest income increased $114,000, or 8.6%, over the 1994 period. This increase resulted primarily from increases in service charges on deposit accounts, and an increase in net gain on sale of foreclosed assets.

NON-INTEREST EXPENSES

For the nine months ended September 30, 1997, non-interest expenses increased $614,000, or 17%, compared with the same period in 1996. This increase was the result of increases in salaries and employee benefits of $233,000 and increased other expenses of $277,000. These increases are attributable to overall growth and computer software expenses.

For the year ended December 31, 1996, non-interest expenses grew $402,000, or 9%, to $5,007,000. The increased expenses reflect primarily higher salaries and employee benefits, which are attributable to overall growth.

Non-interest expenses for the year ended December 31, 1995 increased $196,000, or 4%, over 1994. This increase was attributable to higher salaries and employee benefits.

INCOME TAXES

For 1996, federal and state income tax expense increased $272,000, or 44%, from the 1995 period due to the increase in operating earnings. Income tax expense continued to increase during the nine month period ended September 30, 1997, also due to higher operating earnings. For this period, income tax expense rose by $54,000, or 7%, from the prior period. For 1995, income tax expense increased by $91,000, or 17%, due to increased earnings.

INVESTMENT PORTFOLIO

Information about Bankshares investment portfolio and its accounting policies with respect to investment securities is included in Notes 2 and 1, respectively, of the Notes to the Consolidated Financial Statements for the Years Ended December 31, 1996 and 1995 of Bankshares and Pee Dee Bank (the "Notes to 1996 and 1995 Consolidated Financial Statements").

LOAN PORTFOLIO

Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries, and there are no foreign loans.

The amount of loans outstanding at December 31, 1996 and 1995 is shown in Note 4 of Notes to 1996 and 1995 Consolidated Financial Statements.

A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

Commercial and industrial loans represent primarily loans made to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral usually consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt to worth ratios. During 1996, total commercial and industrial loans increased $2,368,000, or 22%. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To control risk, sophisticated initial and continuing financial analysis of a borrower's financial information is required.

Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and nonresidential real estate. Usually, loan to cost ratios are limited to 75% and permanent financing commitments are required prior to the advancement of loan proceeds. During 1996, outstanding real estate construction loans increased by $1,431,000, or 44%.

Real estate mortgage loans of all types grew $2,479,000 during 1996. Residential real estate loans consist mainly of first and second mortgages on single family homes, with some multifamily loans. Loan-to-value ratios for these instruments are generally limited to 75%. Nonresidential real estate loans are secured by business and commercial properties with loan-to-value ratios generally limited to 75%. The repayment of both residential and nonresidential real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment.

NONPERFORMING LOANS; OTHER PROBLEM ASSETS

Nonperforming loans include nonaccrual loans and loans that are 90 days or more delinquent as to principal or interest payments. Following is a summary of Bankshares' nonperforming loans:



                          NONACCRUAL AND PAST DUE LOANS
                                 (In thousands)

                                                               September 30,               December 31,
                                                            ----------------       --------------------------
                                                                  1997               1996              1995
                                                                  ----              ------           --------
         Nonaccrual loans                                         $112               $267             $187
         Accruing loans 90 days or more past due                   226                570              247
                                                                  ----               ----             ----
              Total                                               $338               $837             $432
                                                                  ====               ====             ====

         Percent of total loans                                  0.37%              1.05%            0.64%




When a loan is 90 days past due as to interest or principal or there is serious doubt as to collectibility, the accrual of interest income is generally discontinued unless the estimated net realizable value of collateral is sufficient to assure collection of the principal balance and accrued interest. Previously accrued interest on loans placed in a nonaccrual status is reversed against current income, and subsequent interest income is recognized when received. When the collectibility of a significant amount of principal is in serious doubt, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses and any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery of the amount charged off. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed.

Interest income that would have been recorded if nonaccrual loans had been current in accordance with their original terms amounted to $25,000 and $22,000 for 1996 and 1995, respectively. As of December 31, 1996, there were no commitments to lend additional funds to debtors owing amounts on nonaccrual loans.

POTENTIAL PROBLEM LOANS

Management has identified and maintains a list of potential problem loans. These are loans that are not included in nonaccrual status, or loans that are past due 90 days or more and still accruing. A loan is added to the potential problem list when management becomes aware of information about possible credit problems of borrowers that causes serious doubts as to the ability of such borrowers to comply with the current loan repayment terms. The total amount of loans determined by management to be potential problem loans was $1,468,000 at December 31, 1996 and $1,503,000 at September 30, 1997. These amounts do not represent management's estimate of potential losses since a large proportion of such loans is secured by various types of collateral.

FORECLOSED REAL ESTATE

Foreclosed real estate consists of foreclosed and in-substance foreclosed properties and was $44,000 at September 30, 1997, $66,000 at December 31, 1996, and $197,000 at December 31, 1995. Foreclosed real estate is initially recorded at the lower of net loan principal balance or its estimated fair market value less estimated selling costs. The estimated fair value is determined by appraisal at the time of acquisition.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined that it is more likely than not such loans have become uncollectible. Recoveries of previously charged off loans are credited to the allowance. The table, "Summary of Loan Loss Experience," summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

In reviewing the adequacy of the allowance for loan losses at each year end, management took into consideration the historical loan losses experienced by Bankshares, current economic conditions affecting the borrowers' ability to repay, the volume of loans, and the trends in delinquent, nonaccruing, and potential problem loans, and the quality of collateral securing nonperforming and problem loans. After charging off all known losses, management considers the allowance for loan losses adequate to cover its estimate of possible future loan losses inherent in the loan portfolio as of September 30, 1997 and at December 31, 1996.

In calculating the amount required in the allowance for loan losses, management applies a consistent methodology that is updated monthly. The methodology utilizes a loan risk grading system, detailed loan reviews to assess credit risks, mix of the loan portfolio and the overall quality of the loan portfolio, as well as other off-balance-sheet credit risks such as loan commitments and standby letters of credit. Also, the calculation provides for management's assessment of trends in national and local economic conditions that might affect the general quality of the loan portfolio. Regulators review the adequacy of the allowance for loan losses as part of their examination of Bankshares and may require adjustments to the allowance based upon information available to them at the time of the examination.

Bankshares has not historically allocated its allowance for loan losses to individual loan categories. Management believes that its stringent loan charge-off policy, along with its limited historic net charge-off experience, makes an aggregate evaluation that emphasizes individual loan risk grades and specific problem loan allocations more meaningful. Management's analysis of historical net charge-offs and the composition of the loan portfolio at the end of 1996 and at September 30, 1997 did not reflect any material change from the prior years, nor is management aware of any significant degree of increased exposure, risk of collection or other adverse features toward any particular category of loans. Consequently, management has not estimated future charge-offs related to individual loan categories or subcategories.

Although management's calculation of the allowance for loan losses does not provide an allocation by individual loan categories, the various categories have differing degrees of risk. Commercial lending generally has the highest degree of risk among the loan categories because repayment usually depends on cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of internal problems with a particular business or because of downturns in national and local economic conditions. Real estate lending generally has a significantly lower degree of risk than commercial lending. The degree of risk in a real estate loan depends primarily on the loan-to-value ratio, the interest rate and, to a lesser extent, the borrower's ability to repay in an orderly fashion. Real estate construction loans may involve a somewhat higher degree of risk than other real estate mortgage loans because of the necessity of completing projects within specified time and cost limits. This risk can, however, be reduced by limiting the type and extent of Bankshares' involvement. Home equity lending generally is considered to be relatively low-risk because these loans are secured by housing assets, the value of which has historically performed well. Installment lending to individuals generally carries a moderate risk, which is to some degree offset by higher rates of interest charged and the relatively small amount of such loans.

Charge-offs for 1997 are expected to be approximately the same amounts as in prior years. See "Summary of Loan Loss Experience" below.



                         SUMMARY OF LOAN LOSS EXPERIENCE

                                                                        Year Ended December 31,
                                                                        -----------------------
                                                                      1996                1995
                                                                      -----              ------
                                                                        (Dollars in thousands)
                                                                        ----------------------

Total loans outstanding at end of period                              $79,348          $67,810
Average amount of loans outstanding                                    73,579           63,041

Balance of allowance for loan losses - beginning                      $   731          $   627
                                                                      -------          -------
Loans charged off
     Commercial and industrial                                            218              131
     Real estate - mortgage                                                 9              158
     Consumer installment and credit cards                                825              320
                                                                      -------          -------
        Total charge-offs                                               1,052              609
                                                                      -------          -------

Recoveries of loans previously charged-off
     Commercial and industrial                                             66               87
     Real estate - mortgage                                                47               81
     Consumer installment and credit cards                                438              215
                                                                      -------          -------

Net charge-offs                                                           501              226
                                                                      -------          -------

Additions to allowance charged to expense                                 620              330
                                                                      -------          -------

Balance of allowance for loan losses - ending                         $   850          $   731
                                                                      -------          -------

Ratios
     Net charge-offs during period to average
        loans outstanding during period                                 0.68%             0.36%
     Net charge-offs to loans at end of period                          0.63%             0.33%
     Allowance for loan losses to average loans                         1.15%             1.16%
     Allowance for loan losses to loans at end of period                1.07%             1.08%
     Allowance for loan losses to nonperforming loans
        at end of period                                                 104%              169%
     Net charge-offs to allowance for loan losses                       58.9%             30.9%
     Net charge-offs to provision for loan losses                       83.4%             68.5%





DEPOSITS

The average amounts and percentage composition of deposits held by Bankshares for the years ended December 31, 1996 and 1995, are summarized below:



                                            AVERAGE DEPOSITS

                                                                           December 31,
                                                     -----------------------------------------------------
                                                                1996                          1995
                                                      ----------------------            ---------------

                                                        Amount         %             Amount          %
                                                       -------        ----           ------         ----
                                                                     (Dollars in Thousands)
         Noninterest bearing demand                    $19,567        19.0%         $18,326         21.7%
         Interest bearing transaction accounts           9,520         9.2%           7,154          8.5%
         Savings                                         6,003         5.8%           5,452          6.5%
         Time deposits - $100,000 or more               13,122        12.7%           8,873         10.5%
         Other time deposits                            54,879        53.2%          44,589         52.8%
                                                      --------        -----         -------         -----

                  Total deposits                      $103,091                      $84,394
                                                      ========                      =======


As of December 31, 1996, Bankshares held $12,563,000 in time deposits of $100,000 or more, with approximately $5,707,000 maturing within three months, $5,718,000 with maturities over three through twelve months, and $1,697,000 with maturities over twelve months. Average time deposits of $100,000 or more were $8,873,000 in 1995 and $13,122,000 in 1996. This fluctuation in large time deposits, as well as other deposits, can be attributed to a planned strategy by management. The vast majority of time deposits $100,000 and over are acquired from customers within the market area of Bankshares in the ordinary course of business. While most of the large time deposits are acquired from customers with standing relationships with Bankshares, it is common industry practice not to consider these types of deposits as core deposits because their retention can be expected to be heavily influenced by rates offered, and therefore they have the characteristics of shorter-term purchased funds. Certificates of deposit $100,000 and over involve the maintenance of an appropriate matching of maturity distribution and a diversification of sources to achieve an appropriate level of liquidity. Such deposits are generally more volatile and interest rate sensitive than other deposits.

RETURN ON EQUITY AND ASSETS

The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for each period indicated.

                                               Year Ended December 31,
                                              --------------------------
                                               1996              1995
                                              ------          ---------
Return on average assets                       1.40%             1.28%
Return on average equity                       13.2%             11.0%
Dividend payout ratio                          23.4%             21.0%
Average equity to average assets ratio         10.7%             11.6%

LIQUIDITY

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets which may be immediately converted into cash at minimal cost (amounts due from banks and federal funds sold). However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within Bankshares' service area. Core deposits (total deposits less time deposits of $100,000 and over) provide a relatively stable funding base, and were equal to 74% of total assets at December 31, 1996 compared with 75% at the end of 1995. Asset liquidity is provided from several sources, including amounts due from banks and federal funds sold, and funds from maturing loans. Management believes that Bankshares's overall liquidity sources are adequate to meet its operating needs.

CAPITAL RESOURCES

The equity capital of Bankshares increased by $1,202,000 and $1,017,000 during 1996 and 1995, respectively, as the result of net income, adjusted for net unrealized gains and losses in securities available-for-sale, plus proceeds from issuance of common stock, minus dividends paid.

Bankshares is subject to regulatory capital adequacy standards. Under these standards, financial institutions are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the FDICIA, federal financial institution regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. See "SUPERVISION AND REGULATION -- Federal Deposit Insurance Corporation Improvement Act of 1991 -- Prompt Corrective Action." If the capital position of an affected institution were to fall below certain levels, increasingly stringent regulatory corrective actions are mandated.

Bankshares' and Pee Dee Bank's December 31, 1996 capital ratios are presented in the table in Note 17 of the Notes to 1996 and 1995 Consolidated Financial Statements, compared with the "well capitalized" and minimum ratios under the FDIC regulatory definitions and guidelines. The capital ratios for Bankshares and Pee Dee Bank as of September 30, 1997 are shown in the table below:

                                                                      Bankshares                 Pee Dee Bank
                                                              ----------------------       ----------------------
                                                               Amount        Ratio         Amount          Ratio
                                                             ---------     --------        ------        -------
  AS OF SEPTEMBER 30, 1997
        Total Capital (to risk weighted assets                  $15,626       16.7%        $15,027          16.1%
        Tier 1 Capital (to risk weighted assets)                $14,578       15.6%        $13,979          15.0%
        Tier 1 Capital (to average assets)(leverage)            $14,578       11.2%        $13,979          10.7%



INFLATION

Because the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also general increases in the prices of goods and services will result in increased operating expenses.






     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of September 30, 1997, the number of shares and percentage of Bankshares Stock and/or Pee Dee Bank Stock beneficially owned by each director of Bankshares and Pee Dee Bank and, in the aggregate, by all directors and executive officers of Bankshares and Pee Dee Bank as a group. Other than as set forth below and except for Bankshares ownership of the Pee Dee Bank Stock, as of September 30, 1997, no shareholder was known by management of Bankshares to be the beneficial owner of more than five percent of either the Bankshares Stock or the Pee Dee Bank Stock.

BANKSHARES

NAME                          SHARES              %
-------------------           ------              -

James A. Bruce                 0                   *
Thomas J. Levine               0                   *
A. Dale Porter                 461                 *
Robert F. Richardson           175                 *
James F. Richardson            224                 *
F.R. Saunders, Jr.             0                   *
Warren G. Saverance            1,086               1.9%
J. Banks Scarborough           22,626              40.3%
Rodney B. Scarborough          16,489(1)           29.4%
All officers and directors
   as a group (9 persons)      41,006              73.1%

PEE DEE BANK

NAME                            SHARES             %
----                            ------             -

James A. Bruce                  100                *
Thomas J. Levine                100                *
A. Dale Porter                  100                *
Robert F. Richardson            100                *
James R. Rimer                  110                *
F.R. Saunders, Jr.              100                *
Warren G. Saverance             100                *
J. Banks Scarborough            125                *
Rodney B. Scarborough           200                *
All officers and directors
   as a group (9 persons)       1,035              1.6%

--------------

* Less than 1%
(1) Includes 8,007 shares owned by others which Mr. Scarborough has the power to vote pursuant to a voting trust agreement.

     MARKET PRICE FOR COMMON STOCK AND DIVIDENDS

     There is not an active trading market for the shares of Bankshares Stock or Pee Dee Bank Stock, and trades have been infrequent and have been made on the basis of private negotiations. Neither the Bankshares Stock or the Pee Dee Bank Stock is traded on any exchange or on the NASDAQ National Market System and no market makers in either stock are known to management of Bankshares. In addition, management of Bankshares is not aware of any transactions in which Bankshares Stock or Pee Dee Bank Stock was traded during the last two years. Accordingly, no per share information is available.

     As of the Record Date, there were approximately 35 holders of record of Bankshares Stock and approximately 30 holders of record of Pee Dee Bank Stock.

     Bankshares paid dividends of $4.50, $6.60 and $9.00 in 1995, 1996, and 1997 respectively. Pee Dee Bank paid dividends of $6.00, $8.60, and $9.50 in 1995, 1996 and 1997, respectively. For information relating to certain statutory and regulatory restrictions on the ability of Bankshares and Pee Dee Bank to pay dividends, see "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                            INFORMATION ABOUT CENTURA

     GENERAL


     Centura, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Centura has two wholly-owned subsidiaries, Centura Bank, a North Carolina chartered bank, and Centura Capital Trust I. Centura Bank is a North Carolina bank and Federal Reserve member bank with deposits insured by the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). Centura, through Centura Bank and its subsidiaries, offers a full range of financial services throughout North Carolina and in the Tidewater area of Virginia through a variety of delivery channels.


     Centura's strategic intent is to become the primary provider of financial services for each of its customers. To that end, Centura offers full-service commercial and consumer banking services, including bill paying services, retail securities brokerage services, insurance brokerage services covering a full line of personal and commercial lines, commercial and retail leasing, trust department activities for individual estates and for various types of employee benefit plans, and mortgage banking activities.

     Another component of Centura's strategic intent is the convenient delivery of financial services and products to each of its customers. At December 31, 1997, Centura serviced its customers through 192 financial stores, including 23 in-store locations, and through more than 300 automated teller machines located in North Carolina, Virginia and South Carolina. Alternatively, Centura offers Centura Highway, a centralized telephone operation which handles a full line of financial services, a home page on the Internet, and home banking through a telephone network operated by a third party and connected to the personal computers of customers.

     The principal executive offices of Centura and Centura Bank are located at 134 North Church Street, Rocky Mount, North Carolina 27804, and the telephone number at such address is (919) 977-4400. Additional information with respect to Centura and its subsidiaries is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "CERTAIN REGULATORY CONSIDERATIONS."

     RECENT DEVELOPMENTS


     On January 7, 1998, Centura released its operating results for the year ended December 31, 1997. Net income increased 21.9% to $83.1 million, versus $68.2 million during 1996. Excluding a 1996 special SAIF assessment on deposits, net income increased 14.7%. Earnings per share increased to $3.15 per diluted share, compared to $2.60 the prior year. Without the assessment, diluted earnings per share for 1996 were $2.76. At December 31, 1997, on a consolidated basis, Centura had total assets of $7.1 billion, loans of $4.6 billion, liabilities of $6.6 billion, deposits of $5.4 billion, and stockholders' equity of $538.3 million, compared to $6.3 billion, $4.1 billion, $4.7 billion, and $475.2 million, respectively, at December 31, 1996. For additional information, see Centura's press release dated January 7, 1998, included as an exhibit to Centura's Current Report on Form 8-K dated January 7, 1998, which is incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE."



     POTENTIAL ACQUISITIONS

     Centura continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations, frequently take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Centura might undertake may be material, in terms of assets acquired or liabilities assumed, to Centura=s financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

                        CERTAIN REGULATORY CONSIDERATIONS

     The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to Centura and Centura Bank, and to Bankshares and Pee Dee Bank.

     GENERAL

     Centura is a bank holding company registered with the Federal Reserve under the BHC Act and with the North Carolina Commissioner of Banks (the "Commissioner") under the North Carolina Bank Holding Company Act of 1984, as amended (the "North Carolina Act"). As such, Centura and its subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the North Carolina Act, and the regulations of the Federal Reserve and the Commissioner.

     Bankshares is also a bank holding company registered with the Federal Reserve under the BHC Act and is registered with the South Carolina Board under the South Carolina Bank Holding Company Act, as amended (the "South Carolina Act"). As such, Bankshares and Pee Dee Bank are subject to the supervision, examination, and reporting requirements of the BHC Act and the South Carolina Act, and the regulations of the Federal Reserve and the South Carolina Board.

     The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

     The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy and consideration of convenience and needs issues includes the parties' performance under the Community Investment Act of 1977 (the "CRA"). Both capital adequacy and the CRA are discussed below. See "-- Capital Adequacy" and "-- Community Reinvestment."

     The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), authorizes interstate acquisitions of, and mergers between, banks and bank holding companies without geographic limitation, subject to certain deposit-percentage limitations, aging requirements, and other restrictions upon such acquisitions and mergers. The Interstate Banking Act also generally provides that national and state-chartered banks may branch interstate through acquisitions of banks in other states, provided that such states have not prohibited interstate branching by "opting out" of the application of the Interstate Banking Act. Since neither North Carolina nor South Carolina "opted out" of the interstate branching provisions of the Interstate Banking Act prior to the June 1, 1997, effective date of such legislation, Centura will be able to consolidate Pee Dee Bank with Centura Bank and operate Centura Bank as a single bank with interstate branches following the Bank Merger.

     It is anticipated that the effect of the Interstate Banking Act will be to increase competition within the markets in which Centura Bank now operates, although the extent to which such competition will increase in such markets or the timing of such increase cannot be predicted.

     The BHC Act generally prohibits Centura from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible bank-related activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

     Centura Bank and Pee Dee Bank are both members of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, their deposits are insured by the FDIC to the maximum extent provided by law. Centura Bank and Pee Dee Bank are both subject to numerous state and federal statutes and regulations that affect their business, activities, and operations. As a North Carolina-chartered bank that is a member of the Federal Reserve System, Centura Bank is supervised and examined by the Federal Reserve and the Commissioner. Pee Dee Bank, a South Carolina-chartered bank that is not a member of the Federal Reserve System, is supervised and examined by the FDIC and the South Carolina Board. The federal banking agencies and the Commissioner, with respect to Centura Bank, and the South Carolina Board, with respect to Pee Dee Bank, regularly examine the operations of Centura Bank and Pee Dee Bank and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions, and to prevent the commencement or continuation of unsafe or unsound banking practices or other violations of law. The federal banking agencies and the Commissioner, with respect to Centura Bank, and the South Carolina Board, with respect to Pee Dee Bank, regulate and monitor all areas of the operations of Centura Bank and Pee Dee Bank, including loans, mortgages, issuances of securities, capital adequacy, loss reserves, and compliance with the CRA and other laws and regulations. Interest and certain other charges collected and contracted for by Centura Bank and Pee Dee Bank are also subject to state usury laws and certain federal laws concerning interest rates.

     COMMUNITY REINVESTMENT

     Bankshares and Centura are subject to the provisions of the CRA and the federal banking agencies' implementing regulations. Under the CRA, all financial institutions have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires a depository institution's federal regulator, in connection with its examination of the institution, to assess the institution's record in assessing and meeting the credit needs of the community served by that institution, including low- and moderate-income neighborhoods. The regulatory agency's assessment of the institution's record is made available to the public. Further, such assessment is required of any institution which has applied to: (i) charter a national bank; (ii) obtain deposit insurance coverage for a newly chartered institution; (iii) establish a new branch office that will accept deposits; (iv) relocate an office; or (v) merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the records of each subsidiary depository institution of the applicant bank holding company, and such records may be the basis for denying the application. Following their most recent CRA compliance examinations, Centura and Bankshares each received a "Satisfactory" CRA rating.

     PAYMENT OF DIVIDENDS

     Centura and Bankshares are legal entities separate and distinct from their respective banking and other subsidiaries. The principal source of cash flow of Centura and Bankshares, respectively, including cash flow to pay dividends to their respective stockholders, is dividends from Centura Bank and Pee Dee Bank, respectively. There are statutory and regulatory limitations on the payment of such dividends to Centura and Bankshares, as well as by Centura and Bankshares to their stockholders.

     Centura is not subject to any direct legal or regulatory restrictions on dividends (other than the requirements under the NCBCA that distributions may not be made if, after giving them effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its liabilities). Centura Bank is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. If a bank having capital stock of $15,000 or more has surplus of less than 50% of its paid-in capital stock, no cash dividend may be declared until the bank has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage sufficient to raise the bank's surplus to an amount equal to 50% of its paid-in capital stock.

     The directors of Bankshares may declare and pay dividends so long as the payment of such dividends will not cause Bankshares to be unable to pay its debts as they become due in the usual course of business or to cause Bankshares' total assets to be less than the sum of its total liabilities plus the amount, if any, that would be needed, if the corporation were to be dissolved at the time of the payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. Pee Dee Bank's ability to pay dividends is subject to the same limitation plus the additional limitations that: (i) the payment of any dividend must first be approved by the South Carolina Board; (ii) the dividend may not cause Pee Dee Bank not to meet its regulatory capital requirements; and (iii) pursuant to Pee Dee Bank's Bylaws, dividends may not exceed more than one half of the earnings of Pee Dee Bank for the calendar year.

     Furthermore, if, in the opinion of the federal banking regulator, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See " -- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     At September 30, 1997, under dividend restrictions imposed under federal and state laws, Centura Bank, without obtaining governmental approvals, could declare aggregate dividends of approximately $45 million. At such date, with approval of the South Carolina Board, Pee Dee Bank could declare and pay dividends of approximately $8 million.

     The payment of dividends by Centura and Bankshares may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. See "-- Capital Adequacy."

     CAPITAL ADEQUACY

     Centura, Centura Bank, and Bankshares are required to comply with the capital adequacy standards established by the Federal Reserve and Pee Dee Bank is required to comply with the capital adequacy standards established by the FDIC. There are two basic measures of capital adequacy for bank holding companies and their banking subsidiaries that have been promulgated by the Federal Reserve and the FDIC: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company or a bank to be considered in compliance.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

     The minimum guideline for the ratio ("Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At September 30, 1997, Centura's consolidated Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 11.68% and 11.08%, respectively, and Bankshares' Risk-Based Capital and Tier 1 Risk-Based Capital Ratios were 15.01% and 16.4%, respectively.


     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. Centura's and Bankshares' respective Leverage Ratios at September 30, 1997, were 7.85% and 10.66%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

     The risk-based and leverage capital requirements adopted by the Federal Reserve and the FDIC for Centura Bank and Pee Dee Bank, respectively, are substantially similar to those adopted by the Federal Reserve for bank holding companies. Both Centura Bank and Pee Dee Bank were in compliance with applicable minimum capital requirements as of September 30, 1997. Neither Centura or Centura Bank, nor Bankshares or Pee Dee Bank has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See " -- Prompt Corrective Action."

     The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the federal banking agencies have amended the risk-based capital standards that calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

     SUPPORT OF SUBSIDIARY BANKS

     Under Federal Reserve policy, Centura and Bankshares are expected to act as a source of financial strength for, and to commit resources to support, Centura Bank and Pee Dee Bank, respectively. This support may be required at times when, absent such Federal Reserve policy, Centura and Bankshares may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment. In addition, the Federal Deposit Insurance Act (the "FDIA") provides that any financial institution whose deposits are insured by the FDIC generally shall be liable for any loss incurred by the FDIC in connection with the default of, or any assistance provided by the FDIC to, a commonly controlled financial institution.

     PROMPT CORRECTIVE ACTION

     FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system the federal banking regulators are required to rate supervised institutions on the basis of five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Risk-Based Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%. is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

     For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist;
     (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain non-depository affiliates which pose a danger to the institution; or (xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

     At September 30, 1997, both Centura Bank and Pee Dee Bank had the requisite capital levels to qualify as well capitalized under the regulations implementing the prompt corrective action provisions of FDICIA.

     SAFETY AND SOUNDNESS STANDARDS

     The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees, and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal stockholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the prompt correction action provisions of FDICIA. See
     " --Prompt Corrective Action." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

     DEPOSITOR PREFERENCE

     The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution in the "liquidation or other resolution" of such an institution by any receiver.

                      DESCRIPTION OF CENTURA CAPITAL STOCK

     Centura is authorized to issue 50,000,000 shares of Centura Stock, of which 25,862,375 shares were issued and outstanding as of December 31, 1997. Centura is also authorized to issue 25,000,000 shares of Centura no par value preferred stock, none of which is issued and outstanding. The shares of Centura Stock are nonassessable. In the event of the liquidation of Centura, holders of Centura Stock would be entitled to share ratably in any of the assets or funds of Centura that are available for distribution to Centura stockholders after the satisfaction of Centura's liabilities (or after adequate provision is made therefor) and after preferences of any outstanding preferred stock.

     Holders of Centura Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. The ability of Centura to pay dividends is affected by the ability of its subsidiary depository institution to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At September 30, 1997, under such requirements and guidelines, Centura's subsidiary depository institution had approximately $45 million of undivided profits legally available for the payment of dividends. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

     For a further description of Centura Stock, See "EFFECT OF THE MERGER AND THE BANK MERGER ON RIGHTS OF STOCKHOLDERS."

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Boards of Directors of Bankshares and Pee Dee Bank know of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matters shall properly come before the Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                                     EXPERTS

     The consolidated financial statements of Centura Banks, Inc. and subsidiary as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Bankshares as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been included herewith and in the Registration Statement in reliance upon the report of J. W. Hunt and Company, LLP, independent certified public accountants, included herewith, and upon the authority of said firm as experts in accounting and auditing.

                                    OPINIONS

     The legality of the shares of Centura Stock to be issued in the Merger will be passed upon by Poyner & Spruill, L.L.P., Rocky Mount, North Carolina. In addition, certain legal matters relating to the Merger and the Bank Merger and relating to certain tax consequences of the transaction will be passed upon by Poyner & Spruill, L.L.P.

     Certain legal matters will be passed upon for Bankshares and Pee Dee Bank by Sinkler & Boyd, P.A., Columbia, South Carolina. In addition, certain tax consequences of the transaction will be passed upon by Sinkler & Boyd, P.A.

     Charles T. Lane, a partner of Poyner & Spruill, L.L.P., is a director of Centura and Centura Bank. As of December 31, 1997, Mr. Lane owned beneficially 28,518 shares of Centura Stock and other members of Poyner & Spruill, L.L.P., beneficially owned 30,296 shares of Centura Stock. No other expert or counsel employed by Centura or Bankshares had, or is to receive in connection with the Merger or the Bank Merger, a substantial interest, direct or indirect, in Centura or Bankshares or is otherwise connected with Centura or Bankshares.

                              SHAREHOLDER PROPOSALS

     Bankshares and Pee Dee Bank held their 1998 annual meetings of shareholders on January 20, 1998. If the Merger and the Bank Merger are not consummated for any reason, Bankshares and Pee Dee Bank expect to hold their 1999 annual meetings of shareholders in January 1999. In such event, any proposal of a shareholder that is intended to be presented at the 1999 annual meeting of shareholders of either Bankshares or Pee Dee Bank must be presented at the meeting by the shareholder or his duly appointed proxy. Management of Bankshares and Pee Dee Bank do not intend to solicit proxies with respect to such meetings.

                          INDEX TO FINANCIAL STATEMENTS
                      PEE DEE BANKSHARES, INC. AND SUBSIDIARY

                                                                      Page

FINANCIAL STATEMENTS

   Independent Auditors' Report                                        F-4
   Consolidated balance sheets,
    December 31, 1996 and 1995                                         F-5
   Consolidated statements of income,
    years ended December 31, 1996 and 1995                             F-6
   Consolidated statements of changes in stockholders' equity,
    years ended December 31, 1996 and 1995                             F-7
   Consolidated statements of cash flows,
    years ended December 31, 1996 and 1995                             F-8
   Notes to consolidated financial statements'
    years ended December 31, 1996 and 1995                             F-10
   Consolidated balance sheets,
    September 30, 1997 and 1996 (unaudited)                            F-34
   Consolidated statements of income, nine months
    ended September 30, 1997 and 1996 (unaudited)                      F-35
   Consolidated statements of changes in stockholders' equity,
    nine months ended September 30, 1997 and 1996 (unaudited)          F-36
   Consolidated statements of cash flows, nine months
    ended September 30, 1997 and 1996 (unaudited)                      F-37
   Notes to consolidated financial statements (unaudited)              F-38


Certain other schedules are omitted because the required information is either not applicable or is included elsewhere herein.

                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY


                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY


                                TABLE OF CONTENTS

                                                                 PAGE

Independent Auditors' Report                                       2
Consolidated Balance Sheets                                        3
Consolidated Statements of Income                                  4
Consolidated Statements of Changes in Stockholders' Equity         5
Consolidated Statements of Cash Flows                             6-7
Notes to Consolidated Financial Statements                       8-31

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders of
   Pee Dee Bankshares, Inc.
Timmonsville, South Carolina


We have audited the consolidated balance sheets of Pee Dee Bankshares, Inc., and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audits include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pee Dee Bankshares, Inc., and subsidiary as of December 31, 1996 and 1995, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                /s/ J.W. Hunt and Company, LLP

Columbia, South Carolina
January 24, 1997



                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

             CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
-----------------------------------------------------------------------------------------------------------------------

               (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE AND SHARES)

                                     ASSETS
                                                                                        1996              1995
                                                                                        ----              ----

Cash and due from banks                                                             $      4,437     $      4,480
                                                                                   ---------------- -----------------
Federal funds sold (Note 3)                                                                3,275                -
                                                                                   ---------------- -----------------
Securities purchased under agreements to resell (Note 3)                                   3,000            3,100
                                                                                   ---------------- -----------------
Investment securities: (Note 2)
   Securities available-for-sale, at fair value                                            3,016            2,951
   Securities held-to-maturity (approximate fair
      value $26,128 - 1996; $20,101 - 1995)                                               26,052           19,774
                                                                                   ---------------- -----------------
               Total investment securities                                                29,068           22,725
Loans - net (Note 4)                                                                      78,498           67,076
Premises and equipment (Note 5)                                                            2,067            1,815
Real estate owned other than bank premises (Note 4)                                           66              197
Other assets                                                                               2,126            1,593
                                                                                   ---------------- -----------------

               Total assets                                                              122,537          100,986
                                                                                   ================ =================


                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits:
      Demand                                                                        $     19,608     $     18,308
      CD's of $100,000 and over                                                           12,563            8,752
      Other time and savings                                                              70,961           57,316
                                                                                   ---------------- -----------------
               Total deposits                                                            103,132           84,376
   Federal funds purchased (Note 6)                                                            -              425
   Securities sold under agreements to repurchase (Note 6)                                 4,600            2,747
   Other borrowed funds (Note 7)                                                             665              757
   Other liabilities                                                                       1,007              795
                                                                                   ---------------- -----------------
               Total liabilities                                                         109,404           89,100
                                                                                   ---------------- -----------------

Minority interest                                                                            599              554
                                                                                   ---------------- -----------------

Stockholders' equity:
   Capital stock - common $1 par value - authorized 100,000 shares, issued and outstanding 55,865 shares in 1996
      and 55,828 shares in 1995                                                               56               56
   Surplus                                                                                 2,785            2,776
   Reserve for contingencies                                                                   1                1
   Unrealized gain on securities available-for-sale,
      net of applicable deferred income taxes                                                  7               19
   Undivided profits                                                                       9,685            8,480
                                                                                   ---------------- -----------------
               Total stockholders' equity                                                 12,534           11,332
                                                                                   ---------------- -----------------

               Total liabilities and stockholders' equity                                122,537          100,986
                                                                                   ================ =================


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS



                                     PEE DEE BANKSHARES, INC., AND SUBSIDIARY

                                        CONSOLIDATED STATEMENTS OF INCOME,
                                      YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------------------------------------------
                                              (DOLLARS IN THOUSANDS)
                                                                                          1996                1995
                                                                                          ----                ----
INTEREST INCOME:
   Loans, including fees                                                       $         8,505     $         6,948
   Lease financing                                                                         114                 105
   Investment securities:
      Available for sale:
         U. S. Treasury securities                                                         151                 154
         Obligations of state and political subdivisions                                     6                   -
      Held to maturity:
         U. S. Treasury securities                                                         819                 684
         Obligations of other U. S. Government agencies and corporations                   272                 247
         Obligations of state and political subdivisions                                   205                 198
   Interest on federal funds sold and repurchase agreements                                393                 323
                                                                              ------------------- -------------------
                    Total interest income                                               10,465               8,659
                                                                              ------------------- -------------------

INTEREST EXPENSE:
   CD's of $100,000 and over                                                               631                 374
   Other time and savings                                                                3,109               2,711
   Interest on federal funds purchased and repurchase agreements                           174                 134
   Interest on other borrowed funds                                                         61                  65
                                                                              ------------------- -------------------
                    Total interest expense                                               3,975               3,284
                                                                              ------------------- -------------------

                    Net interest income                                                  6,490               5,375

Provision for loan losses                                                                  620                 330
                                                                              ------------------- -------------------

                    Net interest income after provision for loan losses                  5,870               5,045
                                                                              ------------------- -------------------

NON-INTEREST INCOME:
   Service charges on deposit accounts                                                   1,148                 928
   Other fees and commissions                                                              445                 302
   Other (Note 11)                                                                          92                 208
                                                                              ------------------- -------------------
                    Total non-interest income                                            1,685               1,438
                                                                              ------------------- -------------------

NON-INTEREST EXPENSE:
   Salaries and employee benefits                                                        2,879               2,671
   Occupancy expense                                                                       380                 291
   Furniture and equipment expense                                                         386                 352
   Other (Note 11)                                                                       1,362               1,291
                                                                              ------------------- -------------------
                    Total non-interest expense                                           5,007               4,605
                                                                              ------------------- -------------------

                    Income before income taxes                                           2,548               1,878

Income taxes (Note 9)                                                                      895                 623
                                                                              ------------------- -------------------

                    Income before minority interest                                      1,653               1,255

Less, minority interest in earnings of subsidiary                                           79                  60
                                                                              ------------------- -------------------

                    Net income                                                           1,574               1,195
                                                                              =================== ===================


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                                                                PEE DEE BANKSHARES, INC., AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY,
                                                                 YEARS ENDED DECEMBER 31, 1996 AND 1995
------------------------------------------------------------------------------------------------------------------------------------

                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          UNREALIZED
                                                                                          GAIN (LOSS)
                                                                                         ON SECURITIES
                                                                                       AVAILABLE-FOR-SALE
                                                                                             NET OF
                                               COMMON STOCK                 RESERVE        APPLICABLE                      TOTAL
                                          NUMBER                              FOR           DEFERRED       UNDIVIDED  STOCKHOLDERS'
                                        OF SHARES   AMOUNT      SURPLUS   CONTINGENCIES    INCOME TAXES     PROFITS       EQUITY
                                        ---------   ------      -------   -------------    ------------     -------       ------

Balance, December 31, 1994                 55,828       $ 56     $ 2,776             $ 1           $ (54)    $ 7,536       $ 10,315

Net income - 1995                               -          -           -               -               -       1,195          1,195

Unrealized gain on securities
   available-for-sale, net of applicable
   deferred income taxes of $43                 -          -           -               -              73           -             73

Cash dividends declared
   ($4.50 per share)                            -          -           -               -               -        (251)          (251)
                                        --------------------------------------------------------------------------------------------

Balance, December 31, 1995                 55,828         56       2,776               1              19       8,480         11,332

Net income - 1996                               -          -           -               -               -       1,574          1,574

Unrealized loss on securities
   available-for-sale, net of applicable
   deferred income taxes of $9                  -          -           -               -             (12)          -            (12)

Cash dividends declared
   ($6.60 per share)                            -          -           -               -               -        (369)          (369)

Issuance of common stock                       37          -           9               -               -           -              9
                                        --------------------------------------------------------------------------------------------

Balance, December 31, 1996                 55,865         56       2,785               1               7       9,685         12,534
                                        ============================================================================================


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS


                                   PEE DEE BANKSHARES, INC., AND SUBSIDIARIES


                                     CONSOLIDATED STATEMENTS OF CASH FLOWS,
                                     YEARS ENDED DECEMBER 31, 1996 AND 1995
-----------------------------------------------------------------------------------------------------------------

                                             (DOLLARS IN THOUSANDS)

                                                                                           1996            1995
                                                                                           ----            ----

Cash flows from operating activities:
   Net income                                                                             $ 1,574        $ 1,195
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                                        305            301
         Discount accretion and premium amortization                                           58            (24)
         Provision for loan losses                                                            620            330
         Provision for deferred taxes                                                         (43)           (17)
         Loss on disposal of equipment                                                          -              1
         (Gain) on sales of foreclosed real estate, net                                       (30)          (154)
         Change in other assets and liabilities:
            Increase in interest receivable                                                  (121)          (210)
            (Increase) decrease in income taxes receivable                                   (146)            36
            Increase in other assets                                                         (214)           (82)
            Increase in interest payable                                                      150            213
            Increase (decrease) in income taxes payable                                        (2)             2
            Increase in other liabilities                                                      14             59
            Increase in minority interest                                                      54             43
                                                                                  -------------------------------
               Net cash provided by operating activities                                    2,219          1,693
                                                                                  -------------------------------

Cash flows from investing activities:
   Purchases of securities available for sale                                                (592)          (551)
   Proceeds from maturities of securities available for sale                                  500            500
   Purchases of securities to be held to maturity                                         (12,943)       (11,643)
   Proceeds from maturities and calls of securities
      held to maturity                                                                      6,937          7,069
   Purchases of mortgage-backed securities                                                   (505)             -
   Proceeds from mortgaged-backed securities                                                  181            343
   Net increase in customer loans                                                         (12,042)       (10,171)
   Purchases of premises and equipment                                                       (556)          (500)
   Proceeds from sale of fixed assets                                                           5              1
   Proceeds from sale of other real estate                                                    155            594
   Increase in federal funds sold and securities
      purchased under agreement to resell                                                  (3,175)          (600)
                                                                                  -------------------------------
               Net cash used in investing activities                                      (22,035)       (14,958)
                                                                                  -------------------------------



                                                                                                 (Continued) - 1.


                                      F-8




PEE DEE BANKSHARES, INC., AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------

                                                                                           1996            1995
                                                                                           ----            ----

Cash flows from financing activities:
   Net increase in demand, time and savings deposits                                      $ 8,464        $ 4,211
   Net increase in certificates of deposit                                                 10,292          8,535
   Net increase in federal funds purchased and
      securities sold under agreements to repurchase                                        1,428            961
   Net decrease in capital lease obligations                                                  (42)           (91)
   Cash dividends paid                                                                       (369)          (251)
                                                                                  -------------------------------
               Net cash provided by financing activities                                   19,773         13,365
                                                                                  -------------------------------

Net increase (decrease) in cash and cash equivalents                                          (43)           100

Cash and cash equivalents at beginning of year                                              4,480          4,380
                                                                                  -------------------------------

Cash and cash equivalents at end of year                                                    4,437          4,480
                                                                                  ===============================

Supplemental disclosures:
   Non-cash investing and financing activities:
      Real estate acquired in full or partial settlement of loans                             $ -          $ 385
                                                                                  ===============================

      Total unrealized gain (loss) on securities available-for-sale                         $ (12)         $ 116
                                                                                  ===============================

      Common stock issued in exchange for common stock
         of subsidiary                                                                        $ 9            $ -
                                                                                  ===============================

   Cash flow information: Cash paid during the year for:
         Interest                                                                         $ 2,711        $ 2,378
                                                                                  ===============================

         Income taxes                                                                     $ 1,083          $ 685
                                                                                  ===============================












                                                                                               (Concluded) - 2.


     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS

                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY
-------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------

              NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accounting and reporting policies of Pee Dee Bankshares, Inc., and subsidiary conform with generally accepted accounting principles and with the prevailing practices within the banking industry. The Company provides a variety of financial services to individuals and corporate customers throughout the Pee Dee area in the State of South Carolina

         USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     BASIS OF PRESENTATION:

The consolidated financial statements include the accounts of Pee Dee Bankshares, Inc., and its subsidiary, Pee Dee State Bank (the Bank) after elimination of all material intercompany accounts and transactions. Minority interests are segregated and specifically identified within the consolidated financial statements.

     INVESTMENT SECURITIES:

Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using methods approximating the interest method. Interest income on investment securities is after giving effect to current period premium amortization and discount accretion. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances. Management intends and has the ability to hold such securities to maturity. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold used to compute the realized gain or loss on sales is recognized using the specific identification method. Investments include debt securities, required capital stock of the Federal Reserve Bank and acquisitions of Federal Home Loan Bank of Atlanta and Business Development Corporation Capital Stock.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     LOANS:

Loans and lease financing are carried at the amount of unpaid principal reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by methods which generally approximate the interest method. Interest on commercial loans, credit card loans and simple interest installment loans is credited to income based upon the principal amount outstanding. The accrual of interest is generally discontinued on loans which become 90 days past due as to principal or interest or on other such loans on which the payment of principal or interest is not expected.

     ALLOWANCE FOR LOAN LOSSES:

The allowance for loan losses is maintained at a level considered adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions that may effect the borrowers' ability to pay, volume, growth and composition of the loan portfolio, and other risks inherent in the portfolio. The allowance for loan losses is increased through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely, net of recoveries.

While management uses available information to recognize losses on loans, future additions to the allowance may be necessary, based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     OTHER REAL ESTATE (ORE):

Real estate acquired in satisfaction of a loan is reported as "Real estate owned other than bank premises." Properties acquired by foreclosures or deed in lieu of foreclosure are transferred to ORE and recorded at the lower of the outstanding loan balance at the time of acquisition or the estimated market value. Market value is determined on the basis of the properties being disposed of in the normal course of business and not on a liquidation or distress basis. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Gains or losses arising from the sale of ORE are reflected in current operations.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     PREMISES AND EQUIPMENT:

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed primarily by declining balance accelerated methods over the estimated useful lives of the assets. Useful lives are approximately ten to thirty-nine years for buildings, land improvements and capital leases and three to ten years for equipment. Additions to bank premises and equipment and major replacements are added to the accounts at cost. Maintenance and repairs and minor replacements are charged to expense when incurred. Gains and losses on routine dispositions are reflected in current operations.

Leasehold improvements are amortized on the straight-line basis over the lesser of the estimated useful lives of the improvements or the terms of the respective leases.

     INCOME TAXES:

Amounts provided for income taxes are based on income reported for financial statement purposes. Deferred income taxes are provided for timing differences between the period in which certain income and expense items are recognized for financial reporting purposes and the period in which they affect taxable income.

     PROFIT SHARING PLAN:

The Bank maintains a profit sharing plan under the provisions of Section 401(K) of the Internal Revenue Code. The plan covers all full-time and part-time employees who have completed 1,000 hours of service during a 12-month period and one year of service and have reached their twentieth birthday. Plan participants elect to contribute 1% to 15% of annual compensation as a before tax contribution. The Bank matches 50% of these contributions up to 6%. Additionally, the Bank can elect to make a contribution to the plan from current earnings.

In general, bank policy does not provide for post-retirement health insurance benefits.

     CASH AND CASH EQUIVALENTS AND CASH FLOWS:

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks. Amounts due from banks are non-interest bearing cash accounts maintained with other financial institutions.

At December 31, 1996, the Bank balances with correspondent banks were $184,000, of which $31,000 was in excess of the federally insured limits. The Bank feels the credit risk associated with exceeding these limits is balanced by the stability of the financial institutions.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     RECLASSIFICATIONS:

Certain amounts in 1995 have been reclassified to conform with the 1996 presentation and disclosure requirements.


NOTE 2 - INVESTMENT SECURITIES:

Securities held-to-maturity consist of the following:

                                                                 GROSS             GROSS            APPROXIMATE
                                             AMORTIZED         UNREALIZED        UNREALIZED             FAIR
                                               COST              GAINS             LOSSES              VALUE
                                              -------           -------            ------              ------
(Dollars in thousands)
December 31, 1996:
   U. S. Treasury securities                  $    13,778       $     80          $    50             $    13,808
   Obligations of other
      U. S. Government
      corporations and agencies                     6,692             21               15                   6,698
   Mortgage backed securities                       1,199              6               13                   1,192
   Obligations of states and
      political subdivisions (*)                    4,383             62               15                   4,430
                                         ------------------ ----------------- ----------------- ---------------------

               Total                               26,052            169               93                  26,128
                                         ================== ================= ================= =====================

(Dollars in thousands)
December 31, 1995:
   U. S. Treasury securities                   $   12,301         $  219          $    32             $    12,488
   Obligations of other
      U. S. Government
      corporations and agencies                     2,541             32                -                   2,573
   Mortgage backed securities                       1,165             12               10                   1,167
   Obligations of states and
      political subdivisions (*)                    3,767            111                5                   3,873
                                         ------------------ ----------------- ----------------- ---------------------

               Total                               19,774            374               47                  20,101
                                         ================== ================= ================= =====================

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------

NOTE 2 - INVESTMENT SECURITIES (CONTINUED):

Securities available-for-sale consist of the following:

                                                                 GROSS             GROSS            APPROXIMATE
                                             AMORTIZED         UNREALIZED        UNREALIZED             FAIR
                                               COST              GAINS             LOSSES              VALUE
                                              ------            -------           -------             -------
(Dollars in thousands)
December 31, 1996:
   U. S. Treasury Securities                 $   2,498         $      16         $      4            $    2,510
   Federal Reserve Bank stock                      151                 -                -                   151
   Federal Home Loan Bank
      stock                                        305                 -                -                   305
   Business Development
      Corporation stock                             50                 -                -                    50
                                         ------------------ ----------------- ----------------- ---------------------

               Total                             3,004                16                4                 3,016
                                         ================== ================= ================= =====================

(Dollars in thousands)
December 31, 1995:
   U. S. Treasury Securities                 $   2,507         $      34         $      1            $    2,540
   Federal Reserve Bank stock                      101                 -                -                   101
   Federal Home Loan Bank
      stock                                        260                 -                -                   260
   Business Development
      Corporation stock                             50                 -                -                    50
                                         ------------------ ----------------- ----------------- ---------------------

               Total                             2,918                34                1                 2,951
                                         ================== ================= ================= =====================



(*) The fair values of state, county and municipal securities are established with the assistance of an independent pricing service. The values are based on data which often reflect transactions of relatively small size and are not necessarily indicative of the value of the securities when traded in large volumes.

There were no realized gains or losses on sales of investment securities during the years ending December 31, 1996 and 1995.

At December 31, 1996, investment securities with an amortized cost of $11,420,000 and an approximate fair value of $11,416,000 were pledged to secure public deposits, demand notes due to the U. S. Treasury, securities sold under repurchase agreements and for other purposes as required by law. The amortized cost and approximate fair values of such pledged securities were $8,905,000 and $8,917,000, respectively, at December 31, 1995.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------


NOTE 2 - INVESTMENT SECURITIES (CONTINUED):

The amortized cost and approximate fair value of debt securities held-to-maturity and available-for-sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             SECURITIES                                   SECURITIES
                                          HELD-TO-MATURITY                            AVAILABLE-FOR-SALE
                               ----------------------------------------    ------------------------------------------
                                   AMORTIZED          APPROXIMATE               AMORTIZED              APPROXIMATE
                                     COST              FAIR VALUE                 COST                 FAIR VALUE
                                     -----             ----------                 ----                 ----------

(Dollars in thousands)
Due in one year or less             $    4,057          $    4,060              $     502             $      503
Due after one year
   through five years                   12,117              12,081                  1,996                  2,007
Due after five years
   through ten years                     1,987               2,097                      -                      -
                               ------------------ ---------------------    ------------------- ----------------------
          Subtotal                      18,161              18,238                  2,498                  2,510
No contractural
   maturity                              7,891               7,890                    506                    506
                               ------------------ ---------------------    ------------------- ----------------------

          Total                         26,052              26,128                  3,004                  3,016
                               ================== =====================    =================== ======================

NOTE 3 - FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:

Federal funds sold and securities purchased under agreements to resell generally mature within one to three days from the transaction date. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable in the statement of financial condition.

The Bank enters into purchases of securities under agreements to resell the identical securities. Securities purchased under agreements to resell at December 31, 1996 consist of U. S. Treasury securities. The securities underlying the agreements are book-entry securities. The securities were delivered by appropriate entry into the Bank's account maintained with the counterparty under a written custodial agreement that explicitly recognizes the Bank's interest in the securities.

Information concerning securities purchased under agreements to resell is summarized as follows:

                                                1996                1995
                                                ----                ----

(Dollars in thousands)
Average month-end balance during the year       $3,092              $2,669
Average interest rate during the year            5.15%               5.76%

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Maximum month-end balance during the year       $3,100              $3,100


NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES:

The following summary reflects the classification of loans at December 31, 1996 and 1995:

                                                                                        1996                1995
                                                                                        ----                ----
(Dollars in thousands) Real estate loans:
   Construction                                                                   $      4,720        $      3,289
   Mortgage                                                                             28,295              25,816
Loans to farmers                                                                         1,055               1,288
Commercial and industrial loans                                                         13,240              10,872
Loans to individuals for household, family and
   other consumer expenditures                                                          30,696              25,586
Lease financing                                                                          1,013                 693
All other loans                                                                            329                 266
                                                                              ------------------- -------------------
               Total                                                                    79,348              67,810
Less:  Unearned interest                                                                     -                  (3)
               Allowance for loan losses                                                  (850)               (731)
                                                                              ------------------- -------------------

               Balance                                                                  78,498              67,076
                                                                              =================== ===================



A summary of transactions in the allowance for loan losses is scheduled below:

                                                                                        1996                1995
                                                                                        ----                ----
(Dollars in thousands)
Balance at January 1                                                             $         731       $         627
Provision charged to income                                                                620                 330
Loans charged off                                                                       (1,052)               (609)
Recoveries                                                                                 551                 383
                                                                              ------------------- -------------------

Balance at December 31                                                                     850                 731
                                                                              =================== ===================



At December 31, 1996 and 1995, the aggregate amount of loans for which the accrual of interest has been discontinued was $267,000 and $187,000, respectively. Interest income which was foregone on non-accrual loans was approximately $25,000 for 1996 and $22,000 for 1995.

Included in the balance sheet under the caption, "Real estate owned other than bank premises," are certain real properties which were acquired as a result of completed foreclosure proceedings. Such foreclosed properties totaled $66,000 and $197,000 at December 31, 1996 and 1995, respectively.

The Bank grants agribusiness, commercial, and residential loans to customers throughout the Pee Dee area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of the Pee Dee area.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------



NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED):

Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114 (SFAS 114), ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and Statement of Financial Accounting Standards No. 118 (SFAS 118), ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES. These statements require creditors to account for impaired loans, except for those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate.

The Bank determines when loans become impaired through its normal loan administration and review functions. Those loans identified as substandard or doubtful as a result of the loan review process are potentially impaired loans. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. A loan is not impaired during a period of delay in payment if the Bank expects to collect all amounts due, including interest accrued at the contractual interest rate, for the period of delay.

In accordance with these standards, the Bank does not apply SFAS 114 and SFAS 118 to large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. These groups include the Bank's credit card, residential mortgage, overdraft protection, home equity lines, Business Manager, and consumer installment loans.

The Bank's adoption of these accounting standards did not have a material effect on the financial condition and results of operations of the Bank.

In accordance with SFAS 114, historical information has not been restated to reflect the application of this standard.


NOTE 5 - PREMISES AND EQUIPMENT:

Premises and equipment at December 31, 1996 and 1995, consist of the following:

                                                                                        1996                1995
                                                                                        ----                ----
(Dollars in thousands)
Land and buildings                                                                $      1,022       $         937
Leasehold improvements                                                                     521                 309
Property under capital leases                                                              860                 860
Equipment                                                                                2,765               2,515
Construction in progress                                                                     -                   8
                                                                              ------------------- -------------------
               Total                                                                     5,168               4,629
Less, accumulated depreciation and amortization                                          3,101               2,814
                                                                              ------------------- -------------------

                                     F-17





PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------------------------------------------------
  Premises and equipment - net                                                           2,067               1,815
                                                                              =================== ===================




NOTE 5 - PREMISES AND EQUIPMENT (CONTINUED):

Provisions for depreciation and amortization included in operating expenses for the years ended December 31, 1996 and 1995, were $299,000 and $283,000, respectively.

NOTE 6 - FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO
   REPURCHASE:

Federal fund purchased and securities sold under agreements to repurchase generally mature within one to three days from the transaction date.

Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                  1996                1995
                                                  ----                ----
(Dollars in thousands)
Average month-end balance during the year       $3,871.00           $2,625.00
Average interest rate during the year                4.47%               5.12%
Maximum month-end balance during the year       $5,008.00           $3,013.00


NOTE 7 - OTHER BORROWED FUNDS:

Other borrowed funds at December 31, 1996 and 1995, are summarized as follows:

                                                                                           1996                1995
                                                                                           ----                ----
(Dollars in thousands)
Interest-bearing demand note issued to the U. S. Treasury,
   collateralized with $500,000 par U. S. Treasury Note                             $        -           $      50
Capital lease obligation to a related party - payable monthly at
   $6,265, including interest at 10%, through March 2005
                                                                                           423                 452
Capital lease obligation to a related party - payable monthly at $2,415, including interest at 6.5% through January 2009
                                                                                           242                 255
                                                                              ------------------- -------------------

               Total                                                                       665                 757
                                                                              =================== ===================


NOTE 8 - LEASES:

     OPERATING:

The Bank was obligated at December 31, 1996, under certain operating leases extending to the year 2005 for land and buildings used primarily for banking purposes. The following is a schedule by years of future minimum rental payments required under operating leases which

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------
have initial or remaining lease periods in excess of one year as of December 31, 1996, and does not reflect possible additional payments due if renewal options are exercised:


NOTE 8 - LEASES (CONTINUED):

     OPERATING (CONTINUED):

 (Dollars in thousands)
Year ending December 31:
1997                           $          106
1998                                      101
1999                                      102
2000                                      114
2001                                      114
2002-2005                                 465
                             -------------------

     Total                              1,002
                             ===================



Amounts charged against operations in regard to operating leases were $113,000 and $111,000 for the years ending December 31, 1996 and 1995, respectively. Such leases are on various real properties.

     CAPITAL:

The Bank has long-term lease agreements with a related party for two of its branch facilities. The assets acquired under the long-term lease agreements have been capitalized and the related obligations are reflected in the accompanying financial statements based upon the present value of the future minimum lease payments. The future minimum lease payments under the capitalized leases and the present value of the net minimum lease payments as of December 31, 1996, are as follows:

(Dollars in thousands)
Year ending December 31:
1997                                                                                                $          104
1998                                                                                                           104
1999                                                                                                           104
2000                                                                                                           104
2001                                                                                                           104
Later years                                                                                                    450
                                                                                                     ------------------

              Total minimum lease payments                                                                     970
              Less, amount representing interest                                                               305
                                                                                                  -------------------

              Present value of net minimum lease payments with
                 interest rate of 10.0% and 6.5%                                                               665
                                                                                                  ===================


PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------



NOTE 9 - INCOME TAXES:

Pee Dee Bankshares, Inc. and the Bank file consolidated federal income tax returns on a calendar year basis. The consolidated provision for income taxes consisted of the following for the years ended December 31:

                                                                                          1996                1995
                                                                                          ----                ----
(Dollars in thousands)
Currently payable:
   Federal                                                                       $         846       $         585
   State                                                                                    80                  55
                                                                              -------------------  -------------------
                                                                                           926                 640
Deferred                                                                                   (31)                (17)
                                                                              ------------------- -------------------

               Total                                                                       895                 623
                                                                              =================== ===================


Deferred income taxes result from timing differences in the recognition of income and expense for tax and financial reporting purposes. The principal sources of these differences and the related deferred tax effects are as follows:

                                                                                           1996                1995
                                                                                           ----                ----
(Dollars in thousands)
Reserve for loan loss                                                           $          (46)     $          (36)
Loan origination costs                                                                      (1)                 (3)
Other real estate                                                                            -                 (11)
Bond accretion                                                                              (2)                 10
Depreciation                                                                                12                  10
Other                                                                                        6                  13
                                                                              ---------------------- -------------------

               Total                                                                       (31)                (17)
                                                                              =====================  ==================


The following is a reconciliation of the provision made for income taxes in the financial statements versus an amount computed by applying the statutory federal income tax rate of 34 percent to income before income taxes:

                                                                                          1996                1995
                                                                                          ----                ----
(Dollars in thousands)
Computed "expected" tax expense at statutory rate                                $         866      $          639
Increase (reduction) of taxes:
   Non-taxable interest income                                                             (63)                (71)
   State income tax, net of federal income tax benefits                                     80                  55
Other                                                                                       12                   -
                                                                              --------------------- ------------------

               Total                                                                       895                 623
                                                                              ===================== ==================


PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (CONTINUED):

The net deferred tax asset included in other assets in the accompanying consolidated financial statements includes the following components:

                                                                                           1996                1995
                                                                                           ----                ----

(Dollars in thousands)
Deferred tax assets                                                             $           59      $           14
Deferred tax liabilities                                                                    (3)                (10)
                                                                              --------------------- ------------------

               Net deferred tax asset (liability)                                           56                   4
                                                                              =====================  ==================


NOTE 10 - EMPLOYEE BENEFITS:

The Bank has a profit sharing plan for substantially all full-time and part-time employees that meet the requirements. Salaries and employee benefits expense include $137,000 in 1996, and $143,000 in 1995, for the profit sharing plan.

NOTE 11 - OTHER INCOME AND EXPENSE:

The following is a summary of the components of other non-interest income for the years ended December 31:

                                                                                           1996                1995
                                                                                           ----                ----

(Dollars in thousands)
Net gain on sale of foreclosed assets                                           $           29      $          154
Other                                                                                       63                  54
                                                                              -------------------- -------------------

               Total                                                                        92                 208
                                                                              =================== ===================


The following is a summary of the components of other non-interest expense for the years ended December 31:


                                                                                          1996                1995
                                                                                          ----                ----
(Dollars in thousands)
Office supplies                                                                  $         266       $         212
Legal                                                                                       82                 165
Credit cards                                                                               198                 133
Advertising                                                                                134                 115
Federal depository insurance                                                                 2                  81
Other                                                                                      680                 585
                                                                              ------------------- -------------------

                                     F-21




PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------
Total                                                                                    1,362               1,291
                                                                                 =================== ===================


NOTE 12 - CONTINGENT LIABILITIES:

The Bank is involved as defendant in various litigation arising out of the normal course of business. Management and legal counsel are of the opinion at this time that losses, if any, would not have a material effect on the financial statements.

NOTE 13 - SUBSIDIARY DIVIDENDS:

The payment of cash dividends by the subsidiary, a state bank, requires advance approval of state banking regulatory authorities. Dividends declared but unpaid at December 31, 1996, were $542,000.

NOTE 14 - RELATED PARTY TRANSACTIONS:

The Bank has entered into transactions with its directors and their business interests (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1996, was $139,000 and at December 31, 1995, was $90,000. During 1996, new loans to such related parties amounted to $144,000 and repayments amounted to $95,000.

The Bank leases two of its branch facilities from a major shareholder of the Bank. The annual payments for 1996 and 1995 on these facilities were $104,000, each year. The leases continue though March 1, 2005, and are classified in the financial statements as capital leases.

NOTE 15 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

The Bank is a party to financial instruments with off-balance sheet risks in the normal course of business to meet the financing needs of its customers and to manage its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credits. These instruments involve to varying degrees, elements of credit, interest rate, or liquidity risk in excess of the amounts recognized in the balance sheet. The contract amounts of these instruments express the extent of involvement the Bank has in particular classes of financial instruments. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 15 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
   (CONTINUED):

                                                              DEC. 31,
                                                                 1996

(Dollars in thousands)
Financial instruments whose contract amounts
represents credit risks:
Commitments to extend credit                            $      6,957
Standby letters of credit                                        126

     COMMITMENTS TO EXTEND CREDIT:

These are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit assessment of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and personal guarantees.

     STANDBY LETTERS OF CREDIT:

These instruments are conditional commitments, issued by the Bank guaranteeing the performance of a customer to a third party. All standby letters of credit outstanding at December 31, 1996, expire in 1997. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer.

NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values of financial instruments are based on estimates using present value or other valuation techniques, for which it is practicable to estimate the value. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.


NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED):

         CASH AND CASH EQUIVALENTS:

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

         INVESTMENT SECURITIES:

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         LOANS:

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

         DEPOSITS:

The fair values disclosed for demand deposits, savings accounts, and certain money market deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

         COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT:

Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------





NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED):


         COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT
           (CONTINUED):

The estimated fair value of the Bank's financial instruments are as follows:

                                                                                      ... DECEMBER 31, 1996 ...
                                                                                          CARRYING             FAIR
                                                                                           AMOUNT              VALUE
                                                                                          --------           --------
(Dollars in thousands) Financial assets:
   Cash                                                                             $      4,437        $     4,437
   Fed funds sold                                                                          3,275              3,275
   Securities purchased under agreements to resell                                         3,000              3,000
   Investment securities                                                                  29,068             29,144
   Loans:
      Loans                                                                               79,348             78,617
      Less:  allowance for loan losses                                                      (850)              (850)
                                                                                -------------------    ------------------
      Net loans                                                                           78,498             77,767

Financial liabilities:
   Deposits                                                                              103,132            103,418
   Securities sold under agreements to repurchase                                          4,600              4,600

Unrecognized financial instruments:
   Commitments to extend credit                                                            6,957              6,893
   Standby letters of credit                                                                 126                126



NOTE 17 - REGULATORY MATTERS:

Pee Dee Bankshares, Inc. (the Company) and its banking subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet-items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and its subsidiary meet all capital adequacy requirements to which they are subject.

NOTE 17 - REGULATORY MATTERS (CONTINUED):

As of December 31, 1996, the most recent notification from the State of South Carolina Board of Financial Institutions categorized the Company and its subsidiary as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the entities must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions' category.

Actual capital amounts and ratios are also presented in the table.


                                                                                                            TO BE WELL
                                                                                                        CAPITALIZED UNDER
                                                                           FOR CAPITAL                   PROMPT CORRECTIVE
                                                   ACTUAL                 ADEQUACY PURPOSES              ACTION PROVISIONS
                                                ------------             ------------------            --------------------
                                               AMOUNT    RATIO            AMOUNT    RATIO              AMOUNT      RATIO
                                               ------   -------          -------   -------             ------      ------
(Dollars in thousands)
As of December 31, 1996:
Total capital
(to Risk Weighted assets):
Consolidated                             $   13,975   16.59%         $   6,740       8.00%     $      8,425        10.00%
Pee Dee State Bank                           13,451   15.97%             6,740       8.00%            8,425        10.00%
Tier I Capital
(to Risk Weighted Assets):
Consolidated                                 13,125   15.58%             3,370       4.00%            5,055         6.00%
Pee Dee State Bank                           12,601   14.96%             3,370       4.00%            5,055         6.00%
Tier I Capital (to Average Assets):
Consolidated                                 13,125   10.66%             4,927       4.00%            6,158         5.00%
Pee Dee State Bank                           12,601   10.23%             4,927       4.00%            6,158         5.00%



NOTE 18 - CONDENSED FINANCIAL STATEMENTS:

Presented below are condensed financial statements for Pee Dee Bankshares, Inc., (Parent Company only) and Pee Dee State Bank.



PEE DEE BANKSHARES, INC.,                                                                   YEAR ENDED
   (PARENT COMPANY ONLY):                                                                  DECEMBER 31,
                                                                                        1996                1995
                                                                                        ----                ----
(Dollars in thousands)
Balance Sheet:
Assets:
   Cash                                                                        $             8     $            18
   Investment in Pee Dee State Bank                                                     12,010              10,954


                                     F-26





PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------


   Other assets                                                                            516                 360
                                                                              -------------------    -------------------

               Total assets                                                             12,534              11,332
                                                                              ===================     ===================

Stockholders' equity                                                           $        12,534        $     11,332
                                                                              ===================     ===================


NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

PEE DEE BANKSHARES, INC.,                                                                   YEAR ENDED
   (PARENT COMPANY ONLY) (CONTINUED):                                                      DECEMBER 31,
                                                                                          1996                1995
                                                                                          ----                ----

(Dollars in thousands)
Statement of Income:
Income:
   Interest on investments                                                     $             -     $             1
   Dividends from Pee Dee State Bank                                                       516                 360
                                                                              -------------------   -------------------
               Total income                                                                516                 361

Expenses:
   Accounting fees                                                                           1                   1
                                                                              -------------------     -------------------

Income before income taxes and equity in
   undistributed earnings of subsidiary                                                    515                 360

Equity in undistributed earnings of subsidiary                                           1,059                 835
                                                                              ------------------- -------------------

               Net income                                                                1,574               1,195
                                                                              =================== ===================



PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

(Dollars in thousands)

Statement of Changes in Stockholders' Equity:


                                                                                                 PEE DEE STATE BANK
                                                                                                     UNREALIZED
                                                                                                   GAIN (LOSS) ON
                                                                                                     SECURITIES
                                                                                                     AVAILABLE-
                                                                                                  FOR-SALE, NET OF
                                                                                  RESERVE            APPLICABLE
                                                 COMMON                              FOR               DEFERRED            UNDIVIDED
                                                 STOCK         SURPLUS          CONTINGENCIES        INCOME TAXES          PROFITS
                                               ---------      ---------        ---------------     ----------------       ----------

Balance, December 31, 1994                     $    56        $  2,776          $     1                 $    (54)         $   7,536

PDSB unrealized gain on securities
available-for-sale, net of applicable
   deferred income taxes                             -               -                -                       73                  -

Net income - 1995                                    -               -                -                        -              1,195

Cash dividends declared                              -               -                -                        -               (251)
                                             ------------- --------------- ---------------------- -------------------- -------------

Balance, December 31, 1995                          56           2,776                1                       19              8,480

Net income - 1996                                    -               -                -                        -              1,574

PDSB unrealized loss on securities
   available-for-sale, net of applicable
   deferred income taxes                             -               -                -                      (12)                 -

Cash dividends declared                              -               -                -                        -               (369)

Issuance of common stock                             -               9                -                        -                  -
                                             ------------- --------------- ---------------------- -------------------- -------------

Balance, December 31, 1996                          56           2,785                1                        7              9,685
                                             ============= =============== ====================== ====================  ============





                                                             TOTAL
                                                          ---------

Balance, December 31, 1994                                 $10,315

PDSB unrealized gain on securities
available-for-sale, net of applicable
   deferred income taxes                                        73

Net income - 1995                                            1,195

Cash dividends declared                                       (251)
                                                         -------------

Balance, December 31, 1995                                  11,332

Net income - 1996                                            1,574

PDSB unrealized loss on securities
   available-for-sale, net of applicable
   deferred income taxes                                       (12)

Cash dividends declared                                       (369)

Issuance of common stock                                         9
                                                         -------------

Balance, December 31, 1996                                  12,534
                                                         =============


PEE DEE BANKSHARES, INC., AND SUBSIDIARY
TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------
NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

                                                                                                YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                         1996                1995
                                                                                        -----              ------
(Dollars in thousands)
Statement of Cash Flows:
Cash flows from operating activities:
   Net income                                                                     $      1,574        $      1,195
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Increase in other assets                                                         (156)               (120)
         Excess of earnings of subsidiary over dividend income                          (1,059)               (835)
                                                                              ------------------- -------------------
               Net cash provided by operating activities                                   359                 240
                                                                              ------------------- -------------------

Cash flows from financing activities:
   Dividends paid                                                                         (369)               (251)
                                                                              ------------------- -------------------
               Net cash used in financing activities                                      (369)               (251)
                                                                              ------------------- -------------------

Net decrease in cash and cash equivalents                                                  (10)                (11)

Cash and cash equivalents at beginning of year                                              18                  29
                                                                              ------------------- -------------------

Cash and cash equivalents at end of year                                                     8                  18
                                                                              =================== ===================


PEE DEE STATE BANK:

                                                                                               YEAR ENDED
                                                                                               DECEMBER 31,
(Dollars in thousands)                                                                  1996                1995
                                                                                        ----                ----
Balance Sheet:
Assets:
   Cash and due from banks                                                       $       4,437         $     4,480
   Federal funds sold and securities purchased
      under agreements to resell                                                         6,275               3,100
   Investment securities                                                                29,068              22,725
   Loans - net                                                                          78,498              67,076
   Premises and equipment                                                                2,067               1,815
   Deferred income taxes                                                                    56                   4
   Other assets                                                                          2,136               1,786
                                                                              ------------------- -------------------

               Total assets                                                            122,537             100,986
                                                                              =================== ===================


PEE DEE BANKSHARES, INC., AND SUBSIDIARY
TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------------------------------------------------

NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

PEE DEE STATE BANK (CONTINUED):

                                                                                               YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                         1996                1995
                                                                                         -----               -----
Liabilities:
   Deposits                                                                         $  103,140         $    84,394
   Federal funds purchased and securities
      sold under agreement to repurchase                                                 4,600               3,172
   Other liabilities                                                                     2,188               1,912
                                                                              ------------------- -------------------
               Total liabilities                                                       109,928              89,478

Stockholders' equity                                                                    12,609              11,508
                                                                              ------------------- -------------------

               Total liabilities and stockholders' equity                              122,537             100,986
                                                                              =================== ===================

(Dollars in thousands) Statement of Income:
Income:
   Interest and fees on loans                                                     $      8,505       $       6,948
   Lease financing                                                                         114                 105
   Interest on investment securities                                                     1,453               1,283
   Interest on federal funds sold and repurchase agreements                                393                 323
   Other income                                                                          1,685               1,438
                                                                              ------------------- -------------------
               Total income                                                             12,150              10,097
                                                                              ------------------- -------------------

Expenses:
   Salaries and employee benefits                                                        2,879               2,671
   Interest on deposits                                                                  3,740               3,086
   Other interest expense                                                                  235                 199
   Provision for loan losses                                                               620                 330
   Other expenses                                                                        2,125               1,933
                                                                              ------------------- -------------------
               Total expenses                                                            9,599               8,219
                                                                              ------------------- -------------------

Income before income taxes                                                               2,551               1,878

Income taxes                                                                               895                 623
                                                                              ------------------- -------------------

               Net income                                                                1,656               1,255
                                                                              =================== ===================


PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

PEE DEE STATE BANK (CONTINUED):

(Dollars in thousands, except per share data)
Statement of Changes in Stockholders' Equity:


                                                                                                  UNREALIZED
                                                                                                GAIN (LOSS) ON
                                                                                                  SECURITIES
                                                                                                  AVAILABLE-
                                                                                                   FOR-SALE
                                                                                                    NET OF
                                                                                   RESERVE        APPLICABLE
                                                       COMMON                        FOR           DEFERRED     UNDIVIDED
                                                        STOCK          SURPLUS  CONTINGENCIES    INCOME TAXES    PROFITS     TOTAL
                                                        -----          -------  -------------    ------------    -------     -----
Balance, December 31, 1994                               $ 315         $ 3,070            $ 1           $ (54)   $ 7,225   $ 10,557

Net income - 1995                                            -               -              -               -      1,255      1,255

Unrealized gain on securities available-for-sale,
   net of applicable deferred income taxes                   -               -              -              74          -         74

Cash dividends paid                                          -               -              -               -       (378)      (378)
                                                   ---------------------------------------------------------------------------------

Balance, December 31, 1995                                 315           3,070              1              20      8,102     11,508

Net income - 1996                                            -               -              -               -      1,656      1,656

Transfer                                                     -           1,650              -               -     (1,650)         -

Unrealized loss on securities available-for-sale,
   net of applicable deferred income taxes                   -               -              -             (13)         -        (13)

Cash dividends paid                                          -               -              -               -       (542)      (542)
                                                   ---------------------------------------------------------------------------------

Balance, December 31, 1996                                 315           4,720              1               7      7,566     12,609
                                                   =================================================================================




PEE DEE BANKSHARES, INC., AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------------------------------------------------------
NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

PEE DEE STATE BANK (CONTINUED):
                                                                                               YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                         1996                1995
                                                                                        ------              -------
(Dollars in thousands)
Statement of Cash Flows:
Cash flows from operating activities:
   Net income                                                                     $      1,656        $      1,255
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                                                     305                 301
         Discount accretion and premium amortization                                        58                 (24)
         Provision for loan losses                                                         620                 330
         Provision for deferred taxes                                                      (44)                (17)
         Loss on disposal of equipment                                                       -                   1
         Gain on sales of foreclosed real estate, net                                      (30)               (154)
         Change in other assets and liabilities:
            Increase in interest receivable                                               (121)               (210)
            (Increase) decrease in income taxes receivable                                (146)                 36
            Increase in other assets                                                      (214)                (82)
            Increase in interest payable                                                   150                 213
            Increase (decrease) in income taxes payable                                     (2)                  2
            Increase in other liabilities                                                  170                 180
                                                                              ------------------- -------------------
                    Net cash provided by operating activities                            2,402               1,831
                                                                              ------------------- -------------------

Cash flows from investing activities:
   Purchases of securities available for sale                                             (592)               (551)
   Proceeds from maturities of securities available for sale                               500                 500
   Purchases of securities to be held to maturity                                      (12,943)            (11,643)
   Proceeds from maturities and calls of securities
      held to maturity                                                                   6,937               7,069
   Purchases of mortgage-backed securities                                                (505)                  -
   Proceeds from mortgaged-backed securities                                               181                 343
   Net increase in customer loans                                                      (12,042)            (10,171)
   Purchases of premises and equipment                                                    (556)               (500)
   Proceeds from sale of premises and equipment                                              5                   1
   Proceeds from sale of other real estate                                                 155                 594
   Increase in federal funds sold and securities purchased
      under agreement to resell                                                         (3,175)               (600)
                                                                              ------------------- -------------------
                    Net cash used in investing activities                              (22,035)            (14,958)
                                                                              ------------------- -------------------

PEE DEE BANKSHARES, INC., AND SUBSIDIARY
TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------------------------------------------------

NOTE 18 - CONDENSED FINANCIAL STATEMENTS (CONTINUED):

PEE DEE STATE BANK (CONTINUED):
                                                                                              YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                        1996                1995
                                                                                      ---------           -------
Cash flows from financing activities:
   Net increase in demand, time and savings deposits                             $       8,454       $       4,200
   Net increase in certificates of deposits                                             10,292               8,535
   Net increase in federal funds purchased and
      securities sold under agreements to repurchase                                     1,428                 961
   Net decrease in capital lease obligation                                                (42)                (91)
   Cash dividends paid                                                                    (542)               (378)
                                                                              ------------------- -------------------
                    Net cash provided by financing activities                           19,590              13,227
                                                                              ------------------- -------------------

Net increase (decrease) in cash and cash equivalents                                       (43)                100

Cash and cash equivalents at beginning of year                                           4,480               4,380
                                                                              ------------------- -------------------

Cash and cash equivalents at end of year                                                 4,437               4,480
                                                                              =================== ===================







    THESE NOTES ARE AN INTEGRAL PART OF THE ACCOMPANYING FINANCIAL STATEMENTS


                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

               (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE AND SHARES)
-----------------------------------------------------------------------------------------------------------------------

                                                                                                   SEPTEMBER 30
                    ASSETS                                                                    1997              1996
                    ------                                                                    ----              ----

Cash and due from banks                                                                       $ 3,974          $ 4,586
                                                                                    -----------------------------------
Federal funds sold                                                                              4,750            3,450
                                                                                    -----------------------------------
Securities purchased under
   agreements to resell                                                                         3,000            3,100
                                                                                    -----------------------------------
Investment securities:
   Securities available-for-sale, at fair value                                                 2,595            3,010
   Securities held-to-maturity                                                                 25,314           26,304
                                                                                    -----------------------------------
               Total investment securities                                                     27,909           29,314
Loans - net                                                                                    88,896           76,615
Premises and equipment                                                                          2,446            2,031
Real estate owned other than bank
   premises                                                                                        44               66
Other assets                                                                                    2,078            1,921
                                                                                    -----------------------------------

               Total assets                                                                   133,097          121,083
                                                                                    ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits:
      Demand                                                                                 $ 21,984         $ 20,025
      CD's of $100,000 and over                                                                13,842           12,030
      Other time and savings                                                                   77,546           70,118
                                                                                    -----------------------------------
               Total deposits                                                                 113,372          102,173
                                                                                    -----------------------------------
   Securities sold under agreements
      to repurchase                                                                             3,821            4,182
   Other borrowed funds                                                                           628              676
   Other liabilities                                                                            1,265            1,275
                                                                                    -----------------------------------
               Total liabilities                                                              119,086          108,306
                                                                                    -----------------------------------

Minority interest                                                                                 597              606
                                                                                    -----------------------------------

Stockholders' equity:
   Capital stock - common $1 par value -
      authorized 100,000 shares, issued and
      outstanding 56133 shares in 1997
      and 55,865 shares in 1996                                                                    56               56
   Surplus                                                                                      2,845            2,784
   Reserve for contingencies                                                                        1                1
   Unrealized gain on securities available-for-sale,
      net of applicable deferred income taxes                                                      11                3
   Undivided profits                                                                           10,501            9,327
                                                                                    -----------------------------------
               Total stockholders' equity                                                      13,414           12,171
                                                                                    -----------------------------------

               Total liabilities and
                  stockholders' equity                                                        133,097          121,083
                                                                                    ===================================





                                     PEE DEE BANKSHARES, INC., AND SUBSIDIARY

                                   CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------------------------------------------

                                                          NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                            SEPTEMBER 30                        SEPTEMBER 30
                                                        1997             1996               1997             1996
                                                        ----             ----               ----             ----
INTEREST INCOME:
   Loans, including fees                               $ 7,190          $ 6,247            $ 2,545          $ 2,206
   Lease financing                                         122               79                 38               29
   Investment securities:
      Available for sale:
         U. S. Treasury securities                         154              113                 39               76
         Obligations of state and political
            subdivisions                                     -                5                  -                3
      Held to maturity:
         U. S. Treasury securities                         593              607                204              177
         Obligations of other U.S. Government
            agencies and corporations                      373              149                124               68
         Obligations of state and political
            subdivisions                                   152              156                 45               57
   Interest on federal funds sold and
      repurchase agreements                                250              282                 82              109
                                              ----------------------------------  ----------------------------------
                    Total interest income                8,834            7,638              3,077            2,725
                                              ----------------------------------  ----------------------------------

INTEREST EXPENSE:
   CD's of $100,000 and over                               525              452                185              163
   Other time and savings                                2,637            2,272                914              809
   Interest on federal funds purchased
      and repurchase agreements                            139              127                 43               50
   Interest on other borrowed funds                                  41      47                          14               22
                                              ----------------------------------  ----------------------------------
                    Total interest expense               3,342            2,898              1,156            1,044
                                              ----------------------------------  ----------------------------------

                    Net interest income                  5,492            4,740              1,921            1,681

Provision for loan losses                                  450              300                150              112
                                              ----------------------------------  ----------------------------------

                    Net interest income after
                       provision for loan losses         5,042            4,440              1,771            1,569
                                              ----------------------------------  ----------------------------------

NON-INTEREST INCOME:
   Service charges on deposit accounts                     870              858                302              304
   Other fees and commissions                              502              338                181              119
   Other                                                    61               69                 33               32
                                              ----------------------------------  ----------------------------------
                    Total non-interest income            1,433            1,265                516              455
                                              ----------------------------------  ----------------------------------

NON-INTEREST EXPENSE:
   Salaries and employee benefits                        2,426            2,193                837              755
   Occupancy expense                                       317              224                 88               76
   Furniture and equipment expense                         271              260                 56               95
   Other                                                 1,265              988                478              400
                                              ----------------------------------  ----------------------------------
                    Total non-interest expense           4,279            3,665              1,459            1,326
                                              ----------------------------------  ----------------------------------

                    Income before income taxes           2,196            2,040                828              698

Income taxes                                               818              764                315              261
                                              ----------------------------------  ----------------------------------

                    Income before minority interest      1,378            1,276                513              437

Less, minority interest in earnings
    of subsidiary                                           59               61                 22               22
                                              ----------------------------------  ----------------------------------

                    Net income                           1,319            1,215                491              415
                                              ==================================  ==================================

Per Share
   Weighted average shares outstanding                  56,025           55,858             56,025           55,858
                                              ==================================  ==================================

   Net income per common share                $          23.54        $   21.75          $    8.76     $       7.43
                                              ======================================================================


                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        UNREALIZED
                                                                                        GAIN (LOSS)
                                                                                       ON SECURITIES
                                                                                     AVAILABLE-FOR-SALE
                                                                                          NET OF
                                                COMMON STOCK              RESERVE        APPLICABLE                     TOTAL
                                           NUMBER                           FOR           DEFERRED       UNDIVIDED  STOCKHOLDERS'
                                         OF SHARES   AMOUNT   SURPLUS  CONTINGENCIES    INCOME TAXES      PROFITS       EQUITY
                                         ---------   ------   -------  -------------    ------------      -------       ------

Balance, December 31, 1996                  55,865       $ 56  $ 2,785            $ 1             $ 7      $ 9,685      $ 12,534

Net income for the period                        -          -        -              -               -        1,319         1,319

Unrealized loss on securities
   available-for-sale, net of applicable
   deferred income taxes of                      -          -        -              -               4            -             4

Cash dividends declared
   ($9.00 per share)                             -          -        -              -               -         (503)         (503)

Issuance of common stock                       268          -       60              -               -            -            60
                                         ----------------------------------------------------------------------------------------

Balance, SEPTEMBER 30, 1997                 56,133         56    2,845              1              11       10,501        13,414
                                         ========================================================================================


                   PEE DEE BANKSHARES, INC., AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                             (DOLLARS IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------

                                                                                     NINE MONTHS ENDED SEPTEMBER 30
                                                                                     1997                      1996
                                                                                     ----                      ----
Cash flows from operating activities:
   Net income                                                                      $ 1,319                    $ 1,215
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                                 258                        221
         Discount accretion and premium amortization                                    30                         44
         Provision for loan losses                                                     450                        300
         Provision for deferred taxes                                                    2                        (21)
         Loss on disposal of equipment                                                   -                          -
         (Gain) on sales of foreclosed real estate, net                                (19)                       (30)
         Change in other assets and liabilities:
            Increase in interest receivable                                            (51)                      (143)
            (Increase) decrease in income taxes receivable                             111                          -
            Increase in other assets                                                   (58)                      (415)
            Increase in interest payable                                               (14)                        61
            Increase (decrease) in income taxes payable                                  -                        193
            Increase in other liabilities                                              271                        244
            Increase in minority interest                                               (9)                        52
                                                                        ----------------------------------------------
               Net cash provided by operating activities                             2,290                      1,721
                                                                        ----------------------------------------------

Cash flows from investing activities:
   Purchases of securities available for sale                                         (120)                      (592)
   Proceeds from maturities of securities available for sale                           495                          -
   Purchases of securities to be held to maturity                                   (2,537)                    (9,180)
   Proceeds from maturities and calls of securities
      held to maturity                                                               3,252                      3,708
   Purchases of mortgage-backed securities                                               -                       (505)
   Proceeds from mortgaged-backed securities                                           111                        122
   Net increase in customer loans                                                  (10,848)                    (9,839)
   Purchases of premises and equipment                                                (635)                      (436)
   Proceeds from sale of fixed assets                                                    -                          5
   Proceeds from sale of other real estate                                              83                        155
   Increase in federal funds sold and securities
      purchased under agreement to resell                                           (1,475)                    (3,450)
                                                                        ----------------------------------------------
               Net cash used in investing activities                               (11,674)                   (20,012)
                                                                        ----------------------------------------------

Cash flows from financing activities:
   Net increase in demand, time and savings deposits                                 5,093                      8,927
   Net increase in certificates of deposit                                           5,160                      8,860
   Net increase in federal funds purchased and
      securities sold under agreements to repurchase                                  (779)                     1,010
   Net decrease in capital lease obligations                                           (37)                       (31)
   Cash dividends paid                                                                (516)                      (369)
                                                                        ----------------------------------------------
               Net cash provided by financing activities                             8,921                     18,397
                                                                        ----------------------------------------------

Net increase (decrease) in cash and cash equivalents                                  (463)                       106

Cash and cash equivalents at beginning of year                                       4,437                      4,480
                                                                        ----------------------------------------------

Cash and cash equivalents at end of year                                             3,974                      4,586
                                                                        ==============================================

                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION:

The accompanying financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they omit disclosures which would substantially duplicate those contained in the most recent annual report to stockholders. The financial statements as of September 30, 1997 and 1996, and for the interim periods ended September 30, 1997 and 1996, are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation.

NOTE 2 - MERGER AGREEMENT:

On December 30, 1997, Pee Dee Bankshares, Inc. entered into a merger agreement with Centura Banks, Inc., whereby Centura Banks, Inc. will acquire the outstanding shares of Pee Dee Bankshares, Inc. through exchange of Centura Banks, Inc. common stock. The agreement is subject to the approval of the Pee Dee Bankshares, Inc. stockholders and certain regulatory agencies.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                               CENTURA BANKS, INC.

                                       AND

                            PEE DEE BANKSHARES, INC.



                                      *****



                      AGREEMENT AND PLAN OF REORGANIZATION

                          Dated as of December 30, 1997

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                                     GENERAL

2.1      Procedure...........................................................  4
2.2      Required Regulatory Filings.........................................  5
2.3      Preparation of Registration Statement...............................  5
2.4      Authorization and Issuance of Centura Common Stock..................  6
2.5      Reasonable Efforts; Cooperation.....................................  6
2.6      Confidential Information............................................  6
2.7      Effectiveness of the Reorganization.................................  6
2.8      Effect of the Reorganization........................................  7
2.9      Employment Agreements...............................................  8
2.10     Other Employees.....................................................  8
2.11     Terminated Employees................................................  9
2.12     Pee Dee Employee Bonuses - 1998.....................................  9
2.13     Stock Option........................................................ 10
2.14     Taking of Necessary Action.......................................... 10

                                  ARTICLE III
                         CONSIDERATION FOR ACQUISITION
                              AND RELATED MATTERS

3.1      The Exchange........................................................ 10
3.2      Cash in Lieu of Fractional Shares................................... 10
3.3      Exchange Agent...................................................... 11

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES BY PEE DEE

4.1      Organization, Good Standing, and Authority.......................... 11
4.2      Binding Obligations; Due Authorization.............................. 12
4.3      Absence of Default.................................................. 12
4.4      Capitalization...................................................... 12
4.5      Subsidiaries; Investments........................................... 12
4.6      Filing of Reports................................................... 12
4.7      Financial Statements................................................ 12
4.8      Absence of Certain Developments..................................... 13
4.9      Loan Loss Allowances................................................ 13
4.10     Books of Account; Corporate Records................................. 13
4.11     Taxes............................................................... 13
4.12     Qualification to do Business........................................ 14
4.13     Insurance........................................................... 14
4.14     Litigation.......................................................... 14
4.15     Brokerage; Advisors................................................. 14
4.16     Properties.......................................................... 14
4.17     Fiduciary Activities................................................ 14

4.18     Intangible Property..................................................15
4.19     Employee Relations and Employee Benefit Plans....................... 15
4.20     Regulatory Approvals and Organizational Documents................... 17
4.21     Contracts or Other Types of Agreements.............................. 17
4.22     Environmental Matters............................................... 18
4.23     Registration Statement Information.................................. 19
4.24     Information Furnished............................................... 19

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES BY CENTURA

5.1      Organization, Good Standing, and Authority.......................... 19
5.2      Subsidiaries of Centura............................................. 20
5.3      Binding Obligations; Due Authorization.............................. 20
5.4      Absence of Default.................................................. 20
5.5      Capitalization...................................................... 20
5.6      Financial Statements................................................ 21
5.7      Filing of Reports................................................... 21
5.8      Absence of Certain Developments..................................... 21
5.9      Taxes............................................................... 21
5.10     Litigation.......................................................... 21
5.11     Brokerage; Advisors................................................. 22
5.12     Books of Account; Corporate Records................................. 22
5.13     Fiduciary Activities................................................ 22
5.14     Registration Statement Information.................................. 22
5.15     Loan Loss Allowances................................................ 22
5.16     Qualification to do Business........................................ 22
5.17     Employee Relations and Employee Benefit Plans....................... 23
5.18     Regulatory Approvals and Organizational Documents................... 24
5.19     Information Furnished............................................... 24

                                  ARTICLE VI
                     ACCESS TO AND INFORMATION CONCERNING
                            PROPERTIES AND RECORDS

6.1      Access by Centura................................................... 24
6.2      Access by Pee Dee................................................... 25
6.3      Tax-Related Information............................................. 25

                                  ARTICLE VII
                       AFFIRMATIVE COVENANTS OF PEE DEE

7.1      Operation of Business............................................... 25
7.2      Payment of Taxes.................................................... 25
7.3      Substantial Litigation; Adverse Condition........................... 25
7.4      Properties.......................................................... 25
7.5      Contracts............................................................26
7.6      Insurance........................................................... 26
7.7      Financial Statements................................................ 26

7.8      Accounting Principles and Practices................................. 26
7.9      Rule 145 and Other Restrictions Upon Transfer of
         Centura Common Stock Received in the Merger......................... 26
7.10     Special Meeting and Approval of Pee Dee
         and State Bank Shareholders......................................... 26
7.11     Environmental Assessment.............................................26

                                 ARTICLE VIII
                       AFFIRMATIVE COVENANTS OF CENTURA

8.1      Maintenance of Existence............................................ 27
8.2      Filings with Commission............................................. 27
8.3      Registration Under the Securities Act............................... 27
8.4      Accounting Principles and Practices................................. 27
8.5      Issuance and Reservation of Centura Common Stock.................... 27
8.6      Payment of Taxes.................................................... 27
8.7      Substantial Litigation; Adverse Condition........................... 27
8.8      Properties.......................................................... 27
8.9      Contracts........................................................... 28
8.10     Insurance........................................................... 28

                                  ARTICLE IX
                         NEGATIVE COVENANTS OF PEE DEE

9.1      Amendments...........................................................28
9.2      Capitalization...................................................... 28
9.3      Long-Term Indebtedness.............................................. 28
9.4      Hypothecations...................................................... 28
9.5      Dividends........................................................... 28
9.6      Employee Benefits................................................... 29
9.7      Inconsistent Agreements............................................. 29
9.8      Capital Improvements................................................ 29
9.9      Acquisition of Control.............................................. 29
9.10     Other Acquisitions and Mergers...................................... 29
9.11     Sale of Assets...................................................... 29

                                   ARTICLE X
                         NEGATIVE COVENANTS OF CENTURA

10.1     Dividends........................................................... 29
10.2     Inconsistent Agreements............................................. 29
10.3     Section 368(a) Reorganization....................................... 30

                                   ARTICLE XI
                                 INDEMNIFICATION

                                   ARTICLE XII
                       CONDITIONS PRECEDENT TO THE CLOSING

12.1     Restraining Orders.................................................. 31
12.2     Pee Dee's Representations........................................... 31
12.3     Opinion of Counsel to Pee Dee....................................... 31
12.4     Accountants' Letter................................................. 31
12.5     Affiliates' Agreement............................................... 31
12.6     Accounting Treatment................................................ 31
12.7     Centura's Representations........................................... 32
12.8     Opinion of Counsel to Centura....................................... 32
12.9     Accountants' Letter................................................. 32
12.10    Accounting Treatment.................................................32
12.11    Fairness Opinion.....................................................32

                                 ARTICLE XIII
                                 CLOSING DATE

                                  ARTICLE XIV
                         SURVIVAL OF REPRESENTATIONS,
                           WARRANTIES, AND COVENANTS

                                  ARTICLE XV
                               ENTIRE AGREEMENT

                                  ARTICLE XVI
                           TERMINATION OF AGREEMENT

16.1     Mutual Consent; Absence of Shareholder Approval;
         Termination Date.................................................... 33
16.2     Election by Centura................................................. 34
16.3     Election by Pee Dee................................................. 34

                                 ARTICLE XVII
                           MISCELLANEOUS PROVISIONS

17.1     Expenses............................................................ 34
17.2     Publicity........................................................... 34
17.3     Amendment........................................................... 34
17.4     Governing Law....................................................... 35
17.5     Communications...................................................... 35
17.6     Successors and Assigns.............................................. 36
17.7     Cover, Table of Contents, and Headings.............................. 36
17.8     Counterparts........................................................ 36

EXHIBIT A   AGREEMENT AND PLAN OF MERGER BETWEEN CENTURA BANKS, INC. AND
            PEE DEE BANKSHARES, INC.

EXHIBIT B   AGREEMENT AND PLAN OF MERGER BETWEEN CENTURA BANK AND PEE
            DEE STATE BANK

EXHIBIT C   EXECUTIVE EMPLOYMENT AGREEMENT - R. B. SCARBOROUGH

EXHIBIT D   STOCK OPTION AGREEMENT BETWEEN PEE DEE BANKSHARES, INC. AND
            CENTURA BANKS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of December 30, 1997, between Centura Banks, Inc., a North Carolina bank holding corporation with its principal office in Rocky Mount, North Carolina ("Centura"), and Pee Dee Bankshares, Inc., a South Carolina bank holding corporation with its principal office in Timmonsville, South Carolina ("Pee Dee").

                              W I T N E S S E T H:

         WHEREAS, Centura and Pee Dee desire to enter into an agreement providing for, subject to the necessary regulatory approvals and the approval of the shareholders of Pee Dee, the merger of Pee Dee with and into Centura (the "Merger"), which Merger will be evidenced and accomplished by means of an Agreement and Plan of Merger to be entered into by Pee Dee and Centura in substantially the form of Exhibit A attached hereto (the "Merger Agreement") pursuant to which all of the issued and outstanding shares of capital stock of Pee Dee shall be converted into and exchanged for shares of Centura Common Stock; and

         WHEREAS, Centura and Pee Dee desire that, immediately following the Merger, Pee Dee State Bank, a South Carolina bank corporation subsidiary of Pee Dee ("State Bank"), merge with and into Centura Bank, a North Carolina bank corporation subsidiary of Centura ("Centura Bank"), which merger (the "Bank Merger") will be evidenced and accomplished by means of an Agreement and Plan of Bank Merger to be entered into by State Bank and Centura Bank in substantially the form of Exhibit B attached hereto (the "Bank Merger Agreement") (the Merger and the Bank Merger are collectively referred to herein as the "Reorganization"); and

         WHEREAS, the Boards of Directors of Pee Dee and State Bank have determined that the Reorganization will be in the respective best interests of Pee Dee, State Bank and each of their shareholders, and have approved this Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby and have authorized the execution and delivery of this Agreement, the Merger Agreement and the Bank Merger Agreement; and

         WHEREAS, the Boards of Directors of Centura and Centura Bank have determined that the Reorganization will be in the respective best interests of Centura, Centura Bank, and each of their shareholders, have approved this Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby, including the issuance and delivery of the Centura Common Stock in connection therewith, and have authorized the execution and delivery of the Agreement, the Merger Agreement and the Bank Merger Agreement; and

         WHEREAS, Centura and Pee Dee desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the Merger and the Bank Merger, and the related transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided in this Agreement, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the following meanings:

         "Aggregate Purchase Price" shall mean $40,000,000, payable in shares of Centura Common Stock.

         "Average Share Price" shall mean average daily closing price of Centura Common Stock as reported on the New York Stock Exchange - Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source chosen by Centura), for the 10 trading days prior to the day immediately prior to the Closing Date.

         "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

         "Bank Merger" shall mean the merger of Centura Bank and State Bank, as provided herein and in the Bank Merger Agreement.

         "Bank Merger Agreement" shall mean the Agreement and Plan of Bank Merger between Centura Bank and State Bank which shall be substantially in the form attached hereto as Exhibit B and which shall be executed by the parties thereto on or prior to the Closing Date.

         "Board" shall mean the South Carolina State Board of Financial Institutions.

         "Centura Common Stock" shall mean the issued and unissued authorized shares of common stock of Centura, without par value.

         "Centura Subsidiaries" shall mean Centura Bank, a North Carolina bank corporation, and Centura Capital Trust I, a Delaware Corporation, each of which is a subsidiary of Centura, and Centura Securities, Inc., Centura Insurance Services, Inc., CB Services, Corp., CBRM, Inc., Pepco, Inc., CBNC, Inc., Centura SBIC, Inc., CLG, Inc., and Church Street Management, Incorporated, each of which is a North Carolina corporation subsidiary of Centura Bank except Church Street Management, Incorporated, which is a Virginia corporation.

         "Closing Date" shall mean the date specified pursuant to Article XIII hereof as the date on which the parties hereto shall close the transactions contemplated herein.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Commissioner of Banks" shall mean the Commissioner of Banks of the State of North Carolina.

         "Effective Time" shall mean the date and time specified pursuant to
Section 2.7 hereof as the effective date of the Reorganization.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

         "Exchange Agent" shall mean Registrar and Transfer Company, Cranford, New Jersey.

         "Exchange Ratios" shall mean the relationship of shares of Centura Common Stock to shares of Pee Dee Common Stock and State Bank Common Stock as established by Section 3.1 hereof.

         "Exhibits" shall mean the Exhibits referenced herein and so marked, which Exhibits are hereby incorporated by reference and made a part hereof.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve" shall mean, collectively, the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

         "Financial Statements" shall mean (a) with respect to Centura, (i) the consolidated balance sheets (including related notes and schedules, if any) of Centura as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994 as filed by Centura in the SEC Documents, and (ii) the consolidated balance sheets of Centura (including related notes and schedules, if any) and related statements of income, shareholders' equity, and cash flows (including related notes and schedules, if any) included in the SEC Documents filed with respect to periods ended subsequent to December 31, 1996, and (b) with respect to Pee Dee, (i) the consolidated balance sheets (including related notes and schedules, if any) of Pee Dee as of December 31, 1996 and 1995 and the related statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, and (ii) the consolidated balance sheets (including related notes and schedules, if any) and related statements of income and cash flows (including related notes and schedules, if any) of Pee Dee with respect to periods ended subsequent to December 31, 1996, all of which Financial Statements shall be prepared in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles as applied to financial institutions on a consistent basis.

         "Merger" shall mean the merger of Centura and Pee Dee, as provided herein and in the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger between Centura and Pee Dee which shall be substantially in the form attached hereto as Exhibit A and which shall be executed by the parties thereto on or prior to the Closing Date.

         "Pee Dee Common Stock" shall mean the existing class of common stock of Pee Dee, par value $1.00 per share.

         "Pee Dee Subsidiary" shall mean State Bank, a South Carolina banking corporation subsidiary of Pee Dee.

         "Previously Disclosed" shall mean (i) information disclosed in a letter delivered on or before the date of this Agreement, from the party making such disclosure to the other party, or (ii) information regarding Centura disclosed in an SEC Document delivered on or before the date of this Agreement.

         "Proxy Statement" shall mean the proxy statement/prospectus to be furnished to shareholders of Pee Dee and State Bank in connection with the solicitation of proxies for shareholder approval of this Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby.

         "Registration Statement" shall mean the registration statement, including any post-effective amendments thereto, to be filed by Centura with the Commission pursuant to the Securities Act in connection with the registration of the shares of the Centura Common Stock to be exchanged for Pee Dee Common Stock and State Bank Common Stock.

         "Regulatory Authorities" shall mean, as the context requires, any or all of the Federal Reserve, the FDIC, the Commissioner of Banks, the North Carolina Secretary of State, the Commission, the Board and the United States Department of Justice.

         "Reorganization" shall mean, collectively, the Merger and the Bank Merger.

         "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by Centura pursuant to the Securities Laws.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

         "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "State Bank Common Stock" shall mean the existing class of common stock of State Bank, par value $5.00 per share.

         "Tax Opinion" shall mean the opinions, which shall be reasonably satisfactory to the parties hereto, of (i) Sinkler & Boyd, P.A., counsel to Pee Dee, to the effect that the Reorganization constitutes one or more reorganizations pursuant to and within the meaning of Section 368(a) and other applicable provisions of the Code, and that no income, gain or loss will be recognized as a result of such transactions by Pee Dee, its shareholders or State Bank or its shareholders, except to the extent that income, gain or loss may be recognized as a result of the payment of cash in lieu of fractional shares of Centura Common Stock or upon the exercise of dissenters' rights or as a result of the required recapture of any tax attributes of Pee Dee and State Bank, and (ii) Poyner & Spruill, L.L.P., counsel to Centura, to the effect that no gain or loss will be recognized by Centura as a result of the issuance of shares of Centura Common Stock in connection with the Merger or the Bank Merger.


                                   ARTICLE II

                                     GENERAL

         Centura and Pee Dee shall take all steps required by applicable law and regulations or deemed appropriate by the Boards of Directors of each institution to effect the Reorganization, including:

         2.1 Procedure. Subject to the provisions and conditions specified herein and in the Merger Agreement and the Bank Merger Agreement, and the obtaining of all required federal and state regulatory approvals:

                  (a) Pee Dee will be merged with and into Centura and under the organizational documents of Centura. The resulting institution shall retain the articles of incorporation of Centura and shall operate under and be known by the name "Centura Banks, Inc.";

                  (b) Immediately following the merger described in Section 2.1(a) above, State Bank will be merged with and into Centura Bank and under the organizational documents of Centura Bank. The resulting institution shall retain the articles of incorporation of Centura Bank and shall operate in the States of North Carolina, Virginia and South Carolina under and be known by the name "Centura Bank";

                  (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Pee Dee Common Stock issued and outstanding at the Effective Time (other than shares held by shareholders of Pee Dee who exercise dissenters' rights), shall cease to be outstanding and shall be converted into and exchanged for the number of shares of Centura Common Stock determined in accordance with Section 3.1 hereof, subject to the terms of this Agreement and the Merger Agreement;

                  (d) At the Effective Time, by virtue of the Bank Merger and without any action on the part of the holders thereof, each share of State Bank Common Stock issued and outstanding at the Effective Time (other than shares held by shareholders of State Bank who exercise dissenters' rights), shall cease to be outstanding and each such share, except those owned by Centura as a result of the Merger, shall be converted into and exchanged for the number of shares of Centura Common Stock determined in accordance with Section 3.1 hereof, subject to the terms of this Agreement and the Bank Merger Agreement;

                  (e) Upon completion of the Reorganization, the deposits of State Bank will be held by Centura Bank, and such deposits will be insured under the Bank Insurance Fund of the FDIC.

         The Reorganization shall be accomplished in accordance with the terms of this Agreement, the Merger Agreement and the Bank Merger Agreement and with all applicable state and federal statutes and regulations promulgated by or subject to the authority of the Regulatory Authorities.

         2.2 Required Regulatory Filings. As soon as practicable after the execution and delivery of this Agreement:

                  (a) Centura and Pee Dee shall cause to be prepared and filed with the Federal Reserve, the Commissioner of Banks, and the Board, as applicable, appropriate notices, applications and other materials to obtain the necessary approval of the acquisition of Pee Dee by Centura;

                  (b) Centura and Pee Dee shall cause to be prepared and filed with the Federal Reserve, the Commissioner of Banks, and the Board, as applicable, appropriate applications for approval of the Bank Merger; and

                  (c) Centura and Pee Dee shall file or cause to be filed with the applicable Regulatory Authorities such other applications, filings, and documents as shall be necessary to consummate the Reorganization in such forms as may be prescribed by the respective Regulatory Authorities and containing all appropriate information as may be required.

         In connection with the foregoing, the parties hereto shall take all reasonable and necessary steps and actions to comply with and to secure all approvals for the Reorganization as may be required by all applicable state and federal law, rules, and regulations, including those of the Regulatory Authorities.

         2.3 Preparation of Registration Statement. Centura shall prepare the Registration Statement for filing with the Commission pursuant to the Securities Act and shall prepare and file with the state securities law authorities all applications and materials prescribed by applicable state securities laws and regulations in respect of the Centura Common Stock issued in the Reorganization. The Registration Statement shall contain a combined Proxy Statement/ Prospectus, which will be furnished to the shareholders of Pee Dee and State Bank in connection with the solicitation by the Boards of Directors of Pee Dee and State Bank of proxies for the approval of this Agreement, the Merger Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby. Centura and Pee Dee shall cooperate in the preparation of the Proxy Statement/Prospectus and the Registration Statement. The Registration Statement shall be filed with the Commission as soon as reasonably practicable and the Proxy Statement/Prospectus, this Agreement, the Merger Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby shall be submitted by Pee Dee to its and State Bank's shareholders at a special meeting of its and State Bank's shareholders called for such purpose (the "Special Meeting") as soon as practicable after the Registration Statement is declared effective by the Commission. The Boards of Directors of Pee Dee and State Bank shall recommend approval of this Agreement, the Merger Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby at the Special Meeting.

         2.4 Authorization and Issuance of Centura Common Stock. At or prior to the Effective Time, Centura shall take such corporate action as shall be necessary to authorize and approve the issuance of the shares of Centura Common Stock to be issued to the shareholders of Pee Dee and State Bank as provided in this Agreement, the Merger Agreement, and the Bank Merger Agreement. The Merger shall effect no change in the shares of the Centura Common Stock issued and outstanding at the Effective Time, except for the issuance of additional shares of Centura Common Stock by virtue of the Merger.

         2.5 Reasonable Efforts; Cooperation. Centura and Pee Dee shall each use all reasonable efforts to satisfy the conditions to the effectiveness of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement on or before March 31, 1998, or as soon as is reasonably practicable. Centura and Pee Dee will each cooperate in the preparation by the other of such applications, articles of merger, petitions, registration statements, proxy statements and other documents and materials as Centura or Pee Dee, as the case may be, may deem necessary or desirable to submit to the Regulatory Authorities and, where appropriate, to the various state securities law authorities and to any other regulatory authority in order to obtain all approvals of, consents to, and permissions for, the consummation of the transactions contemplated by this Agreement, the Merger agreement and the Bank Merger Agreement. Each party shall have the right to review and approve, in advance, all data and characterizations of or relating to it or any of its subsidiaries which appear in any such applications, petitions, registration statements, or other documents or materials prepared by the other party and each party shall promptly advise the other of comments received from any of the Regulatory Authorities, whether oral or written, in respect to any such filings or which may affect the timing or consummation of the transactions contemplated by this Agreement.

         2.6 Confidential Information. Any information obtained by Centura and Pee Dee concerning the other in the course of negotiating this Agreement or of effecting the transactions contemplated hereby or by the Merger Agreement or Bank Merger Agreement shall be kept confidential by the recipient; provided, however, that (i) any of such information may be disclosed to the directors, officers, employees, agents, and representatives of Centura, Centura Bank, Pee Dee and State Bank who need to know such information in connection with such negotiations or transactions (it being understood that such persons will be informed of the confidential nature of such information and shall be directed to keep such information confidential), (ii) any of such information may be disclosed to the extent necessary (subject to court seal or other confidential treatment to the extent reasonably available) to a court or other governmental body having jurisdiction or in any registration statement, application, or related or similar document filed with any governmental body, and (iii) any other disclosure of any such information may be made to which the other consents in writing. Upon termination of this Agreement, all such written information (including all copies thereof) obtained hereunder by either party from the other party shall be returned to such party as soon as possible. This Section 2.6 shall become inoperative with respect to any of such information that (x) becomes generally available to the public other than as a result of disclosure not otherwise permitted hereby by the party obtaining such information or by its directors, employees, agents, or representatives, or (y) was available to such party on a nonconfidential basis prior to its disclosure by the other party, or
(z) becomes available to such party from a source not bound to such party by any confidentiality agreement or duty of confidentiality regarding such information.

         2.7 Effectiveness of the Reorganization. The Reorganization provided for hereunder, including each of the steps set forth in Section 2.1 hereof, shall become effective (which effectiveness shall be followed by a closing of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement as provided in Article XIII hereof) upon and on the date of occurrence of the last of the following events (the "Effective Time") each of which events shall constitute conditions precedent to the consummation of the Merger and the closing of the Reorganization:

                  (a) All required regulatory approvals in connection with the Reorganization shall have been received and all applicable waiting periods shall have expired without adverse action;

                  (b) The requisite approval by the shareholders of Pee Dee and State Bank of this Agreement, the Merger Agreement, the Bank Merger Agreement, and the transactions contemplated hereby and thereby shall have been obtained. Centura acknowledges, as the sole shareholder of Centura Bank, that it has approved this Agreement and the Bank Merger Agreement prior to the date of this Agreement;

                  (c) The Registration Statement shall have been declared effective under the Securities Act and Centura shall have received all applicable state securities laws or "blue sky" permits and other authorizations or confirmation of the availability of exemption from registration requirements necessary to issue the Centura Common Stock in the Reorganization. Neither the Registration Statement nor any such permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the Commission or any state securities authority;

                  (d) Centura, Centura Bank, Pee Dee and State Bank shall have received the Tax Opinion;

                  (e) There shall have been delivered for filing with the North Carolina Secretary of State and the South Carolina Secretary of State articles of merger (containing such terms and provisions, including the Merger Agreement and Bank Merger Agreement, as are required by applicable law and which articles of merger shall be completed, signed, and verified by Centura, Centura Bank, Pee Dee and State Bank, as applicable), or, if it shall be later, the issuance of the Certificates of Merger issued by the North Carolina Secretary of State and the South Carolina Secretary of State with respect to the Merger and Bank Merger; and

                  (f) All conditions to be performed by the parties, as set forth in this Agreement, shall have been complied with or otherwise satisfied, unless appropriately waived in writing by the appropriate party or parties hereto.

         2.8      Effect of the Reorganization.  At the Effective Time:

                  (a) Centura and Pee Dee shall, as provided by applicable law, be a single corporation and the separate existence of Pee Dee shall cease, with Centura being the surviving corporation;

                  (b) Centura, as the surviving corporation, shall be deemed to be the same corporation as Pee Dee and, without limiting the generality of the foregoing, all rights, franchises, and interests of Pee Dee in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in Centura by virtue of the Merger, without any deed or other transfer, and Centura, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Pee Dee at the time the Merger becomes effective; and Centura shall be liable for all liabilities of Pee Dee, and all debts, liabilities, obligations, and contracts of Pee Dee, matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Pee Dee, shall be those of Centura and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of Pee Dee shall be preserved unimpaired;

                  (c) The Articles of Incorporation and Bylaws of Centura as in effect at the Effective Time shall be and constitute the Articles of Incorporation and the Bylaws of Centura as the surviving corporation, until the same shall thereafter be altered, amended, or repealed in accordance with applicable law;

                  (d) The Board of Directors and officers of Centura immediately prior to the Effective Time shall be the Board of Directors and officers of Centura as the surviving corporation, all of whom shall continue in office until their current terms expire or until their successors shall have been duly elected and qualified;

                  (e) Centura Bank and State Bank shall, as provided by applicable law, be a single corporation which is a wholly-owned subsidiary of Centura, and the separate existence of State Bank shall cease, with Centura Bank being the surviving corporation;

                  (f) Centura Bank, as the surviving corporation, shall be deemed to be the same corporation as State Bank and, without limiting the generality of the foregoing, all rights, franchises, and interests of State Bank in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in Centura Bank by virtue of the Bank Merger, without any deed or other transfer, and Centura Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by State Bank at the time the Bank Merger becomes effective; and Centura Bank shall be liable for all liabilities of State Bank, and all debts, liabilities, obligations, and contracts of State Bank, matured or unmatured, whether accrued, absolute, contingent, or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of State Bank, shall be those of Centura Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property of State Bank shall be preserved unimpaired;

                  (g) The Articles of Incorporation and Bylaws of Centura Bank as in effect at the Effective Time shall be and constitute the Articles of Incorporation and the Bylaws of Centura Bank as the surviving corporation, until the same shall thereafter be altered, amended, or repealed in accordance with applicable law; and

                  (h) The Board of Directors and officers of Centura Bank immediately prior to the Effective Time shall be the Board of Directors and officers of Centura Bank as the surviving corporation, all of whom shall continue in office until their current terms expire or until their successors shall have been duly elected and qualified.

         2.9 Employment Agreement. Centura shall cause Centura Bank to enter into an employment agreement with R. B. (Rod) Scarborough, President of Pee Dee, in substantially the form of Exhibit C hereto.

         2.10 Other Employees. Any employee of Pee Dee or State Bank who, following the Merger and at Centura's sole discretion, becomes employed by Centura Bank (a "Retained Employee"), will be provided with the employee welfare benefits generally available to all similarly situated employees of Centura Bank, including the group insurance plan of Centura Bank (including hospitalization, life and disability, and dental coverage) on the same terms and at the same cost as similarly situated employees of Centura Bank with no interruption in benefits and with acceptance of all pre-existing conditions accepted under the comparable plan or plans maintained by Pee Dee or State Bank. Such benefits shall be provided for dependents and/or families of such employees as permitted by Centura Bank's employee benefits plans on the same terms and at the same cost as for dependents and/or families of similarly situated Centura Bank employees. The existing employee welfare benefit plans of Pee Dee or State Bank shall be terminated at the Effective Time, but without prejudice to the vested rights of participants therein. After the Effective Time, and solely for purposes of Section 4980B of the Code, Centura's group health plan or plans shall be treated as successor plans to the terminated group health plan or plans of Pee Dee or State Bank.

         To the extent Pee Dee or State Bank maintains any nonqualified pension or similar plans for the payment of deferred compensation or similar benefits (excluding any arrangement maintained under Section 408(p) of the Code), the accrual of additional benefits under such plans shall be frozen at the Effective Time, and Centura may, in its sole discretion, (a) terminate any of such plans and pay to the participants the present value of the frozen accrued benefits thereunder; (b) assume the existing obligations under any of such plans, as frozen, in accordance with the terms thereof; or (c) with the consent of the participants, terminate any of such plans and cancel all obligations thereunder in exchange for comparable benefits provided under existing nonqualified plans of Centura.

         At (or prior to) the Effective Time, contributions under any employee defined contribution pension plan which is intended to be qualified under
Section 401(a) of the Code (including any plan permitting elective deferrals under Section 401(k) of the Code) maintained by Pee Dee or State Bank shall be discontinued. Prior to the Effective Time, Pee Dee or State Bank shall fund any and all contributions accrued under any such plan. At the Effective Time, Centura shall assume or cause Centura Bank to assume such plan as successor plan sponsor, and Centura may thereafter, in its sole discretion, terminate such plan, subject to Internal Revenue Service approval, and distribute or transfer the accounts in accordance with the elections of participants thereunder made in a manner consistent with the terms of such plan, ERISA, and the Code.

         At (or prior to) the Effective Time, benefit accruals under any employee defined benefit pension plan which is intended to be qualified under
Section 401(a) of the Code maintained by Pee Dee or State Bank shall be frozen. At the Effective Time, Centura shall assume or cause Centura Bank to assume such plan as successor plan sponsor, and Centura may thereafter, in its sole discretion, terminate such plan, subject to Internal Revenue Service approval, and distribute or transfer the accounts in accordance with the elections of participants thereunder made in a manner consistent with the terms of such plan, ERISA, and the Code.

         Prior to the Effective Time, Pee Dee or State Bank shall fund any and all contributions accrued under any plan or arrangement maintained under Section 408(p) of the Code (hereinafter referred to as a "SIMPLE Plan"), and shall take all appropriate actions to discontinue the accrual of future benefits under such SIMPLE Plan. Centura shall have no obligation to make contributions to a SIMPLE Plan at the Effective Time or at any time thereafter, and Centura shall have no other obligation or responsibility in connection with a SIMPLE Plan, including but not limited to responsibility for compliance with the Code or ERISA.

         All Retained Employees will be eligible to participate in the pension and 401(k) plans of Centura in accordance with the terms of such plans and will be credited for purposes of vesting and eligibility (but not for purposes of benefit accruals) under such plans with one year of service to Centura Bank for each year of service to Pee Dee or State Bank prior to the Effective Time.

         It is expressly agreed by the parties hereto that the obligations under this Section 2.10 with respect to qualified plans shall be performed in accordance with the requirements of the Code and ERISA, including without limitation Sections 404 and 415 of the Code, and any other applicable federal or state statutes or regulations or decisions of any administrative agency or court interpreting the same.

         2.11 Terminated Employees. For a period of two years following the Closing Date, Centura shall make a lump sum severance payment to certain employees of Pee Dee whose employment is terminated within such time period in accordance with the terms and provisions of a severance plan to be created by Centura (in consultation with R. B. Scarborough, President of State Bank, or his designee). Such severance plan shall be effective as of the closing Date and shall provide, inter alia, that R. B. Scarborough shall act as administrator and, in such capacity, shall determine the employees eligible to receive lump sum severance payments and the amount of each such payment; provided, however, that the aggregate amount of such severance plan payments shall not exceed $250,000. The severance payments provided in this Section 2.11 shall be in addition to and not in lieu of any bonus, severance or similar type payments to which such terminated employees are entitled by virtue of law, and/or Centura's then existing Salary Continuation Plan.

         2.12 Pee Dee Employee Bonuses - 1998. Pee Dee agrees to accrue, during the first fiscal quarter of 1998, all bonuses payable to employees of Pee Dee for services rendered to Pee Dee after January 1, 1998 but prior to the Closing Date, and to allocate such accrual to each eligible employee. Centura agrees to pay such accrued and allocated bonuses to the appropriate Pee Dee employees during the first fiscal quarter of 1999 at such time as it pays bonuses and incentive compensation to Centura employees in accordance with Centura's incentive compensation plan or plans.

         2.13 Stock Option. Pee Dee and Centura agree to execute and deliver a Stock Option Agreement on the date of their execution of this Agreement in the form of Exhibit D hereto.

         2.14 Taking of Necessary Action. If any further action should become necessary or desirable to carry out the purposes of this Agreement, the Merger Agreement or the Bank Merger Agreement and to vest in Centura the full and absolute right to all of the assets, rights, privileges, immunities, powers, and franchises of Pee Dee and the Pee Dee Subsidiaries, as existed immediately prior to the Effective Time (including, without limitation, the perfection of title to any real property by appropriate public recordation of documents or instruments of transfer if required by law), the appropriate officers of Centura and Centura Bank, as the surviving corporations, shall be, and they hereby are, authorized to take all such necessary action as may be appropriate.


                                   ARTICLE III

                          CONSIDERATION FOR ACQUISITION
                               AND RELATED MATTERS

         3.1 The Exchange. At the Effective Time, and subject to the provisions of this Section 3.1 for adjustments of the Exchange Ratio and the provisions for fractional payments set forth in Section 3.2 hereof, the shares of issued and outstanding Pee Dee Common Stock and State Bank Common Stock shall, by virtue of the Merger and at the Effective Time, automatically be canceled and, without any further notice to or action on the part of the holders thereof, (i) each holder of State Bank Common Stock (other than Pee Dee) shall be entitled to receive, in exchange for each share of State Bank Common Stock owned by such shareholder, the number of shares of Centura Common Stock determined by dividing (a) the Aggregate Purchase Price by the Average Share Price, and (b) the quotient thereof by 63,000, and (ii) each holder of Pee Dee Common Stock shall be entitled to receive, in exchange for each share of Pee Dee Common Stock owned by such shareholder, the number of shares of Centura Common Stock determined in accordance with the following formula:

                               APP
                           NC=(---X.95726984) divided by 56,133
                               ASP

where NC = the number of shares of Centura Common Stock to be issued for each share of Pee Dee Common Stock, APP = Aggregate Purchase Price, and ASP = Average Share Price; provided, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate this Agreement. Notwithstanding the foregoing, however, if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the amount of $69.32, in lieu of the Average Share Price, shall be used to determine the number of shares of Centura Common Stock to be issued in the exchange for Pee Dee Common Stock and State Bank Common Stock pursuant to the above.

         The number of shares of Centura Common Stock into which shares of Pee Dee Common Stock and State Bank Common Stock are to be converted under this
Section 3.1 shall be adjusted to reflect any consolidation, split up, other subdivision or combination of Centura Common Stock, any dividend payable in Centura Common Stock or any capital reorganization involving the reclassification of Centura Common Stock subsequent to the date of this Agreement.

         3.2 Cash in Lieu of Fractional Shares. No fractional shares of Centura Common Stock will be issued or delivered hereunder, but, in lieu thereof, a cash adjustment shall be made on the basis of Average Share Price of Centura Common Stock multiplied by the fractional interest. Centura and Pee Dee acknowledge that any such cash adjustment is simply a means of dispensing with the need to issue fractional shares and is not separately bargained for consideration.

         3.3 Exchange Agent. Registrar and Transfer Company, Cranford, New Jersey, shall serve as the exchange agent under the Merger Agreement and Bank Merger Agreement. Immediately prior to the Effective Time, Centura shall deposit with the Exchange Agent that amount of shares of Centura Common Stock and cash necessary to consummate the Merger and the Bank Merger. Promptly after the Effective Time, the Exchange Agent will forward to each former shareholder of Pee Dee and State Bank a letter of transmittal providing for the transmission of the certificate or certificates theretofore representing shares of Pee Dee Common Stock and State Bank Common Stock to the Exchange Agent for exchange and conversion in accordance with Sections 3.1 and 3.2, above.

         Each holder of Pee Dee Common Stock and State Bank Common Stock (other than Pee Dee), upon presentation and surrender of the certificate or certificates therefor to Centura or the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the whole number of shares of Centura Common Stock and a check for the amount of cash payable with respect to fractional shares, if any, to which that holder is entitled under the terms of this Agreement, the Merger Agreement and the Bank Merger Agreement. Until so presented and surrendered in exchange for a certificate representing Centura Common Stock, each certificate which represented issued and outstanding shares of Pee Dee Common Stock and State Bank Common Stock (other than shares of State Bank Common Stock acquired by Centura as a result of the Merger) at the Effective Time shall be deemed for all purposes to evidence ownership of that whole number of shares of Centura Common Stock and the right to receive a cash payment for any fractional interest in shares (without interest) into which such shares of Pee Dee Common Stock and State Bank Common Stock have been converted pursuant to the Merger and the Bank Merger. Following the Effective Time, holders of certificates of Pee Dee Common Stock and State Bank Common Stock that are deemed to evidence ownership of shares of Centura Common Stock shall be entitled to participate in all dividends declared by Centura on an equal basis, and shall be permitted to vote at any meeting of the shareholders of Centura; provided, however, that such holders of certificates of Pee Dee Common Stock and State Bank Common Stock shall be entitled to receive such dividends (without interest) only after the surrender of such certificates in exchange for certificates representing Centura Common Stock as provided herein.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES BY PEE DEE

         Except as Previously Disclosed, which disclosures shall be by specific reference to the applicable section or sections of this Article IV, Pee Dee represents and warrants as follows:

         4.1 Organization, Good Standing, and Authority. Pee Dee is a bank holding corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. State Bank is a bank corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Pee Dee and State Bank have all requisite corporate power and authority to enter into and carry out the provisions of this Agreement, the Bank Merger Agreement and the Merger Agreement, and Pee Dee and the Pee Dee Subsidiary has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets, and to lease properties used in its business. Neither Pee Dee nor the Pee Dee Subsidiary is in violation of its organizational documents or bylaws, or of any applicable federal or state law or regulation, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults would materially and adversely affect the businesses, properties, financial positions, or results of operations of Pee Dee or the Pee Dee Subsidiary. The deposits held by State Bank are insured by the FDIC under the Bank Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act (the "FDI Act") and State Bank has paid all assessments and filed all reports and statements required to be paid or filed under the FDI Act.

         4.2 Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreement and the Bank Merger Agreement upon execution and delivery will constitute, valid and binding obligations of Pee Dee and State Bank, as applicable, and subject to required regulatory approvals, will be enforceable against them in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court. The execution, delivery, and performance of this Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Pee Dee and State Bank, as applicable.

         4.3 Absence of Default. None of the execution or the delivery of this Agreement, the Bank Merger Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the articles of incorporation or bylaws of Pee Dee or State Bank. None of such execution, consummation, or fulfillment will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under (i) any agreement or instrument under which Pee Dee or the Pee Dee Subsidiary is obligated or (ii) (assuming receipt of the approvals referred to in Section 2.2 hereof) violate any statute or regulation of any government or agency to which Pee Dee or the Pee Dee Subsidiary is subject, any of which conflicts, breaches, defaults, or violations will prevent consummation of the Merger or the Bank Merger or have a material adverse effect on the business or operation of Pee Dee or the Pee Dee Subsidiary, taken as a whole.

         4.4 Capitalization. The authorized capitalization of Pee Dee as of November 30, 1997 consisted solely of 100,000 shares of Pee Dee Common Stock, $1.00 par value per share, of which 56,133 shares are duly issued and outstanding and are held by approximately 33 shareholders of record. The authorized capitalization of State Bank as of November 30, 1997 consisted solely of _________ shares of State Bank Common Stock, $5.00 par value per share, of which 63,000 shares are duly issued and outstanding and are held by approximately 24 shareholders of record in addition to Pee Dee. As of September 30, 1997, no persons or entities were the beneficial owner(s) of or have the contractual right to own beneficially more than five percent (5%) of the issued and outstanding Pee Dee Common Stock. For purposes of this Section 4.4, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 (17 C.F.R. ss.240.13d-3) of the Commission, as in effect on the date hereof. There are not outstanding any options, rights, securities, or warrants binding upon Pee Dee that enable the holder thereof to purchase or otherwise acquire shares of any class of the capital stock of Pee Dee.

         4.5 Subsidiaries; Investments. Except as Previously Disclosed, other than the Pee Dee Subsidiary and shares held by it for the account of others in a fiduciary or custodial capacity in the ordinary course of its business or held in satisfaction of debts previously contracted (which, except as Previously Disclosed, do not in the aggregate constitute more than five percent (5%) of the voting shares of any "company," as defined herein), Pee Dee does not, directly or indirectly, own, control, or hold with the power to vote any shares of the capital stock of any "company," as that term is defined by the BHC Act.

         4.6 Filing of Reports. Pee Dee and the Pee Dee Subsidiary have timely filed all reports required to be filed with the applicable Regulatory Authorities and such reports, as filed, complied in all material respects with applicable law and regulations.

         4.7 Financial Statements. Pee Dee has Previously Disclosed copies of Pee Dee's Financial Statements and such Financial Statements are true, complete, and correct in all material respects and fairly present the consolidated financial position of Pee Dee and the Pee Dee Subsidiary as of the dates indicated and the results of operations, retained earnings and changes in financial position or cash flows for the periods then ended in conformity with GAAP.

         4.8 Absence of Certain Developments. Since December 31, 1996 and prior to the date hereof, except as Previously Disclosed, there has been (i) no material adverse change in the condition, financial or otherwise, of Pee Dee, the Pee Dee Subsidiary or in the assets, properties, liabilities, or businesses of Pee Dee and the Pee Dee Subsidiary taken as a whole; (ii) no incurrence by or subjection of Pee Dee or the Pee Dee Subsidiary to any obligation or liability (whether fixed, accrued, or contingent) or commitment material to Pee Dee and the Pee Dee Subsidiary taken as a whole not referred to in this Agreement or Previously Disclosed, except such obligations or liabilities as were or may be incurred in the ordinary course of business; (iii) except as referred to in
Section 9.5 herein, no declarations setting aside, or payment of, any special dividend or other distribution with respect to any class of capital stock of Pee Dee; (iv) no material loss, destruction, or damage to any property of Pee Dee or the Pee Dee Subsidiary, which loss, destruction, or damage is not adequately covered by insurance; and (v) no material acquisition or disposition of any asset or contract nor any other transaction by Pee Dee or the Pee Dee Subsidiary other than for fair value in the ordinary course of business. Since such date and prior to the date hereof, except as Previously Disclosed, Pee Dee and the Pee Dee Subsidiaries have conducted their business only in the ordinary course and in substantial compliance with all laws which govern the ownership of their property and the conduct of its business.

         4.9 Loan Loss Allowances. The allowances for loan losses set forth in Pee Dee's most recent audited Financial Statements are adequate in the opinion of Pee Dee's management, as of the date thereof, to absorb reasonably anticipated losses in the loan and lease portfolios of Pee Dee and the Pee Dee Subsidiary in view of the size and character of such portfolios, current economic conditions, and other pertinent factors.

         4.10 Books of Account; Corporate Records. The books of account of Pee Dee and the Pee Dee Subsidiary are maintained in substantial compliance with all applicable legal and accounting requirements and in such a manner as to reflect accurately each respective item of income and expense and all of their respective assets, liabilities, and shareholders' equity. To the best knowledge of Pee Dee's management, each of Pee Dee and the Pee Dee Subsidiary has filed all material reports and returns required by any law or regulation to be filed by it, and it has duly paid or accrued on its books of account all taxes and charges due pursuant to such reports and returns, or assessed against it, including, without limitation, all such reports and statements, and all such assessments which Pee Dee and the Pee Dee Subsidiary are required to have filed or paid, none of which reports, statements, or assessments has been the subject of any material objection by any Regulatory Authority. The minute books of Pee Dee and the Pee Dee Subsidiary contain complete and accurate records in all material respects of the corporate actions of their shareholders and Boards of Directors and of all committees thereof.

         4.11 Taxes. To the knowledge of Pee Dee's management, and except as Previously Disclosed, Pee Dee and the Pee Dee Subsidiary have filed all material tax returns, reports, lists, and statements required to be filed by any federal, state, local, foreign, or other taxing jurisdiction of any nature whatsoever, and paid all taxes, assessments, and other governmental charges due upon them or any of their income, property, assets, or net worth (other than taxes or charges which are not yet delinquent, are being contested in good faith, have not been finally determined, or for which there are adequate reserves that were established on or before December 31, 1996), and no extensions for the time of any such payment have been requested or granted. Except as Previously Disclosed, no material additional assessments of tax by any governmental authority are, as of the date hereof, pending or, to the best knowledge of Pee Dee's management, known to be pending, threatened, or in process of proposal, and no unexpired waivers or other extensions of the statute of limitations executed by or binding upon Pee Dee or the Pee Dee Subsidiary with respect to federal or other income taxes or any other taxes are in effect as of the date hereof. In the opinion of Pee Dee's management, the accruals and reserves made for tax liabilities in the December 31, 1996, audited balance sheet and the September 30, 1997, unaudited balance sheet are adequate for the payment of all federal, state, local, foreign, and other tax liabilities of any nature whatsoever of Pee Dee and the Pee Dee Subsidiary or with respect to its assets and properties whether or not proposed, pending, threatened, or disputed, for all periods ending on or prior to such date.

         4.12 Qualification to do Business. Each of Pee Dee and the Pee Dee Subsidiary is duly qualified and licensed to do business and is in good standing in all jurisdictions where the conduct of its business requires it to be qualified and licensed to do such business and where the failure to be so qualified and licensed could result in liability or adversely affect the operations and properties of Pee Dee or the Pee Dee Subsidiary in any material respect.

         4.13 Insurance. Pee Dee has in effect insurance coverage with reputable insurers, including blanket bond coverage, which coverage in respect of amounts, types, and risks insured is, in the opinion of Pee Dee's management, adequate for the business conducted by it and the Pee Dee Subsidiary.

         4.14 Litigation. On the date hereof, except as Previously Disclosed, and except for actions, suits, investigations, or proceedings which are not individually or in the aggregate material to Pee Dee or which are adequately covered by insurance, no action, suit, investigation, or proceeding is pending or threatened against Pee Dee or the Pee Dee Subsidiary before any court or governmental agency, domestic or foreign, nor, to the best knowledge of Pee Dee's management, is there any basis for any other material action, suit, investigation, or proceeding which, in the judgment of legal counsel for Pee Dee, has a reasonable prospect for success. On the date hereof, except as Previously Disclosed, there is no action, suit, investigation, or proceeding brought by Pee Dee or the Pee Dee Subsidiary (other than suits to collect on extensions of credit) which seeks damages in excess of $25,000. Except as Previously Disclosed, on the date hereof, there is no litigation, proceeding, or governmental investigation pending or threatened against Pee Dee or the Pee Dee Subsidiary relating to any of the transactions contemplated by this Agreement, the Merger Agreement or the Bank Merger Agreement.

         4.15 Brokerage; Advisors. Except as Previously Disclosed (which disclosure shall include the total amount of fees or commissions), neither Pee Dee nor any of its officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein. There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Pee Dee in connection with the transactions contemplated by this Agreement and the Merger Agreement or based upon any agreement or arrangement made by or on behalf of Pee Dee, and Pee Dee has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement or the Merger Agreement. Pee Dee shall indemnify and hold Centura harmless against any liability or expenses arising out of such a claim, agreement, or understanding.

         4.16 Properties. Except as Previously Disclosed, and except for property and assets disposed of in the ordinary course of business, Pee Dee and the Pee Dee Subsidiary own, free and clear of any mortgage, pledge, lien, charge, or other encumbrance which would materially interfere with the business or operations of Pee Dee or the Pee Dee Subsidiary, all of their real or personal property and other assets reflected in Pee Dee's most recent audited Financial Statements or acquired subsequent to the date thereof. The real and personal property leased by Pee Dee and the Pee Dee Subsidiary is free from any adverse claim which would materially interfere with the business or operations of Pee Dee and the Pee Dee Subsidiary taken as a whole. Except as Previously Disclosed, all of the properties and equipment owned or leased by Pee Dee and the Pee Dee Subsidiary is in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the conduct of the normal operations of Pee Dee and the Pee Dee Subsidiary taken as a whole.

         4.17 Fiduciary Activities. State Bank has conducted and currently conducts fiduciary and custodial activities in all material respects in accordance with applicable law. Except as Previously Disclosed and except for pending or threatened legal actions or other proceedings which are not individually or in the aggregate material to Pee Dee, neither Pee Dee nor the Pee Dee Subsidiary has been, nor is, a party to or threatened with any legal action or other proceeding which sought to surcharge Pee Dee or the Pee Dee Subsidiary or to obtain any other remedy against it or any of its properties relating to the exercise of any fiduciary and custodial powers.

         4.18 Intangible Property. To the best knowledge of Pee Dee's management, Pee Dee and the Pee Dee Subsidiary own or possess the right, free of the claims of any third party, to use the trademarks, service marks, trade names, copyrights, patents, and licenses currently used by them in the conduct of their businesses. To the best knowledge of Pee Dee's management, no material product or service offered and no material trademark, service mark, or similar right used by them infringes upon any rights of any other person, and, as of the date hereof, Pee Dee has received no written or oral notice of any claim of such infringement.

         4.19     Employee Relations and Employee Benefit Plans.

                  (a) Except as Previously Disclosed, as of the date hereof, Pee Dee and the Pee Dee Subsidiary are in all material respects in compliance with all federal and state laws, regulations, and orders respecting employment and employment practices, terms and conditions of employment, and wages and hours, and, to the knowledge of Pee Dee's management after reasonable investigation, is not engaged in any unfair labor practice. As of the date hereof, no dispute exists between Pee Dee or the Pee Dee Subsidiary and any of its employees regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of Pee Dee and the Pee Dee Subsidiary taken as a whole. Except as Previously Disclosed, as of the date hereof, there are no employment, consulting, labor, or collective bargaining agreements binding upon Pee Dee or the Pee Dee Subsidiary. As of the date hereof, Pee Dee is not aware of any attempts to organize a collective bargaining unit to represent any employees of Pee Dee or the Pee Dee Subsidiary. All contributions due on or prior to the date hereof to any pension, profit-sharing, or similar plan of Pee Dee, if any, have been paid or provided for in accordance with ERISA and all other applicable federal and state statutes and regulations.

                  (b) Pee Dee has Previously Disclosed any and all employee benefit plans, employment or severance agreements, or similar arrangements to which Pee Dee or the Pee Dee Subsidiary is or has ever been a party or by which it is or has ever been bound, legally or otherwise, including, without limitation, (i) any "employee welfare benefit plan" or "employee pension benefit plan" (within the meaning of Sections 3(1) and 3(2) of ERISA) (for purposes of this Section 4.19, the "Benefit Plans;") (ii) any profit sharing, deferred compensation, bonus, stock option, stock purchase, equity-based compensation, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement, or arrangement, (iii) any plan, agreement, or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors, or agents, including but not limited to benefits relating to Pee Dee or the Pee Dee Subsidiary's automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, disability, medical, dental, hospitalization, life insurance and other types of insurance (including, without limitation, any "voluntary employees' beneficiary association" (as defined in Section 501(c)(9) of the Code), or similar trust fund providing the same or similar benefits), or (iv) any employment agreement not terminable on thirty (30) days notice (or less). The plans, agreements, and arrangements described in this Section 4.19 may be referred to herein as the "Benefit Arrangements." Pee Dee and the Pee Dee Subsidiary have delivered to Centura true and complete copies of all documents and summary plan descriptions with respect to the Benefit Arrangements, or summary written descriptions of any of the Benefit Arrangements not otherwise in writing, along with (1) the most recent actuarial and financial reports and statements of assets and liabilities prepared with respect to any of the Benefit Arrangements, (2) the three most recent annual reports filed with any government agency with respect to any of the Benefit Arrangements, including, without limitation, all schedules thereto and financial statements with attached opinions of independent accountants, if required, and (3) all governmental rulings, advisory opinions and determination letters and any open requests for governmental rulings, advisory opinions or determination letters that pertain to any Benefit Arrangement. Each of the Benefit Arrangements may be amended or terminated at any time by Pee Dee or the Pee Dee Subsidiary or, after the Effective Time, by Centura.

                  None of the Benefit Arrangements is (i) a plan subject to Title IV of ERISA, or (ii) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Except as Previously Disclosed, neither Pee Dee nor the Pee Dee Subsidiary are obligated to provide any post-retirement welfare benefits to their employees or former employees, including post-retirement health or life insurance coverage. There are no negotiations, demands, or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements, or arrangements of the type described in this
Section 4.19(b).

                  (c) Pee Dee and the Pee Dee Subsidiary has fully complied in all material respects with all provisions of ERISA and the Code and any and all other laws, rules, and regulations applicable to the Benefit Arrangements. Except as Previously Disclosed, all reports and descriptions of any Benefit Arrangements required by ERISA or the Code have been timely filed and distributed and all notices required by ERISA, the Code, or any state or federal law or any ruling or regulation of any state or federal administrative agency with respect to all Benefit Arrangements have been appropriately given. Neither Pee Dee nor the Pee Dee Subsidiary has received written notice of the existence of any default or violation by any other party of ERISA or the Code or any other laws, rules, or regulations applicable to the Benefit Arrangements. Other than routine claims for benefits, neither Pee Dee nor the Pee Dee Subsidiary has received any written notice of any pending material claims or lawsuits which have been asserted or instituted against any of the Benefit Arrangements, the sponsor or administrator of any of the Benefit Arrangements, or against any fiduciary of any of the Benefit Arrangements with respect to the operation of such arrangement. Neither Pee Dee nor the Pee Dee Subsidiary has received any written notice of any pending investigation or pending enforcement action by the Internal Revenue Service, the Department of Labor, the Pension Benefic Guaranty Corporation or any other governmental agency with respect to any of the Benefit Arrangements.

                  (d) Each Benefit Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that such plan is qualified under
Section 401(a) of the Code and that the trust under such plan is tax exempt under Section 501(a) of the Code. No such determination letter has been revoked or threatened to be revoked and no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such plan or trust under such sections. No event has occurred that will or could subject any Benefit Plan to tax under Section 511 of the Code. Neither Pee Dee nor the Pee Dee Subsidiary has material liability under any such plan that is not reflected in the Financial Statements of Pee Dee or the Pee Dee Subsidiary as of December 31, 1996. All contributions due on or prior to the date hereof to any Benefit Plan have been timely paid or provided for in accordance with ERISA and all other applicable federal and state statutes and regulations. No Benefit Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA).

                  (e) No "prohibited transaction" (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA, or prohibited by Section 4975 of the Code and not exempt under Section 4975(d) of the Code) has occurred with respect to any Benefit Plan (i) which would result in the imposition, directly or indirectly, of an excise tax under
Section 4975 of the Code or a penalty under Section 502 of ERISA, or (ii) the correction of which would have an adverse effect on the financial condition, results of operations, or business of Pee Dee or the Pee Dee Subsidiary.

                  (f) Each of the Benefit Arrangements has been duly authorized by all necessary corporate action by Pee Dee or the Pee Dee Subsidiary.

                  (g) Each of the Benefit Arrangements which constitutes a "group health plan" (within the meaning of Section 5000(b)(1) of the Code) has been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, the requirements of Part 7, Title I of ERISA, the standards and requirements of
Section 609 of ERISA, Title XXII of the Public Health Service Act, and the provisions of the Social Security Act, to the extent such requirements are applicable. No event has occurred and no condition exists with respect to any such group health plan which would subject Pee Dee or the Pee Dee Subsidiary to any excise tax under Section 4980B of the Code. Each such plan which is subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance with the secondary payor requirements of such section. Each of the Benefit Arrangements has been operated in compliance with the provisions of the Americans with Disabilities Act of 1990 and the Family and Medical Leave Act of 1993.

                  (h) Neither Pee Dee or the Pee Dee Subsidiary nor, to the best knowledge of Pee Dee or the Pee Dee Subsidiary's management, any administrator or fiduciary of any of such Benefit Plans (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject Pee Dee or State Bank to any direct or indirect liability for a breach of any fiduciary, cofiduciary, or other duty under ERISA (including, without limitation, any direct or indirect liability under Sections 502(c), 502(l), or 4071 of ERISA). No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Pee Dee or the Pee Dee Subsidiary prior to the Effective Time which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Effective Time.

                  (i) Pee Dee or the Pee Dee Subsidiary does not and has not employed the services of any "leased employees" (within the meaning of Section 414(n) of the Code) who must be taken into account for the requirements of
Section 414(n)(3) of the Code.

         4.20 Regulatory Approvals and Organizational Documents. Pee Dee has Previously Disclosed or made available to Centura or granted access to originals or copies of the following documents or summary descriptions of the following information relating to Pee Dee and the Pee Dee Subsidiary, which copies or summary descriptions are complete and accurate as of the date hereof, except as otherwise expressly provided hereunder:

                  (i) all regulatory approvals relating to all acquisitions or the establishment of de novo operations;

                  (ii) organizational documents, and bylaws and any amendments thereto as well as minutes of all meetings of shareholders and Board of Directors and committees thereof;

                  (iii) any pending application, including any documents or materials related thereto, which has been filed with any federal or state regulatory agency with respect to the establishment of a new branch office or the acquisition or establishment of an additional regulated activity or subsidiary; and

                  (iv) all federal and state tax returns filed for the years 1994, 1995 and 1996 (if available), copies of the most recent federal and state revenue agency examinations, and all private letter tax rulings received from the Internal Revenue Service since January 1, 1988.

         4.21 Contracts or Other Types of Agreements. Without limiting any of the foregoing representations and warranties and except as Previously Disclosed, on the date hereof:

                  (i) All policies of insurance (including surety and blanket bonds) insuring any material risks of Pee Dee and the Pee Dee Subsidiaries are in force on the date hereof and Pee Dee is not in any material default with respect to any such policies;

                  (ii) To the best knowledge of Pee Dee's management, each material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of Pee Dee and the Pee Dee Subsidiary is in all material respects valid and enforceable in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court) and is not subject to termination as a result of the Merger or the Bank Merger without the consent of any other party, and neither Pee Dee nor the Pee Dee Subsidiary is in default in any material respect under any such lease, contract, mortgage, promissory note, deed of trust, loan, or other commitment or arrangement, which default would materially and adversely affect the business and operations of Pee Dee and the Pee Dee Subsidiary taken as a whole; and

                  (iii) Except in the ordinary course of the business of taking deposits and extending credit and except as Previously Disclosed, neither Pee Dee nor the Pee Dee Subsidiary is obligated under (x) any contract, lease, mortgage, or other commitment, arrangement, or agreement, or subject to any law, regulation, or decree or to any restriction in its organizational documents or bylaws which materially and adversely affects its business, properties, prospects, assets, or condition, financial or otherwise or (y) any lease, contract, promissory note, deed of trust, or any other commitment which involves an aggregate annual payment by Pee Dee or the Pee Dee Subsidiary of more than $25,000 or which extends beyond 24 months.

         4.22     Environmental Matters.

                  (a) For purposes of this Section and Section 7.11 of this Agreement, the "Premises" means and includes, collectively, all the real property owned in fee or leased by Pee Dee and the Pee Dee Subsidiary.

                  (b) For purposes of this section, "Hazardous Materials" means and includes petroleum products, any flammable explosives, radioactive materials, asbestos or any material containing asbestos, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency, the South Carolina Department of Health and Environmental Control, or for the purpose of or by any Environmental Laws as may now or at any time hereafter be in effect.

                  (c) For purposes of this section, "Environmental Laws" means and includes the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Coastal Zone Management Act, the Coastal Area Management Act, any "Superfund" or "Superlien" law, applicable South Carolina environmental statutes, or any other law, regulation or decree regulating, relating to, or imposing liability, responsibility or standards of conduct applicable to environmental conditions and/or releases (or potential releases) of Hazardous Materials in, on, at or affecting the Premises, as such may now or at any time hereafter be defined or in effect.

                  (d) Pee Dee hereby represents and warrants to Centura for the purposes of this Agreement and the contemplated transfer, sale and conveyance of the Premises that:

                           (i) To the knowledge of Pee Dee, no Hazardous
                  Materials have been used or placed in, on or at the Premises in violation of, and the Premises are presently in compliance with, all applicable Environmental Laws, and there are no circumstances presently existing in, on, at or relating to the Premises which would result in violation of any applicable Environmental Law;

                           (ii) Except for cleaning and office supplies used in
                  the ordinary course of business, Pee Dee has not caused or permitted the installation, storage, treatment, disposal, discharge, release or threatened release of Hazardous Materials in, on, at or from the Premises and has not engaged in, and has no knowledge of, any activity on or in the vicinity of the Premises which resulted in, the presence or release of any Hazardous Materials;

                           (iii) As of the Closing Date, the Premises shall be
                  free of the presence of Hazardous Materials;

                           (iv) Pee Dee and the Pee Dee Subsidiary have complied
                  in all material respects with, and have caused the Premises to comply in all material respects with, all applicable Environmental Laws relating to or affecting the Premises, and the Premises are free and clear of any liens imposed pursuant to any applicable Environmental Laws;

                           (v) Pee Dee and the Pee Dee Subsidiary have, and at
                  all times have had and/or maintained, all licenses, permits and other governmental or regulatory authority necessary for compliance with all applicable Environmental Laws;

                           (vi) Pee Dee and the Pee Dee Subsidiary have complied
                  in all material respects with all Environmental Laws relating specifically to notification, registration, record keeping, installation, financial responsibility, leak detection, equipment, facilities, activities and operations on the Premises;

                           (vii) There is not now pending or, to Pee Dee's
                  knowledge, threatened any action, suit, investigation or proceeding against Pee Dee or the Pee Dee Subsidiary or the Premises (or against any other party relating to the Premises) seeking to enforce any right or remedy under any Environmental Laws;

                           (viii) Neither Pee Dee nor the Pee Dee Subsidiary is
                  now, nor has been, subject to any order, threatened with any enforcement action, received any notice, or received any request for information or any other demand or inquiry pursuant to any Environmental Law with respect to the Premises or any activity or condition in, on, at or relating to the Premises;

                           (ix) Pee Dee immediately shall give Centura oral and
                  written notice in the event that Pee Dee or the Pee Dee Subsidiary receives any notice from any governmental agency, entity or any other party with regard to Hazardous Materials in, on, at or affecting the Premises; and

                           (x) Pee Dee shall provide to Centura on or before the
                  Closing Date and Pee Dee has a continuing obligation to provide to Centura, copies of all information in its possession, or under its control concerning the environmental condition of the Premises and any and all properties adjacent to the Premises.

         4.23 Registration Statement Information. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the Closing Date, all information set forth therein furnished by Pee Dee relating to Pee Dee and the Pee Dee Subsidiary, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         4.24 Information Furnished. Each representation and warranty in this
Article IV, all information Previously Disclosed to Centura, and all information otherwise furnished or to be furnished to Centura pursuant to the terms of this Agreement, the Merger Agreement, or the Bank Merger Agreement as of the date hereof or the date furnished, are and shall be true, accurate, and complete in all material respects.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES BY CENTURA

         Except as Previously Disclosed, which disclosures shall be by specific reference to the applicable section or sections of this Article V, Centura represents and warrants as follows:

         5.1 Organization, Good Standing, and Authority. Centura is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Centura is a bank holding company duly registered pursuant to the BHC Act and the North Carolina Bank Holding Company Act of 1984, and it has all requisite corporate power and authority to enter into and carry out the provisions of this Agreement and the

Merger Agreement. Centura is not in violation of its organizational documents or bylaws, or of any applicable federal or state law or regulation, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults would materially and adversely affect any of its businesses, properties, financial position, or results of operations taken as a whole. Centura has all requisite corporate power and authority to conduct its business as now conducted or proposed to be conducted, and to own and operate and lease the properties and assets used in such business.

         5.2 Subsidiaries of Centura. Each of the Centura Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and all of the capital stock of each Centura Subsidiary is owned by either Centura or Centura Bank. None of the Centura Subsidiaries is in violation of its charter documents or bylaws, or of any applicable federal or state law or regulation, or in default with respect to any order, writ, injunction, or decree of any court, or in default under any order, license, regulation, or demand of any governmental agency, any of which violations or defaults would materially and adversely affect the businesses, properties, financial position, or results of operation of Centura and the Centura Subsidiaries taken as a whole. The Centura Subsidiaries have all requisite corporate power and authority to conduct their businesses as now conducted or proposed to be conducted, and to own and operate and lease the properties and assets used in such businesses. Centura Bank has all requisite corporate power and authority to enter into and carry out the provisions of the Bank Merger Agreement.

         5.3 Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreement and the Bank Merger Agreement upon execution and delivery will constitute, valid and binding obligations of Centura and Centura Bank, as applicable, and, subject to required regulatory approvals, will be enforceable against them in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court. The execution, delivery, and performance of this Agreement, the Bank Merger Agreement and the Merger Agreement, and the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Centura and Centura Bank, as applicable.

         5.4 Absence of Default. None of the execution or the delivery of this Agreement, the Merger Agreement and the Bank Merger Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the articles of incorporation or bylaws of Centura or Centura Bank, as applicable. None of such execution, consummation, or fulfillment will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under
(i) any agreement or instrument under which Centura or Centura Bank is obligated, or (ii) (assuming receipt of the approvals referred to in Section 2.2 hereof) violate any statute or regulation of any government or agency to which Centura or Centura Bank is subject, any of which conflicts, breaches, defaults, or violations will prevent consummation of the Merger or the Bank Merger, or have a material adverse effect on the business or operation of Centura or Centura Bank.

         5.5 Capitalization. The authorized capital stock of Centura as of November 30, 1997 consisted of (i) 50,000,000 shares of Common Stock, without par value, of which 25,855,783 shares are presently outstanding, and (ii) 25,000,000 shares of Preferred Stock, without par value, none of which has been issued or is presently outstanding. All such outstanding shares of capital stock are duly authorized, validly issued, fully paid, and nonassessable. None of the capital stock of Centura is subject to any restrictions upon the transfers thereof under the terms of its articles of incorporation or bylaws. In addition, there are reserved for issuance under Centura's Omnibus Equity Compensation Plan and certain other equity compensation plans assumed from predecessor corporations an aggregate of 2,292,291 shares of Centura Common Stock, of which amount options to purchase 1,200,493 shares have been granted and are currently outstanding. Other than the foregoing, there are not outstanding any options, rights, securities, or warrants binding upon Centura or upon its shareholders that enable the holder or holders thereof to purchase or otherwise acquire shares of Centura Common Stock.

         5.6 Financial Statements. Centura has Previously Disclosed copies of Centura's Financial Statements and such Financial Statements are true, complete, and correct in all material respects and fairly present the consolidated financial position of Centura and the Centura Subsidiaries as of the dates indicated and the consolidated results of operations, retained earnings and changes in financial position or cash flows for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis.

         5.7 Filing of Reports. Centura and each Centura Subsidiary have timely filed all reports required to be filed with the applicable Regulatory Authorities and such reports, as filed, complied in all material respects with applicable law and regulations. Centura has filed all SEC Documents required to be filed by the Securities Laws and all documents required by any applicable state securities laws and such SEC Documents and other documents, as filed, complied in all material respects with the Securities Laws and such state securities laws.

         5.8 Absence of Certain Developments. Since December 31, 1996 and prior to the date hereof, there has been (i) no material adverse change in the condition, financial or otherwise, of Centura or the Centura Subsidiaries or in the assets, properties, liabilities, or businesses of Centura or the Centura Subsidiaries; (ii) no occurrence by or subjection of Centura or the Centura Subsidiaries to any material obligation or liability (whether fixed, accrued, or contingent) or commitment not referred to in this Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business; (iii) no declarations, setting aside, or payment of any dividend or other distribution with respect to any class of the capital stock of Centura or the Centura Subsidiaries, except for regular quarterly dividends paid or to be paid with respect to shares of its common stock; (iv) no material loss, destruction, or damage to any property of Centura or the Centura Subsidiaries, which loss, destruction, or damage is not adequately covered by insurance; and
(v) no material acquisition or disposition of any asset or contract nor any other transaction by Centura or the Centura Subsidiaries other than for fair value. Since such date and prior to the date hereof, Centura and the Centura Subsidiaries have conducted their businesses in substantial compliance with all laws which govern the ownership of their property and the conduct of their businesses.

         5.9 Taxes. To the best of Centura's knowledge, Centura and the Centura Subsidiaries have filed all material tax returns, reports, lists, and statements required to be filed by any federal, state, local, foreign or other taxing jurisdiction of any nature whatsoever, and paid all taxes, assessments, and other governmental charges due to any of the said taxing jurisdictions upon it or them or any of their respective income, property, assets, or net worth (other than taxes or charges which are not yet delinquent, are being contested in good faith, have not been finally determined, or for which there are adequate reserves that were established on or before December 31, 1996), and no extensions for the time of any such payment have been requested or granted. No material additional assessments of tax by any of the said taxing jurisdictions are pending, as of the date hereof, or to the knowledge of Centura's management, threatened, or in process of proposal other than possible assessments for which there are adequate reserves that were established on or before December 31, 1996. Except as Previously Disclosed, no unexpired waivers or other extensions of the statute of limitations executed by, or binding upon, Centura or Centura Bank with respect to federal or other income taxes or any other taxes are in effect as of the date hereof. In the opinion of Centura's management, the accruals and reserves made for tax liabilities in the Financial Statements are adequate for the payment of all federal, state, local, foreign, and other tax liabilities of any nature whatsoever of Centura or Centura Bank or with respect to any asset or property of Centura or Centura Bank, whether or not proposed, pending, threatened, or disputed, for all periods ending on or prior to the date thereof.

         5.10 Litigation. On the date hereof, except as Previously Disclosed and except for actions, suits, investigations, or proceedings which are not individually or in the aggregate material to Centura or the Centura Subsidiaries or which are adequately covered by insurance, no action, suit, investigation or proceeding is pending or threatened against Centura or the Centura Subsidiaries before any court or governmental agency, domestic or foreign, nor, to the best knowledge of the management of Centura, is there any basis for any other material action, suit, investigation, or proceeding which, in the judgment of legal counsel to Centura, has a reasonable prospect for success. Centura further represents that there is no litigation, proceeding, or governmental investigation pending or threatened against Centura or any of its subsidiaries relating to any of the transactions contemplated by this Agreement, the Merger Agreement or the Bank Merger Agreement.

         5.11 Brokerage; Advisors. Neither Centura nor any of its officers, directors or employees has employed any broker, finder, or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein. There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Centura in connection with the transactions contemplated by this Agreement and the Merger Agreement or based upon any agreement or arrangement made by or on behalf of Centura, and Centura has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement or the Merger Agreement. Centura shall indemnify and hold Pee Dee harmless against any liability or expenses arising out of such a claim, agreement, or understanding.

         5.12 Books of Account; Corporate Records. The books of account of Centura and the Centura Subsidiaries are maintained in substantial compliance with all applicable legal and accounting requirements and in such a manner as to reflect accurately each respective item of income and expense and all of its or their respective assets, liabilities, and shareholders' equity. To the best knowledge of Centura's management, Centura and the Centura Subsidiaries have filed all material reports and returns required by any law or regulation to be filed by it or them, and it or they have duly paid or accrued on its or their respective books of account all taxes and charges due pursuant to such reports and returns, or assessed against it or them, including, without limitation, all such reports and statements, and all such assessments which it or they are required to have filed or paid, none of which reports, statements, or assessments has been the subject of any material objection by any Regulatory Authority. The minute books of Centura and the Centura Subsidiaries contain complete and accurate records in all material respects of the corporate actions of their respective shareholders and Boards of Directors and of all committees thereof.

         5.13 Fiduciary Activities. Centura is not directly engaged in any fiduciary or custodial activities. Centura Bank has conducted and currently conducts fiduciary and custodial activities in all material respects in accordance with applicable law. Except for pending or threatened legal actions or other proceedings which are not individually or in the aggregate material to Centura, neither Centura nor Centura Bank has been, or is, a party to or threatened with any legal action or other proceeding which sought to surcharge Centura or Centura Bank or to obtain any other remedy against either Centura or Centura Bank or any of their properties relating to the exercise of fiduciary or custodial powers.

         5.14 Registration Statement Information. When the Registration Statement, or any post-effective amendment thereto, shall become effective, and at all times subsequent to such effectiveness up to and including the Closing Date, all information set forth or incorporated therein furnished by Centura relating to Centura and the Centura Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and
(ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         5.15 Loan Loss Allowances. The allowances for loan losses set forth in Centura's most recent audited Financial Statements are adequate in the opinion of Centura's management, as of the date thereof, to absorb reasonably anticipated losses in the loan and lease portfolios of Centura and the Centura Subsidiaries in view of the size and character of such portfolios, current economic conditions, and other pertinent factors.

         5.16 Qualification to do Business. Centura and each of the Centura Subsidiaries is duly qualified and licensed to do business and is in good standing in all jurisdictions where the conduct of its business requires it to be qualified and licensed to do such business and where the failure to be so qualified and licensed could result in liability or adversely affect the operations and properties of Centura or a Centura Subsidiary in any material respect.

         5.17     Employee Relations and Employee Benefit Plans.

                  (a) Except as Previously Disclosed, as of the date hereof, Centura and the Centura Subsidiaries are in all material respects in compliance with all federal and state laws, regulations, and orders respecting employment and employment practices, terms and conditions of employment, and wages and hours, and, to the knowledge of Centura's management after reasonable investigation, is not engaged in any unfair labor practice. As of the date hereof, no dispute exists between Centura or a Centura Subsidiary and any of its employees regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of Centura and the Centura Subsidiaries taken as a whole. Except as Previously Disclosed, as of the date hereof, there are no employment, consulting, labor, or collective bargaining agreements binding upon Centura or a Centura Subsidiary. As of the date hereof, Centura is not aware of any attempts to organize a collective bargaining unit to represent any employees of Centura or a Centura Subsidiary. All contributions due on or prior to the date hereof to any pension, profit-sharing, or similar plan of Centura, if any, have been paid or provided for in accordance with ERISA and all other applicable federal and state statutes and regulations.

                  (b) To the knowledge of Centura's management, Centura has fully complied in all material respects with all provisions of ERISA and any and all other laws, rules, and regulations applicable to the qualified pension or profit sharing plans, any deferred compensation, consultant, bonus or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained for the benefit of employees or former employees of Centura and Centura Subsidiaries (for purposes of this Section 5.17, the "Centura Benefit Plans"), all reports and descriptions of any Benefit Plans required by ERISA have been timely filed and distributed and all notices required by ERISA, the Code, or any state or federal law or any ruling or regulation of any state or federal administrative agency with respect to all Benefit Plans have been appropriately given.

                  (c) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of Centura's "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code, to the effect that the form of such plan is qualified under Section 401(a) of the Code. No such letter has been revoked or threatened to be revoked and Centura knows of no ground on which such revocation may be based. Centura has no material liability under any such plan that is not reflected in the Financial Statements of Centura as of December 31, 1996. To the knowledge of Centura's management, each such plan is and has been administered in accordance with its provisions and applicable law.

                  (d) To the knowledge of Centura's management, Centura (or any pension plan maintained by Centura) has not incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan and there exists, to the knowledge of Centura's management, no condition or set of circumstances presenting a material risk of the termination or partial termination of any such plan which could result in a material liability on the part of Centura to the Pension Benefit Guaranty Corporation or any other person.

                  (e) Centura does not participate in, or has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan (as such term is defined in ERISA).

                  (f) To the knowledge of Centura's management, no "prohibited transaction" (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Centura Benefit Plan (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code, or (ii) the correction of which would have an adverse effect on the financial condition, results of operations or business of Centura.

                  (g) To the knowledge of Centura's management, neither Centura nor any administrator or fiduciary of any of such Benefit Plans (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject Centura to any direct or indirect liability for a breach of any fiduciary, cofiduciary, or other duty under ERISA. No written or, to the knowledge of Centura's management, oral representation or communication with respect to any aspect of the Centura Benefit Plans has been made to employees of Centura or a Centura Subsidiary prior to the Effective Time which is not in accordance with the written or otherwise preexisting terms and provisions of such Centura Benefit Plans in effect immediately prior to the Effective Time. Except as Previously Disclosed, there are no unresolved claims or disputes under the terms of, or in connection with, the Centura Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

         5.18 Regulatory Approvals and Organizational Documents. Centura has Previously Disclosed or made available to Pee Dee or granted access to originals or copies of the following documents or summary descriptions of the following information relating to Centura and the Centura Subsidiaries, which copies or summary descriptions are complete and accurate as of the date hereof, except as otherwise expressly provided hereunder:

                  (i) all regulatory approvals relating to all acquisitions or the establishment of de novo operations;

                  (ii) organizational documents, and bylaws and any amendments thereto as well as minutes of all meetings of shareholders and Board of Directors and committees thereof;

                  (iii) any pending application, including any documents or materials related thereto, which has been filed with any federal or state regulatory agency with respect to the establishment of a new branch office or the acquisition or establishment of an additional regulated activity or subsidiary; and

                  (iv) all federal and state tax returns filed for the years 1994, 1995, and 1996 (if available), copies of the most recent federal and state revenue agency examinations, and all tax rulings received from the Internal Revenue Service since January 1, 1988.

         5.19 Information Furnished. Each representation and warranty in this
Article V, all information Previously Disclosed to Pee Dee, and all information otherwise furnished or to be furnished to Pee Dee pursuant to the terms of this Agreement or the Merger Agreement, as of the date hereof or the date furnished, are and shall be true, accurate, and complete in all material respects.


                                   ARTICLE VI

                      ACCESS TO AND INFORMATION CONCERNING
                             PROPERTIES AND RECORDS

         6.1 Access by Centura. For purposes of this Section 6.1, the term "Pee Dee" shall include Pee Dee and the Pee Dee Subsidiary. Pee Dee, to the extent permitted by law, shall give Centura, its counsel, accountants, investment bankers, and other representatives full access, at reasonable times and upon reasonable notice throughout the period from the date of this Agreement through the Effective Time, to all of Pee Dee's properties, books, contracts, commitments, and records, and Pee Dee shall furnish to Centura during such period all such information concerning Pee Dee and its affairs as Centura may reasonably request. In addition, Pee Dee shall also make its officers available to discuss with Centura's representatives the substance of all documents, financial statements, and other information provided by Pee Dee to Centura and such other matters as Centura shall deem pertinent to the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

         6.2 Access by Pee Dee. For purposes of this Section 6.2, the term "Centura" shall include Centura and the Centura Subsidiaries. Centura, to the extent permitted by law, shall give Pee Dee, its counsel, accountants, investment bankers, and other representatives full access, at reasonable times and upon reasonable notice throughout the period from the date of this Agreement through the Effective Time, to such information relating to Centura and to be specified by Pee Dee as shall be reasonably necessary and appropriate under the then circumstances for Pee Dee to confirm the accuracy of the representations and warranties set forth in Article V hereof and to carry out the transactions contemplated by this Agreement. In addition, Centura shall also make its officers available to discuss with Pee Dee's representatives the substance of all documents, financial statements, and other information provided by Centura to Pee Dee and such other matters as Pee Dee shall deem pertinent to the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

         6.3 Tax-Related Information. The parties intend that the Reorganization will be accomplished as a tax-free reorganization within the meaning of Section 368 of the Code. Accordingly, each party will provide all information reasonably requested in connection with (i) the Tax Opinion, and (ii) the Closing in reliance on such Tax Opinion. Each party shall also, to the extent requested by the recipient of the information, verify all such information in a manner comparable to a verification required by such Tax Opinion.


                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF PEE DEE

         Except as otherwise consented to or waived by Centura in writing, Pee Dee, throughout the pendency of this Agreement, will:

         7.1 Operation of Business. Maintain and operate its business, and cause the Pee Dee Subsidiary to maintain and operate its businesses, only in the usual, regular, and ordinary manner and to comply in all material respects with all applicable laws, regulations, orders, judgments, and decrees except where Pee Dee is in good faith contesting the validity of any of the foregoing; and, to the extent consistent with such operation and sound business practices as determined in good faith by Pee Dee, make all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its present relationships with depositors, suppliers, customers, and others having business dealings with it.

         7.2 Payment of Taxes. Punctually pay and discharge, and cause the Pee Dee Subsidiary to punctually pay and discharge, all taxes, assessments, and other governmental charges lawfully imposed upon them or any of their property, or upon the income and profits thereof; provided, however, that nothing herein contained shall prohibit Pee Dee from contesting in good faith and by appropriate proceedings the validity of any tax, assessment, or governmental charge; and, provided further, that any such contested assessment or charge be reported to Centura.

         7.3 Substantial Litigation; Adverse Condition. Promptly upon receipt of notice, notify Centura of (i) the commencement of any litigation against Pee Dee or the Pee Dee Subsidiary seeking damages in excess of $25,000 or threatening the consummation of the Merger or the Bank Merger, or (ii) the existence of severe and adverse business conditions materially threatening the continued, normal business operations of Pee Dee or the Pee Dee Subsidiary.

         7.4 Properties. At all times maintain, preserve, and keep all properties in a satisfactory condition so as to ensure their normal use in its business operations, except where failure to do so would not materially or adversely affect the business or operations of Pee Dee.

         7.5 Contracts. Perform all obligations under all material contracts, leases, and documents relating to or affecting its assets, properties, and business, except where failure to do so would not materially or adversely affect the business or operations of Pee Dee.

         7.6 Insurance. Maintain in full force and effect insurance in amount and scope of coverage which, in the judgment of Pee Dee's management, is consistent with the nature and scope of all activities as conducted now or in the future by Pee Dee.

         7.7 Financial Statements. Provide Centura promptly with each quarterly consolidated balance sheet, statement of income, statement of changes in financial position, and statement of changes in shareholders' equity prepared by Pee Dee.

         7.8 Accounting Principles and Practices. Maintain all of its books and records, including all financial statements, in accordance with accounting principles and practices consistent with those used for its most recent financial statements, except for changes in such principles and practices required by federal or state regulation or under generally accepted accounting principles.

         7.9 Rule 145 and Other Restrictions Upon Transfer of Centura Common Stock Received in the Merger. Prior to the Effective Time, Pee Dee shall deliver to Centura a letter identifying all persons who are (in the opinion of Pee Dee and its counsel, which opinion is concurred in by Centura and its counsel), at the time the Merger is submitted to a vote of shareholders of Pee Dee, "affiliates" of Pee Dee for purposes of Rule 145 under the Securities Act. Prior to the Effective Time, Pee Dee shall use its best efforts to cause all such persons to conform to the provisions of the Securities Act (including the provisions of Rule 145 promulgated thereunder) with regard to the resale of the Centura Common Stock received in the Merger. Specifically, Pee Dee will advise said affiliates in writing of the restrictions on resale of securities contained in Rule 145, the permissible methods of resale available under Rule 145, and the imposition of the restrictive legend and stop transfer orders referred to in the last sentence of this Section 7.9. Prior to the Effective Time, Pee Dee shall deliver to Centura a written agreement signed by each of said affiliates stating that he or she will not sell, pledge, transfer, or otherwise dispose of the shares of Centura Common Stock (i) except in compliance with applicable provisions of the Securities Act, and (ii) until such time as the financial results governing at least thirty (30) days of combined operations of Centura and Pee Dee have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Such written advice and agreement shall be approved in advance by counsel to Centura. All certificates representing shares of Centura Common Stock delivered to such affiliates shall bear appropriate legends referring to the aforementioned restrictions, and Centura shall instruct its stock transfer agent to impose stop orders with respect to such certificates.

         7.10 Special Meeting and Approval of Pee Dee and State Bank Shareholders. Pee Dee will duly call and convene the Special Meeting of its shareholders and the shareholders of State Bank to act upon this Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby. Pee Dee shall prepare and mail (or otherwise provide) to its shareholders, the Proxy Statement/Prospectus to solicit the approval of this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby by the shareholders of Pee Dee and State Bank. Pee Dee will use its best efforts to obtain the required approval by its shareholders and the shareholders of State Bank, including, subject to their legal obligations as directors of Pee Dee, a recommendation of a favorable vote on the transactions contemplated hereby by the Board of Directors of Pee Dee.

         7.11 Environmental Assessment. Pee Dee shall permit Centura to have performed, at Centura's expense, a Phase II Environmental Site Assessment and any other investigation and exploration that Centura, in its sole discretion and cost, deems necessary, of each parcel of the Premises by an individual or organization acceptable to Centura. Such assessment, investigation or exploration shall include, without limitation, such matters as shall be applicable to each parcel of the Premises, and as may be specified by Centura in a writing referring specifically to this Section 7.11.

                                  ARTICLE VIII

                        AFFIRMATIVE COVENANTS OF CENTURA

         Except as otherwise consented to or waived by Pee Dee in writing, Centura covenants that, throughout the pendency of this Agreement, it will:

         8.1 Maintenance of Existence. Maintain its existence as a bank holding company under the BHC Act and applicable state laws regarding bank holding companies, cause Centura Bank to maintain its existence as a North Carolina bank corporation, and conduct, and cause Centura Bank to conduct, its and their respective businesses in compliance with all material obligations and duties imposed on it and them by laws, governmental regulations, rules, and ordinances, and judicial orders, judgments, and decrees applicable to Centura and Centura Bank or its or their respective businesses or properties, except where Centura or Centura Bank in good faith and by appropriate proceedings contests the validity of any of the foregoing.

         8.2 Filings with Commission. Provide Pee Dee promptly with a copy of any and all filings made with the Commission from the date hereof through the Effective Time.

         8.3 Registration Under the Securities Act. Prepare and file with the Commission the Registration Statement with respect to the Centura Common Stock to be issued as contemplated by this Agreement and take such actions as are reasonable to cause the Registration Statement to be declared effective. The Registration Statement shall include the form of Proxy Statement/Prospectus that will be mailed to the shareholders of Pee Dee and State Bank in connection with the Reorganization, and, pursuant thereto, Centura will offer to exchange shares of Centura Common Stock for the shares of Pee Dee Common Stock and State Bank Common Stock which such shareholders own as provided herein.

         8.4 Accounting Principles and Practices. Maintain all of its books and records and the books and records of the Centura Subsidiaries, including all financial statements, in accordance with accounting principles and practices consistent with those used for its most recent financial statements, except for changes in such principles and practices required by federal or state regulation or under generally accepted accounting principles.

         8.5 Issuance and Reservation of Centura Common Stock. As and when required to consummate the Reorganization, issue the shares of Centura Common Stock for which and into which shares of the Pee Dee Common Stock and State Bank Common Stock (other than shares of State Bank Common Stock acquired by Centura as a result of the Merger) issued and outstanding at the Effective Time are to be exchanged and converted as provided herein.

         8.6 Payment of Taxes. Punctually pay and discharge, all taxes, assessments, and other governmental charges lawfully imposed upon it or the Centura Subsidiaries or any of its or their respective properties, or upon the income and profits thereof; provided, however, that nothing herein contained shall prohibit Centura or any of the Centura Subsidiaries from contesting in good faith and by appropriate proceedings the validity of any tax, assessment, or governmental charge.

         8.7 Substantial Litigation; Adverse Condition. Promptly upon receipt of notice, notify Pee Dee of (i) the commencement of any litigation against Centura or any of the Centura Subsidiaries seeking damages in excess of $500,000 or threatening the consummation of the Merger or the Bank Merger, or (ii) the existence of severe and adverse business conditions materially threatening the continued, normal business operations of Centura or any of the Centura Subsidiaries.

         8.8 Properties. At all times maintain, preserve, and keep all of its properties and the properties of any of the Centura Subsidiaries in a satisfactory condition so as to ensure their normal use in the respective business operations of it and the Centura Subsidiaries, except where failure to do so would not materially or adversely affect the business or operations of either Centura or any of the Centura Subsidiaries.

         8.9 Contracts. Perform all obligations under all material contracts, leases, and documents relating to or affecting its or the Centura Subsidiaries respective assets, properties, and business, except where failure to do so would not materially or adversely affect the business or operations of either Centura or any of the Centura Subsidiaries.

         8.10 Insurance. Maintain in full force and effect insurance in amount and scope of coverage which, in the judgment of Centura's management, is consistent with the nature and scope of all activities as are conducted now or will be conducted in the future by Centura and the Centura Subsidiaries.


                                   ARTICLE IX
                          NEGATIVE COVENANTS OF PEE DEE

         Pee Dee covenants that, throughout the pendency of this Agreement, unless (i) specifically provided herein or permitted hereunder, or (ii) Centura shall have consented in writing to an exception to any such covenant, it will not:

         9.1 Amendments. Amend the articles of incorporation or bylaws of Pee Dee or the Pee Dee Subsidiary.

         9.2 Capitalization. Authorize or establish any other class of capital stock; issue, sell, or otherwise dispose of any shares of any class of capital stock or any of its securities convertible into or representing a right or option to purchase any such shares, or enter into other agreements (including stock option agreements) to issue or sell any shares of any class of capital stock, or change the presently outstanding shares of any class of capital stock into a greater or lesser number of shares either by way of a stock dividend, stock split, reclassification, combination, recapitalization, reorganization, consolidation of shares or the like, or by way of a merger or consolidation.

         9.3 Long-Term Indebtedness. Incur, or allow the Pee Dee Subsidiary to incur, any indebtedness for money borrowed that becomes due and payable more than one year after such incurrence; provided, however, that the foregoing shall not prohibit Pee Dee or the Pee Dee Subsidiary from incurring such indebtedness
(i) in the ordinary course of the taking of deposits or the funding of a particular loan, (ii) for the purpose of financing capital expenditures permitted by Section 9.8 hereof, and (iii) for the purpose of refinancing any indebtedness existing on the date hereof or permitted by this Agreement on terms at least as favorable to Pee Dee or the Pee Dee Subsidiary, so long as the consummation of the Reorganization or any related transaction will not constitute a violation of any term of any such indebtedness.

         9.4 Hypothecations. Except in the ordinary course of conducting operations, purchase, redeem, retire, or otherwise acquire, or hypothecate, pledge, or otherwise encumber, any shares of any class of its capital stock.

         9.5 Dividends. Declare, set aside, or pay dividends on any shares of any class of capital stock or make any other distribution of assets to the holders of any shares of any class of capital stock. Notwithstanding the foregoing, Pee Dee and State Bank shall be permitted to pay their regularly scheduled dividend on January 2, 1998, in an amount equal to the lesser of $9.50 or the percentage of their 1997 net income that equals the percentage of its 1996 net income paid as a dividend and, after January 2, 1998, but prior to the Closing Date, to declare and pay, or to declare for payment, a dividend payable to the shareholders of Pee Dee in an aggregate amount not to exceed the lesser of (i) an amount equal to the aggregate dividend the shareholders of Pee Dee would have received in respect of Centura Common Stock had the Closing Date occurred on the day prior to the dividend declaration by Pee Dee, or (ii) an amount equal to 25% of the aggregate dividend paid by Pee Dee to its shareholders for fiscal year 1997.

         9.6 Employee Benefits. Enter into or institute, or allow the Pee Dee Subsidiary to enter into or institute, any employment contract, deferred compensation, bonus, stock option, profit-sharing, pension, retirement, or insurance plan, or similar employee benefit plan or program or terminate or materially amend any such employee benefit now in existence, except as required pursuant to this Agreement or periodic renewals of existing benefits, or increase the salaries and other compensation payable to its directors, officers, and employees other than normal increases in the ordinary course of business consistent with prior practices and commitments existing as of the date hereof.

         9.7 Inconsistent Agreements. Enter into, or allow the Pee Dee Subsidiary to enter into, any agreement, understanding, or commitment, written or oral, with any other party which is inconsistent in any material respect with the obligations of Pee Dee or the Pee Dee Subsidiary arising under this Agreement, the Merger Agreement, or the Bank Merger Agreement.

         9.8 Capital Improvements. Effect any single capital improvement or single purchase of equipment or furnishings involving an expenditure in excess of $25,000. All expenditures in excess of such amount contemplated by Pee Dee as of the date hereof are Previously Disclosed and are hereby consented to by Centura, provided that the aggregate expenditures for all projects Previously Disclosed shall not exceed $100,000.

         9.9 Acquisition of Control. Acquire direct or indirect ownership or control of voting shares or securities convertible into voting shares of, or any other interest in, any presently nonaffiliated corporation, any newly-organized business entity, any joint venture or other entity, other than shares or interests acquired in the ordinary course of business in a fiduciary or custodial capacity or as a result of debts previously contracted.

         9.10 Other Acquisitions and Mergers. Initiate, propose, or otherwise solicit from any person, corporation, or other group acting in concert any bids or offers to purchase or acquire Pee Dee or the Pee Dee Subsidiary, cause Pee Dee or the Pee Dee Subsidiary to merge into or consolidate with any other corporation or person or permit any other corporation to be merged or consolidated with it, or acquire all or any substantial part of the assets of any other corporation or person not affiliated with Pee Dee as of the date hereof, except where such acquisition relates to foreclosure procedures on extensions of credit of Pee Dee or State Bank.

         9.11 Sale of Assets. Sell or lease, or allow the Pee Dee Subsidiary to sell or lease, all or any material portion of its assets or business other than in the ordinary course of business or as agreed to by Centura.


                                    ARTICLE X

                          NEGATIVE COVENANTS OF CENTURA

         Centura covenants that, throughout the pendency of this Agreement, unless (i) specifically provided herein or permitted hereunder, or (ii) Pee Dee shall have consented in writing to an exception to any such covenant, it will not:

         10.1 Dividends. Declare, set aside, or pay dividends on any shares of any class of capital stock or make any other distribution of assets to the holders of any shares of any class of capital stock, other than (i) dividends by Centura Bank to Centura, (ii) Centura's regular quarterly cash dividends payable with respect to shares of Centura Common Stock, and (iii) stock dividends or splits payable with respect to shares of Centura Common Stock. The payment of any and all dividends by Centura to its shareholders and by Centura Bank to Centura shall be subject to all applicable federal and state laws and regulations.

         10.2 Inconsistent Agreements. Enter into any agreement, understanding, or commitment, written or oral, with any other party which is inconsistent in any material respect with the obligations of Centura or Centura Bank arising under this Agreement, the Merger Agreement or the Bank Merger Agreement or which would prevent

Centura from completing the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement; provided, however, nothing in this Agreement shall preclude Centura or any of its subsidiaries from negotiating and concluding transactions with respect to a merger or other form of business combination with any other corporation or entity.

         10.3 Section 368(a) Reorganization. Take any action that will prevent the Reorganization from being, or fail to take any action required of it necessary for the Reorganization to be, treated as a reorganization pursuant to and within the meaning of Section 368(a) and other applicable provisions of the Code.


                                   ARTICLE XI

                                 INDEMNIFICATION

         Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement, the Merger Agreement or the Bank Merger Agreement shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify and hold harmless the other, each of its directors and officers, and each person, if any, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Article XI shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.


                                   ARTICLE XII

                       CONDITIONS PRECEDENT TO THE CLOSING

         In addition to the conditions precedent contained in Section 2.7 hereof, the following are conditions to the consummation of the Merger and the Bank Merger and the closing of the Reorganization, except that (i) any of such conditions may be waived, to the extent permitted by law, by the mutual consent in writing of Centura and Pee Dee; (ii) Centura may unilaterally waive in writing, on behalf of all parties hereto, to the extent permitted by law, the conditions set forth in Sections 12.2 through 12.6 and (iii) Pee Dee may unilaterally waive in writing, on behalf of all parties hereto, to the extent permitted by law, the conditions set forth in Sections 12.7 through 12.11.

         12.1 Restraining Orders. No order, judgment, or decree shall be outstanding whether against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action, or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Reorganization; and no suit, action, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Reorganization or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement, unless in the reasonable opinion of counsel to the party wishing to proceed (which opinion shall be satisfactory in substance to the other party in its reasonable judgment), such suit, action, or proceeding is likely to be resolved in such a way as not to deprive either party of any of the material benefits to it of the Reorganization and not to materially adversely affect the business or financial condition of the party subject thereto.

         12.2 Pee Dee's Representations. The representations and warranties of Pee Dee with respect to Pee Dee contained herein shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Pee Dee shall have in all material respects duly performed all covenants, not otherwise waived by Centura in writing, required by this Agreement, the Merger Agreement or the Bank Merger Agreement to be performed by it prior to or at the Effective Time. Centura shall have received a certificate of appropriate officers of Pee Dee dated as of the Effective Time and certifying in such detail as Centura may reasonably request to the fulfillment of the foregoing conditions.

         12.3 Opinion of Counsel to Pee Dee. Centura shall have received an opinion satisfactory in form and substance to it from Sinkler & Boyd, P.A., counsel to Pee Dee, dated the Effective Time and addressed to Centura as to the matters addressed in Sections 2.7(b) (first sentence) and (c) (last sentence), 4.1, 4.2, 4.3 and 4.14 hereof and as to such other material matters as Centura may reasonably request.

         12.4 Accountants' Letter. Centura shall have received from J.W. Hunt and Company, LLP, independent public accountants ("J.W. Hunt"), a letter dated the Effective Time and addressed to Centura in form and substance satisfactory to Centura to the effect that:

                  (i) they are independent public accountants with respect to Pee Dee; and

                  (ii) in their opinion the audited financial statements of Pee Dee examined by them and included in the Independent Auditor's Report, dated January 24, 1997, comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable published rules and regulations of the Commission with respect to the preparation of such reports; and

                  (iii) in their opinion the audited financial statements of Pee Dee examined by them and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable published rules and regulations of the Commission with respect to Registration Statements on Form S-4 or such other form of registration statement as may be applicable to the filing of the Registration Statement.

         12.5 Affiliates' Agreement. Each of the affiliates of Pee Dee, as identified under Section 7.9 of this Agreement, shall have signed and delivered the agreement referred to therein in form and substance satisfactory to Centura and its counsel agreeing to comply with the restrictions on resale of the shares of Centura Common Stock to be issued to them pursuant to this Agreement.

         12.6 Accounting Treatment. Pee Dee shall have received from J. W. Hunt letters, dated the day of or shortly prior to each of the mailing date of the Proxy Statement/Prospectus and the Effective Date, stating its opinion that the Reorganization shall qualify for pooling-of-interest accounting treatment.

         12.7 Centura's Representations. The representations and warranties of Centura (other than with respect to the representations and warranties regarding the number of issued and outstanding shares of Centura Common Stock set forth in
Section 5.5 hereof) contained herein shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which either individually or in the aggregate has been materially adverse, and excepting for any changes contemplated or permitted by this Agreement. Centura shall have in all material respects duly performed all covenants, not otherwise waived by Pee Dee in writing, required by this Agreement, the Merger Agreement or the Bank Merger Agreement to be performed by it prior to or at the Effective Time. Pee Dee shall have received a certificate of appropriate officers of Centura dated such date and certifying in such detail as Pee Dee may reasonably request to the fulfillment of the foregoing conditions.

         12.8 Opinion of Counsel to Centura. Pee Dee shall have received an opinion satisfactory in form and substance to it from Poyner and Spruill, counsel to Centura, dated the Effective Time and addressed to Pee Dee as to the matters addressed in Sections 2.7(a) and (c) (first and second sentences), 5.1, 5.2, 5.3, 5.4 and 5.10 hereof and as to such other material matters as Pee Dee may reasonably request.

         12.9 Accountants' Letter. Pee Dee shall have received from KPMG Peat Marwick, independent public accountants ("KPMG"), a letter dated the Effective Time, and addressed to Pee Dee, in form and substance satisfactory to Pee Dee, to the effect that:

                  (i) they are independent public accountants with respect to Centura; and

                  (ii) in their opinion the audited consolidated financial statements of Centura examined by them and included in the Registration Statement (by incorporation by reference or otherwise) comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder with respect to Registration Statements on Form S-4 or such other form of registration statement as may be applicable to the filing of the Registration Statement.

         12.10 Accounting Treatment. Centura shall have received from KPMG letters, dated the day of or shortly prior to each of the mailing date of the Proxy Statement/Prospectus and the Effective Date, stating its opinion that the Reorganization shall qualify for pooling-of-interest accounting treatment.

         12.11 Fairness Opinion. Pee Dee shall have received the opinion of The Carson Medlin Company ("Carson Medlin"), its financial advisor, that consideration to be received in the Reorganization is fair to the shareholders of Pee Dee and State Bank from a financial point of view, which opinion shall be dated as of the date of the Proxy Statement/Prospectus, confirmed as of a date within five business days prior to the Closing Date and in a form reasonably satisfactory to Pee Dee.


                                  ARTICLE XIII

                                  CLOSING DATE

         As soon as practicable after the later of (i) the receipt by Centura of the final regulatory approval or consent necessary to effect the Reorganization, or (ii) the thirtieth (30th) calendar day following the effective date of the order issued by the Federal Reserve approving the Reorganization, Centura and Pee Dee shall agree upon a scheduled closing date (such date referred to herein as the "Closing Date") which, unless otherwise mutually agreed, shall be the last business day of the month during which the last of (i) or (ii) occurs, and the Reorganization shall occur at such time or as soon thereafter as practicable.

                                   ARTICLE XIV

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES, AND COVENANTS

         Centura and Pee Dee agree that no representation, warranty, or covenant contained in this Agreement, in the Merger Agreement, or in the Bank Merger Agreement or in any exhibit, schedule, letter, certificate, or other instrument referred to in this Agreement, in the Merger Agreement or the Bank Merger Agreement or delivered or made by or on behalf of any party to either this Agreement, the Merger Agreement, or the Bank Merger Agreement in connection with any transactions contemplated by this Agreement, the Merger Agreement, or the Bank Merger Agreement shall survive either the Effective Time or any termination of this Agreement, the Merger Agreement, or the Bank Merger Agreement pursuant to Article XVI hereof, except for (i) the covenants set forth in Sections 7.9,
10.3 and 17.1, and Article XI hereof which shall survive the Effective Time;
(ii) the covenants set forth in Sections 2.6 and 17.1 hereof which shall survive the termination of this Agreement; and (iii) the Merger Agreement and the Bank Merger Agreement which shall survive the Effective Time. Nothing in this Agreement or the Merger Agreement shall be construed to alter the effectiveness of any legal opinion, accountant's certificate, or any other letter or report rendered in connection with the transactions contemplated by this Agreement, the Merger Agreement or the Bank Merger Agreement.


                                   ARTICLE XV

                                ENTIRE AGREEMENT

         This Agreement, the Merger Agreement, the Bank Merger Agreement and all exhibits, appendices, schedules, or supplements to any of such documents embody the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and, except as expressly provided herein or in the Merger Agreement and the Bank Merger Agreement, none of this Agreement, the Merger Agreement and the Bank Merger Agreement shall be affected by reference to any other document. All prior negotiations, discussions, and agreements by and between the parties hereto with respect to the transactions contemplated hereby which are not reflected or set forth in this Agreement, the Merger Agreement or the Bank Merger Agreement therefore have no force or effect. Each representation, warranty, covenant, condition, or agreement contained in this Agreement, the Merger Agreement or the Bank Merger Agreement made by any of the parties hereto shall have independent force and effect and shall not be affected by any other representation except by specific reference.


                                   ARTICLE XVI

                            TERMINATION OF AGREEMENT

         16.1 Mutual Consent; Absence of Shareholder Approval; Termination Date. This Agreement, the Merger Agreement and the Bank Merger Agreement shall terminate at any time when the parties hereto mutually agree in writing. This Agreement, the Merger Agreement and the Bank Merger Agreement shall terminate at the election of either Centura or Pee Dee,upon written notice from the party electing to terminate this Agreement to the other party if the Merger Agreement and the Bank Merger Agreement are not ratified, confirmed, and approved by the legally required affirmative vote of the shareholders of Pee Dee and State Bank at the Special Meeting or at any continuations of such Special Meeting after the adjournment thereof or there has been a denial which is not appealable of any material regulatory approval or consent required to consummate the Reorganization. Unless extended by the written mutual agreement of the parties, as provided herein, this Agreement and the Merger Agreement shall terminate if all requisite regulatory approvals are not received prior to June 30, 1998 (the "Termination Date"). The Termination Date may be extended in the event that an application is pending before a regulatory agency on the Termination Date and the party on whose behalf such application has been filed certifies to the other party hereto that there is no reason to believe that such application will be disapproved; provided, however, that such extension shall not be effective for more than ninety (90) days after the Termination Date.

         16.2 Election by Centura. Notwithstanding the approval of the Merger Agreement and the Bank Merger Agreement by the shareholders of Pee Dee and State Bank, this Agreement shall terminate at Centura's election, upon written notice from Centura to Pee Dee, (i) in accordance with the applicable provisions of
Section 3.1 hereof, (ii) if Centura elects, within thirty (30) days following the date of the execution of this Agreement to terminate this Agreement as a result of the information Previously Disclosed to Centura in accordance with the terms of this Agreement or as a result of its due diligence investigation carried out in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement, which information in either case, materially and adversely differs from the information contained in Pee Dee's Financial Statements or from information Previously Disclosed to Centura prior to the execution of this Agreement, or (iii) if either or both of the following events shall occur and shall not have been remedied to the satisfaction of Centura within thirty (30) days after written notice is delivered to Pee Dee: (a) there shall have been any material breach of any of the obligations, covenants, or warranties of Pee Dee hereunder or under the Merger Agreement or Bank Merger Agreement, or (b) there shall have been any representation or statement furnished by Pee Dee hereunder or under the Merger Agreement or the Bank Merger Agreement which is false or misleading in any material respect at the time furnished.

         16.3 Election by Pee Dee. Notwithstanding the approval of the Merger Agreement by the shareholders of Pee Dee, this Agreement shall terminate at Pee Dee's election, upon written notice from Pee Dee to Centura, (i) in accordance with the applicable provisions of Section 3.1 hereof, (ii) if Pee Dee elects, within thirty (30) days following the date of the execution of this Agreement, to terminate this Agreement as a result of the information Previously Disclosed to Pee Dee in accordance with the terms of this Agreement or as a result of its due diligence investigation carried out in connection with the transactions contemplated by this Agreement and the Merger Agreement, which information materially and adversely differs from the information contained in Centura's Financial Statements or from information Previously Disclosed to Centura prior to the execution of this Agreement, (iii) if Pee Dee shall have failed to receive the fairness opinion of Carson Medlin, as described in Section 12.11 above, or (iv) if either or both of the following events shall occur and shall not have been remedied to the satisfaction of Pee Dee within thirty (30) days after written notice is delivered to Centura (a) there shall have been any material breach of any of the obligations, covenants, or warranties of Centura hereunder or under the Merger Agreement or (b) there shall have been any representation or statement furnished by Centura hereunder or under the Merger Agreement which is false or misleading in any material respect at the time furnished.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 Expenses. Whether or not the transactions contemplated hereunder are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         17.2 Publicity. Except as may be required to comply with disclosure obligations and after reasonable attempts have been made to comply with this
Section 17.2, the form, content, and timing of all announcements, communications, and press releases of any kind concerning this Agreement, the Merger Agreement, or any of the transactions contemplated hereby or thereby shall be subject to the prior approval of Centura and Pee Dee.

         17.3 Amendment. Neither this Agreement, the Merger Agreement nor the Bank Merger Agreement may be amended, modified, or supplemented except by an instrument in writing signed by duly authorized representatives of each of Centura and Pee Dee, as applicable. No covenant, condition, or other provision of this Agreement, the Merger Agreement or the Bank Merger Agreement may be waived, and no exception may be consented to, except by an instrument in writing signed by a duly authorized representative of the party entitled to grant such waiver or consent.

         17.4 Governing Law. This Agreement, the Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the laws of the State of North Carolina, except as to the statutory requirements related to the Merger and the Bank Merger, which shall be governed and construed in accordance with South Carolina law and North Carolina law, as applicable, and as otherwise expressly provided in this Agreement, the Merger Agreement or the Bank Merger Agreement or as federal law may be applicable to the transactions contemplated by this Agreement.

         17.5 Communications. All notices, requests, demands, consents, waivers, and other communications hereunder shall be in writing and shall be delivered by hand, by commercial courier service such as Federal Express, or sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telegram, as follows:

         If to Centura:

         Centura Banks, Inc.
         Post Office Box 1220
         134 North Church Street
         Rocky Mount, North Carolina  27804
         Attn: Joseph A. Smith, Jr., Esq.
                  Senior Vice President
                  and General Counsel

         With a copy to:

         Michael S. Colo, Esq.
         Poyner & Spruill, L.L.P.
         Post Office Box 353
         130 South Franklin Street
         Rocky Mount, North Carolina  27802-0353

         or

         If to Pee Dee:

         Pee Dee Bankshares, Inc.
         Post Office Box 5956
         2000 West Palmetto Street
         Florence, South Carolina 29502
         Attn: R.B. Scarborough
                   President

         With a copy to:

         George S. King, Jr., Esq.
         Sinkler & Boyd, P.A.
         The Palmetto Center
         Post Office Box 11889 (29211-1889)
         1426 Main Street, Suite 1200
         Columbia, South Carolina  29201-2834

Any such notice or other communication so addressed shall be deemed to have been received by the addressee as of the date of such receipt or confirmation.

         17.6 Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that this Agreement, the Merger Agreement, the Bank Merger Agreement and any of the rights, interests, or obligations hereunder and thereunder shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto.

         17.7 Cover, Table of Contents, and Headings. The cover, the table of contents, and the headings of the Articles and Sections of this Agreement, the Merger Agreement and the Bank Merger Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of either such document.

         17.8 Counterparts. This Agreement, the Merger Agreement and the Bank Merger Agreement may be executed in several identical counterparts, each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.



               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the 30th day of December, 1997.


                               CENTURA BANKS, INC.


                               By:    /s/ Steven J. Goldstein
                                  ________________________________
                                        Steven J. Goldstein
                                        Chief Financial Officer


ATTEST:


/s/ Joseph A. Smith, Jr.
________________________________
Secretary

(SEAL)




                               PEE DEE BANKSHARES, INC.



                               By:   /s/ R. B. Scarborough
                                  ________________________________
                                        R. B. Scarborough
                                        President

ATTEST:


 /s/ Thomas J. Levine
________________________________
Secretary

(SEAL)

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of this _____ day of ____________________, 1998, by and between Centura Banks, Inc., a North Carolina bank holding company its principal place of business in Rocky Mount, North Carolina ("Centura"), and Pee Dee Bankshares, Inc., a South Carolina bank holding company having its principal place of business in Timmonsville, South Carolina ("Pee Dee").

                              W I T N E S S E T H:

         The respective Boards of Directors of Centura and Pee Dee have determined that the merger of Pee Dee with and into Centura, pursuant to the terms and conditions set forth herein, is in the best interests of Centura and Pee Dee and their shareholders. This Agreement is made and entered into as contemplated by an Agreement and Plan of Reorganization, dated as of December ____, 1997 (the "Reorganization Agreement"), between Centura and Pee Dee, which Reorganization Agreement is incorporated herein by reference and made a part hereof. In consideration of the premises, and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All terms used in this Agreement, unless otherwise defined herein, shall have the same meanings as set forth in the Reorganization Agreement.

                                   ARTICLE II

                       TERMS AND CONDITIONS OF THE MERGER

         2.1 In General. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), Pee Dee shall be merged (the "Merger") with and into Centura pursuant to the provisions of, and with the effect provided in, Sections 55-11-01 and 55-11-06 of the North Carolina General Statutes and Sections 34-25-40 of the Code of Laws of South Carolina. Pee Dee and Centura are collectively referred to herein as the "Merging Corporations."

         2.2 Effect of Merger. At the Effective Time, the separate existence of Pee Dee shall cease and Centura, as the surviving entity, shall continue to operate under the Articles of Incorporation of Centura and with the name "Centura Banks, Inc." Centura is hereinafter sometimes referred to as the "Surviving Corporation".

         2.3 Business of the Surviving Corporation. The business of the Surviving Corporation shall be that of a North Carolina bank holding company and shall be conducted at the principal office of the Surviving Corporation, which shall be located at 134 North Church Street, Rocky Mount, North Carolina 27804.

                                   ARTICLE III

                                 EFFECTIVE TIME

         3.1 Effective Time of Merger. The Merger shall be effective at __________ __.m. on ___________________, 1998 (the "Effective Time").

         3.2      As of the Effective Time:

                  (a) Pee Dee shall be merged into and continued in the Surviving Corporation, and the separate corporate existence of Pee Dee shall cease.

                  (b) All assets, rights, franchises, and interests of Pee Dee in every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer. The Surviving Corporation, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interest were held or enjoyed by Pee Dee at the Effective Time.

                  (c) The Surviving Corporation shall be liable for all liabilities of every kind and description of Pee Dee to the extent provided by law.

                                   ARTICLE IV

                               EXCHANGE OF SHARES

         4.1 The Exchange. At the Effective Time, and subject to the provisions of this Section 4.1 for adjustments of the Exchange Ratio and the provisions for fractional payments set forth in Section 4.2 hereof, the shares of issued and outstanding Pee Dee Common Stock shall, by virtue of the Merger and at the Effective Time, automatically be canceled and, without any further notice to or action on the part of the holders thereof, each holder of Pee Dee Common Stock shall be entitled to receive, in exchange for each share of Pee Dee Common Stock owned by such shareholder, the number of shares of Centura Common Stock determined in accordance with the following formula:

                               APP
                           NC=(---X.95726984) divided by 56,133
                               ASP

where NC = the number of shares of Centura Common Stock to be issued for each share of Pee Dee Common Stock, APP = Aggregate Purchase Price, and ASP = Average Share Price; provided, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate this Agreement. Notwithstanding the foregoing, however, if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the amount of $69.32, in lieu of the Average Share Price, shall be used to determine the number of shares of Centura Common Stock to be issued in the exchange for Pee Dee Common Stock pursuant to the above.

         The number of shares of Centura Common Stock into which shares of Pee Dee Common Stock are to be converted under this Section 4.1 shall be adjusted to reflect any consolidation, split up, other subdivision or combination of Centura Common Stock, any dividend payable in Centura Common Stock or any capital reorganization involving the reclassification of Centura Common Stock subsequent to the date of this Agreement.


         4.2 Cash in Lieu of Fractional Shares. No fractional shares of Centura Common Stock will be issued or delivered hereunder, but, in lieu thereof, a cash adjustment shall be made on the basis of Average Share Price of Centura Common Stock multiplied by the fractional interest. Centura and Pee Dee acknowledge that any such cash adjustment is simply a means of dispensing with the need to issue fractional shares and is not separately bargained for consideration.

         4.3 Exchange Agent. Registrar and Transfer Company, Cranford, New Jersey, shall serve as the exchange agent under the Merger Agreement. Immediately prior to the Effective Time, Centura shall deposit with the Exchange Agent that amount of shares of Centura Common Stock and cash necessary to consummate the

Merger. Promptly after the Effective Time, the Exchange Agent will forward to each former shareholder of Pee Dee a letter of transmittal providing for the transmission of the certificate or certificates theretofore representing shares of Pee Dee Common Stock to the Exchange Agent for exchange and conversion in accordance with Sections 4.1 and 4.2, above.

         Each holder of Pee Dee Common Stock, upon presentation and surrender of the certificate or certificates therefor to Centura or the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the whole number of shares of Centura Common Stock and a check for the amount of cash payable with respect to fractional shares, if any, to which that holder is entitled under the terms of this Agreement and the Merger Agreement. Until so presented and surrendered in exchange for a certificate representing Centura Common Stock, each certificate which represented issued and outstanding shares of Pee Dee Common Stock at the Effective Time shall be deemed for all purposes to evidence ownership of that whole number of shares of Centura Common Stock and the right to receive a cash payment for any fractional interest in shares (without interest) into which such shares of Pee Dee Common Stock have been converted pursuant to the Merger. Following the Effective Time, holders of certificates of Pee Dee Common Stock that are deemed to evidence ownership of shares of Centura Common Stock shall be entitled to participate in all dividends declared by Centura on an equal basis, and shall be permitted to vote at any meeting of the shareholders of Centura; provided, however, that such holders of certificates of Pee Dee Common Stock shall be entitled to receive such dividends (without interest) only after the surrender of such certificates in exchange for certificates representing Centura Common Stock as provided herein.

         4.4 Dissenters' Rights. Holders of shares of Pee Dee Common Stock shall be entitled to such dissenters' rights as provided in the Code of the laws of South Carolina in connection with the Merger.

                                    ARTICLE V

                      ARTICLES OF INCORPORATION AND BY-LAWS
                            OF SURVIVING CORPORATION

         The Articles of Incorporation and the By-Laws of Centura in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, amended as set forth below in each case, until further amended in accordance with applicable law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Entire Agreement. This Agreement and the Reorganization Agreement contain the entire agreement and understanding between the parties with respect to the Merger, and supersede any and all prior arrangements or understandings with respect thereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         6.2 Amendment. At any time before the Effective Time, the Merging Corporations may interpret or amend this Agreement.

         6.3 Termination. At any time before the Effective Time, this Agreement may be terminated, notwithstanding any prior shareholder vote or approval by written consent of the Boards of Directors of the Merging Corporations.

         6.4 Shareholder Vote. This Agreement has been approved by the shareholders of Pee Dee.

         6.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina and the State of South Carolina, as applicable.

         6.6 Headings, etc. The headings and captions contained in this Agreement are for convenience of reference only and are not part of this Agreement and shall not affect the construction.

         6.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the Merging Corporations has caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                               CENTURA BANKS, INC.



                               By: ____________________________________________

                               Its: ___________________________________________


ATTEST:


----------------------------------
Secretary

[SEAL]



                               PEE DEE BANKSHARES, INC.



                               By: ____________________________________________

                               Its: ___________________________________________


ATTEST:


----------------------------------
Secretary

[SEAL]

                                    EXHIBIT B

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of this _____ day of ____________, 1998, by and between Centura Bank, a North Carolina banking corporation having its principal place of business in Rocky Mount, North Carolina ("Centura") and Pee Dee State Bank, a South Carolina bank corporation having its principal place of business in Florence, South Carolina ("State Bank").

                              W I T N E S S E T H:

         The respective Boards of Directors of State Bank and Centura have determined that the merger of State Bank with and into Centura, pursuant to the terms and conditions set forth herein, is in the best interests of State Bank and Centura and the interests of their shareholders. This Agreement is made and entered into as contemplated by an Agreement and Plan of Reorganization, dated as of December ____, 1997 (the "Reorganization Agreement"), between Pee Dee Bankshares, Inc. and Centura Banks, Inc., which Reorganization Agreement is incorporated herein by reference and made a part hereof. In consideration of the premises, and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All terms used in this Agreement, unless otherwise defined herein, shall have the same meanings as set forth in the Reorganization Agreement.

                                   ARTICLE II

                       TERMS AND CONDITIONS OF THE MERGER

         2.1 In General. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), State Bank shall be merged (the "Merger") with and into Centura pursuant to the provisions of, and with the effect provided in, Sections 53-2 and 53-13 of the North Carolina General Statutes and Section 34-25- 240 of the Code of Laws of South Carolina. State Bank and Centura are collectively referred to herein as the "Merging Banks."

         2.2 Effect of Merger. At the Effective Time, the separate existence of State Bank shall cease and Centura, as the surviving entity, shall continue to operate in the States of North Carolina and South Carolina under the Articles of Incorporation of Centura and with the name "Centura Bank". Centura is hereinafter sometimes referred to as the "Surviving Bank".

         2.3 Business of the Surviving Bank. The business of the Surviving Bank shall be that of a North Carolina bank corporation doing business in North Carolina and South Carolina and shall be conducted at the Main Office of the Surviving Bank in North Carolina at 134 North Church Street, Rocky Mount, North Carolina, with its principal office in South Carolina at 2000 West Palmetto Street, Florence, South Carolina 29502, and at its legally established or authorized branch offices, agencies and facilities, including all such branches, offices, agencies, and facilities of State Bank.

                                   ARTICLE III

                                 EFFECTIVE TIME

         3.1 Effective Time of Merger. The Merger shall be effective at __________ __.m. on ___________ ___, 1998 (the "Effective Time").

         3.2 As of the Effective Time:

                  (a) State Bank shall be merged into and continued in the Surviving Bank, and the separate corporate existence of State Bank shall cease.

                  (b) All assets, rights, franchises, and interests of State Bank in every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. The Surviving Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stock and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interest were held or enjoyed by State Bank at the Effective Time.

                  (c) The Surviving Bank shall be liable for all liabilities of every kind and description of State Bank to the extent provided by law.

                                   ARTICLE IV

                            EXCHANGE OF COMMON STOCK

         4.1 The Exchange. At the Effective Time, and subject to the provisions of this Section 4.1 for adjustments of the Exchange Ratio and the provisions for fractional payments set forth in Section 4.2 hereof, the shares of issued and outstanding State Bank Common Stock shall, by virtue of the Merger and at the Effective Time, automatically be canceled and, without any further notice to or action on the part of the holders thereof, each holder of State Bank Common Stock (other than Pee Dee Bankshares, Inc.) shall be entitled to receive, in exchange for each share of State Bank Common Stock owned by such shareholder, the number of shares of Centura Common Stock determined by dividing (a) the Aggregate Purchase Price by the Average Share Price, and (b) the quotient thereof by 63,000; provided, however, that if the Average Share Price is less than $50.42 or more than $75.63, either party may elect to terminate this Agreement. Notwithstanding the foregoing, however, if the Average Share Price is greater than $69.32 but equal to or less than $75.63, the amount of $69.32, in lieu of the Average Share Price, shall be used to determine the number of shares of Centura Common Stock to be issued in the exchange for Pee Dee Common Stock and State Bank Common Stock pursuant to the above.

         The number of shares of Centura Common Stock into which shares of State Bank Common Stock are to be converted under this Section 4.1 shall be adjusted to reflect any consolidation, split up, other subdivision or combination of Centura Common Stock, any dividend payable in Centura Common Stock or any capital reorganization involving the reclassification of Centura Common Stock subsequent to the date of this Agreement.


         4.2 Cash in Lieu of Fractional Shares. No fractional shares of Centura Common Stock will be issued or delivered hereunder, but, in lieu thereof, a cash adjustment shall be made on the basis of Average Share Price of Centura Common Stock multiplied by the fractional interest. Centura and Pee Dee acknowledge that any such cash adjustment is simply a means of dispensing with the need to issue fractional shares and is not separately bargained for consideration.

         4.3 Exchange Agent. Registrar and Transfer Company, Cranford, New Jersey, shall serve as the exchange agent under the Merger Agreement. Immediately prior to the Effective Time, Centura shall deposit with the Exchange Agent that amount of shares of Centura Common Stock and cash necessary to consummate the Merger. Promptly after the Effective Time, the Exchange Agent will forward to each former shareholder of Pee Dee a letter of transmittal providing for the transmission of the certificate or certificates theretofore representing shares of Pee Dee Common Stock to the Exchange Agent for exchange and conversion in accordance with Sections 4.1 and 4.2, above.

         Each holder of Pee Dee Common Stock, upon presentation and surrender of the certificate or certificates therefor to Centura or the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the whole number of shares of Centura Common Stock and a check for the amount of cash payable with respect to fractional shares, if any, to which that holder is entitled under the terms of this Agreement and the Merger Agreement. Until so presented and surrendered in exchange for a certificate representing Centura Common Stock, each certificate which represented issued and outstanding shares of Pee Dee Common Stock at the Effective Time shall be deemed for all purposes to evidence ownership of that whole number of shares of Centura Common Stock and the right to receive a cash payment for any fractional interest in shares (without interest) into which such shares of Pee Dee Common Stock have been converted pursuant to the Merger. Following the Effective Time, holders of certificates of Pee Dee Common Stock that are deemed to evidence ownership of shares of Centura Common Stock shall be entitled to participate in all dividends declared by Centura on an equal basis, and shall be permitted to vote at any meeting of the shareholders of Centura; provided, however, that such holders of certificates of Pee Dee Common Stock shall be entitled to receive such dividends (without interest) only after the surrender of such certificates in exchange for certificates representing Centura Common Stock as provided herein.

         4.4 Dissenters' Rights. Holders of shares of State Bank Common Stock shall be entitled to such dissenters' rights as provided in the Code of the laws of South Carolina in connection with the Merger.

                                    ARTICLE V

                      ARTICLES OF INCORPORATION AND BY-LAWS
                                OF SURVIVING BANK

         The Articles of Incorporation and the By-Laws of Centura in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Bank, amended as set forth below in each case, until further amended in accordance with applicable law.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 Entire Agreement. This Agreement and the Reorganization Agreement contain the entire agreement and understanding between the parties with respect to the Merger, and supersede any and all prior arrangements or understandings with respect thereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         6.2 Amendment. At any time before the Effective Time, the Merging Banks may interpret or amend this Agreement.

         6.3 Termination. At any time before the Effective Time, this Agreement may be terminated, notwithstanding any prior shareholder vote or approval by written consent of the Boards of Directors of the Merging Banks.

         6.4 Shareholder Vote. This Agreement has been approved by Centura Banks, Inc., as the sole shareholder of Centura and by the shareholders of State Bank.

         6.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina and the laws of South Carolina, as applicable.

         6.6 Headings, etc. The headings and captions contained in this Agreement are for convenience of reference only and are not part of this Agreement and shall not affect the construction.

         6.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the Merging Banks has caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                               CENTURA BANK


                               By: ____________________________________________

                               Its: ___________________________________________


ATTEST:


----------------------------------
Secretary

[SEAL]



                               PEE DEE STATE BANK


                               By: ____________________________________________

                               Its: ___________________________________________


ATTEST:


----------------------------------
Secretary

[SEAL]

                                    EXHIBIT C

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into and made effective this _____ day of ____________, 199__, between R. B. Scarborough ("Executive") and Centura Bank (the "Bank"), a wholly-owned subsidiary of Centura Banks, Inc. ("Centura").

         WHEREAS, the Bank desires to provide for Executive's employment with the Bank; and

         WHEREAS, the Bank desires to enter into this Agreement with Executive to set forth the terms of his employment; and

         WHEREAS, Executive agrees that the terms of this Agreement will allow him to be employed with and to devote his best efforts to the Bank.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

         1. EMPLOYMENT.

         The Bank shall employ Executive as Senior Market Manager, with the duties, responsibilities and powers of such position as assigned to him and as customarily associated with such position. Executive shall faithfully and diligently discharge his duties and responsibilities under this Agreement.

         2. TERM.

         The Term of this Agreement shall be three (3) years, commencing on the date hereof.

         3. COMPENSATION AND BENEFITS.

         During the Term of this Agreement, the Bank shall pay to Executive as compensation for his services as Senior Market Manager at an annual salary of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00), payable in equal monthly installments. Executive shall also be eligible for bonus compensation in accordance with the Bank's Economic Value Added Incentive Plan with respect to similarly situated employees.

         The above-stated compensation shall not be deemed inclusive nor prevent Executive from receiving any other compensation provided by the Bank, and he shall be entitled in any event (either directly or through salary adjustment) to health and hospitalization insurance (including major medical), with no interruption in benefits and with acceptance of all pre-existing conditions accepted under comparable plans previously maintained by Pee Dee State Bank ("State Bank"), long-term disability insurance and life insurance, all in accordance (except as otherwise expressly provided herein) with the Bank's insurance plans for officers and employees in comparable positions as such plans may be modified from time to time. For so long as Executive is an officer or employee of the Bank, Executive shall be entitled to participate in all current and future employee benefit plans and arrangements in which officers and employees of the Bank in comparable positions are permitted to participate.

         4. TERMINATION.

         Executive's employment under this Agreement shall terminate:

                  (a) Death. Upon the death of Executive;

                  (b) Disability. Upon notice from the Bank to Executive in the event Executive becomes "permanently disabled." For purposes of this Agreement, Executive shall be deemed "permanently disabled" six (6) months after the first date that he has become disabled by bodily or mental illness, disease, or injury, to the extent that he is prevented from performing his material and substantial duties of employment, and such disability has continued uninterrupted for six (6) months. If the parties or their representatives cannot agree as to whether Executive is "permanently disabled," as defined herein, they shall choose a physician to examine Executive for the purpose of determining or confirming the existence or extent of any disability. If the parties or their representatives cannot agree on the choice of a physician to make such examination, each party or its representative shall select one physician to make such examination and the two physicians selected shall select a third physician to make such examination and the three examining physicians shall by majority vote determine or confirm the existence or extent of any disability. All fees and costs associated with such examination will be borne by Bank;

                  (c) Cause. Upon notice from the Bank to Executive for cause. For purposes of this Agreement, "cause" shall be defined as (i) a willful and continued failure by Executive to perform his duties in the capacities indicated above (other than due to disability); or (ii) a material breach by Executive of his fiduciary duties of loyalty or care to the Bank, as established by the Board of Directors of the Bank (other than due to disability); or (iii) a willful violation by Executive of any provision of this Agreement; or (iv) a conviction of, or the entering of a plea of nolo contendere by Executive for any felony or any crime involving fraud or dishonesty; or (v) a willful violation of any federal or state banking laws or regulations applicable to the Bank. In addition, if Executive shall terminate his employment for a breach of this Agreement by the Bank in accordance with Section 4(d) hereof, and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Bank, such event shall be deemed cause for termination by the Bank.

                  Any notice of termination of Executive's employment with the Bank for cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination (the "Termination Date"). If the cause alleged by the Bank shall be (i), (ii), or (iii) set forth above, Executive shall be given the opportunity to cure the breach within a reasonable period of time upon receipt of notice but in no event to exceed thirty (30) days, unless such breach is not reasonably susceptible to being corrected within thirty (30) days, in which case Executive shall have the opportunity to cure such breach, provided that Executive has commenced corrective action within such thirty (30) day period and diligently pursues such action to completion;

                  (d) Breach. Upon notice from Executive to the Bank of the Bank's failure to comply with any material provision of this Agreement, provided that the Bank shall have thirty (30) days from the receipt of such notice to cure any default under this Agreement. If such default shall be cured or if Bank shall have taken steps to cure the default within the thirty (30) day period and diligently pursues such action to completion, Executive shall have no right to terminate his employment under the provisions of this Section 4(d);

                  (e) Expiration of Term. Upon the expiration of the Term of this Agreement as set forth in Section 2 hereof.

         5. COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION.

                  (a) Upon Executive's death during the Term of this Agreement, Centura shall provide such death or insurance benefits as are provided in accordance with the regular policy of Centura to similarly positioned employees and pursuant to the terms of any benefit plans or arrangements maintained by Centura which provide such benefits.

                  (b) In the event Executive becomes permanently disabled and is terminated as set forth in Section 4(b) hereof, Centura shall pay to Executive or his estate or beneficiaries for the balance of the Term of this Agreement, the then-existing base salary set forth in Section 3 hereof, provided that such payment shall be offset by any amounts received by Executive (i) under any long term disability plan maintained for the employees of Centura, (ii) from any other collateral source payable due to disability to the extent that such payments are derived from insurance or direct payments furnished by Bank, and
(iii) social security benefits. Executive agrees to use reasonable efforts to obtain the benefit of any disability plan or policy covering him as a result of his employment by Centura in the circumstances contemplated by Section 4(b) and this Section 5(b).

                  (c) If Executive's employment shall be terminated by Executive pursuant to Section 4(d) hereof, Centura shall continue to pay to Executive or his estate his full base salary in effect at the Termination Date and all applicable benefits due hereunder (provided that the terms of any employee benefit plan pursuant to which such benefits are provided permit participation by similarly positioned former employees of Centura; to the extent Executive is not permitted to participate in any such plan or benefits, Centura shall pay Executive a sum sufficient for Executive to obtain such benefits elsewhere) for the balance of the Term of this Agreement, provided that such payments shall not be made after the expiration of the Term of this Agreement; and provided further that such payments shall be offset by any amounts paid to Executive under any severance or salary continuation policy or plan of Centura applicable to Executive.

                  (d) In the event termination is for cause as described in
Section 4(c) hereof or is due to the expiration of the Term of this Agreement, Centura shall pay Executive the compensation and benefits described in Section 3 hereof through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to terminate or limit the Executive's vested rights under any other benefit, retirement, or pension plan of Centura applicable to Executive, and the terms of those plans, programs, or arrangements shall govern.

         6. CONFIDENTIALITY.

         Executive hereby acknowledges that, by virtue of his employment by Centura, Executive has gained certain valuable knowledge and has developed certain expertise with respect to the business of the Centura, including certain confidential information and trade secrets relating to such business and information relating to certain customers and potential customers of Centura. In connection with and in view of the foregoing, Executive hereby agrees as follows:

                  (a) Executive agrees that, during the term of his employment pursuant to this Agreement and for a period of two (2) years thereafter, Executive will not, directly or indirectly, engage in, or participate in the promotion, financing, ownership or management of, or otherwise provide services to, any firm, corporation, or business (whether as an employee, officer, director, agent, owner, partner, shareholder, consultant, or otherwise), engaged in the commercial banking business in competition with Centura within the State of South Carolina.

                  (b) Executive agrees that, during the term of his employment pursuant to this Agreement and for a period of two (2) years thereafter, Executive will not, directly or indirectly, call upon, solicit, sell to, attempt to sell to, or otherwise in any way engage in or attempt to engage in the commercial banking business in competition with Centura to any firm, corporation, person or business that is a customer of Centura at the time of such activity or was a customer of Centura at any time during the term of his employment pursuant to this Agreement.

                  (c) Executive agrees that, during the Term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of Centura, and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by Centura, any "Centura Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive) during the Term of this Agreement. The term "Centura Information" as used in this Agreement shall mean confidential or proprietary information including technical and financial information and customer or client lists, relating to the Centura or its programs or procedures, including without limitation, information received by the Centura from third parties under confidential conditions. The term "Centura Information" shall also include, without limitation, the Centura's computer data-base, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. The term "Centura Information" shall not include information that has become generally available to the public other than by the act of the Executive with respect to information the Executive does not have the right to disclose without violating any right of Centura.

                  (d) In addition to the foregoing and not in limitation thereof, Executive agrees that, during the term of this Agreement and for a term of two (2) years thereafter, Executive will hold in a fiduciary capacity for the benefit of the Centura and shall not directly or indirectly use or disclose, except as required in Executive's judgment in connection with the performance of his duties, as required by law or judicial or regulatory proceedings or as authorized by the Centura, any "Customer Information" (as defined below) that Executive may have or acquire (whether or not developed or compiled by Executive and whether or not Executive has been authorized to have access to such Customer Information) during the Term of this Agreement. The term "Customer Information" as used in this Agreement shall mean confidential or proprietary information, including technical and financial information and customer lists received by the Centura or Executive from any customer or potential customer of the Centura, and shall include any information subject to the provisions of the federal Right to Financial Privacy Act. The term "Customer Information" shall not include information that has become generally available to the public other than by the act of the Executive with respect to information the Executive does not have the right to disclose without violating any right of the customer to which such information pertains.

                  (e) Executive agrees and acknowledges that, if a violation of any covenant contained in this Section 6 occurs or is threatened, such violation or threatened violation will cause irreparable injury to the Centura, that the remedy at law for any such violation or threatened violation will be inadequate and that the Centura shall be entitled to appropriate equitable relief.

                  (f) The covenants contained in this Section 6 shall inure to the benefit of the Centura, any successor of it and every subsidiary of it.

                  (g) The restrictions contained in this Section 6 are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Centura.

                  (h) In the event of a termination of this Agreement by Executive pursuant to Section 4(d) hereof, the restrictions contained in this
Section 6 shall no longer apply to Executive from and after the Termination
Date.

         7. SUCCESSORS; BINDING AGREEMENT.

                  (a) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Centura, and the Centura shall require any such successor to expressly assume and agree to perform this Agreement. As used in this Agreement, "Centura" shall mean the Centura as hereinbefore defined and any successor to its business and/or assets as aforesaid.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's estate.

         8. MISCELLANEOUS.

                  (a) All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

                  Executive:        R.B. Scarborough
                                    Centura Bank
                                    2000 West Palmetto Street
                                    Florence, South Carolina 29502

                  Centura:          Centura Bank
                                    134 North Church Street
                                    Post Office Box 1220
                                    Rocky Mount, North Carolina 27802
                           Attention: Chief Executive Officer

                  (b) If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

                  (c) The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of its rights hereunder.

                  (d) This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

                  (e) This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, except as preempted by the Employee Retirement Income Security Act of 1974, as amended.

                  (f) BY HIS EXECUTION HEREOF, THE EXECUTIVE HEREBY WAIVES HIS RIGHTS UNDER, AND RELEASES PEE DEE BANKSHARES, INC. PEE DEE STATE BANK, CENTURA BANK AND CENTURA BANKS, INC., FROM ANY CLAIMS ARISING OUT OF OR RELATED TO, ANY AGREEMENT, UNDERSTANDING OR ARRANGEMENT BETWEEN THE EXECUTIVE AND PEE DEE BANKSHARES, INC. OR PEE DEE STATE BANK WHICH GRANTS THE EXECUTIVE THE RIGHT TO RECEIVE ANY COMPENSATION, BONUS OR PAYMENT UPON THE OCCURRENCE OF A CHANGE IN CONTROL OF OR ACQUISITION OF PEE DEE BANKSHARES, INC.OR PEE DEE STATE BANK.

         IN WITNESS WHEREOF, Executive has executed this Agreement under seal by adopting the word "SEAL" beside his name and the Bank has executed this Agreement under seal through its duly authorized officers as of the day and year first above written.

                                      EXECUTIVE:


                                      ____________________________________(SEAL)
                                               R. B. Scarborough

                               CENTURA BANK


                               By: _____________________________________________


ATTEST:


----------------------------------------
___________ Secretary

(Corporate Seal)

                                    EXHIBIT D

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of the ____ day of _____________, 1997, between Pee Dee Bankshares, Inc. ("Issuer"), and Centura Banks, Inc. ("Grantee").

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December ____, 1997, pursuant to which Issuer has agreed to merge with and into Grantee, subject to the conditions contained in the Reorganization Agreement; and

         WHEREAS, as a condition to Grantee's entry into the Reorganization Agreement and in consideration for such entry, Issuer has agreed to grant Grantee the Option (as hereinafter defined), subject to the approval of such grant by each of the appropriate Regulatory Authorities.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

         1. Subject to the approval of each of the appropriate Regulatory Authorities, Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 11,170 fully paid and nonassessable shares of common stock, $1.00 par value (the "Common Stock"), of Issuer at a price equal to the book value of the Common Stock on the date hereof; provided, however, that in the event Issuer issues or agrees to issue any shares of the Common Stock at a price less than said book value (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"). The number of shares of the Common Stock that may be received upon the exercise of the option and the Option Price are subject to adjustment as herein set forth.

         2. (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or in the Reorganization Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder (as defined herein) may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Closing Date, or (B) termination of the Reorganization Agreement in accordance with the terms thereof. The term "Holder" shall mean the holder or holders of the Option.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                           (i) without Grantee's prior written consent, Issuer
                  shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or its subsidiary, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or of its subsidiary representing in either case 19.9% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 19.9% or more of the voting power of Issuer or any of its subsidiaries;

                           (ii) any person (other than Grantee or any subsidiary
                  of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owned or has the right to acquire beneficial ownership of, 19.9% or more of the then outstanding shares of Issuer Common Stock;

                           (iii) any person (other than Grantee or any
                  subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the 1934 Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 19.9% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (iv) the holders of Issuer Common Stock shall not
                  have approved the Reorganization Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Reorganization Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

                  (c) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice no later than 30 days prior to the expiration of the Option (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (d) At the closing referred to in subsection (c) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of the Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

                  (e) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (d) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of the Common Stock purchased by the Holder and, if the option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                  (f) Certificates for the Common Stock delivered at the closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Issuer. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Issuer of a written request."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (g) Upon the giving by the Holder to Issuer of the written notice of exercise of the option provided for under subsection (b) of this
Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of the Common Stock so that the Option may be exercised without additional authorization of the Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase the Common Stock,
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including cooperating fully with the Holder in preparing such applications or notices and providing such information to federal or state regulatory authorities as they may require in connection therewith) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of the Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of the Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         5. In addition to the adjustment in the number of shares of the Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of the Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 5.

                  (a) (i) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of the Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

                           (ii) Issuer may make such increases in the number of
                  shares of the Common Stock purchasable upon exercise hereof, in addition to those required under subsection (a)(i), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

                  (b) Whenever the number of shares of the Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of shares of the Common Stock purchasable prior to the adjustment and the denominator of which is equal to the number of shares of the Common Stock purchasable after the adjustment.

         6. The 30-day period for exercise of certain rights under Section 2 shall be extended to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods.

         7. (a) At any time after the occurrence of a Purchase Event at the request of the Holder, delivered prior to the expiration of the Option, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised. The term "offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefore has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with the Issuer with respect to an Acquisition Transaction, or (iii) in the event of a sale of all or substantially all of Issuer's assets or deposits, the sum of the net price to be paid in such sale for such assets and deposits and the current market value of the remaining net assets of Issuer determined by an investment banking firm selected by the Holder and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the offer price, the value of consideration other than cash shall be determined by an investment banking firm selected by the Holder and reasonably acceptable to Issuer.

                  (b) The Holder may exercise its right to require Issuer to repurchase the Option pursuant to this Section 7 by surrendering for such purpose to Issuer a copy of this Agreement accompanied by a written notice stating that the Holder elects to require Issuer to repurchase this Option in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and the receipt of notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price therefore or the portion thereof that Issuer is not then prohibited under applicable law or regulation from so delivering.

                  (c) To the extent Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option in full, Issuer shall immediately notify the Holder and thereafter deliver or cause to be delivered, from time to time, to the Holder that portion of the Option Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder the Option Repurchase Price, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder may revoke its notice of repurchase of the Option whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver to the Holder a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereto theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price. If a Purchase Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this paragraph (c), the Holder shall nevertheless have the right to exercise the Option.

         8. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Subject to all required regulatory or shareholder approvals, Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of the Common Stock equal to the maximum number of shares of the Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         9. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, provided, however, that the Grantee's rights and obligations under this Option Agreement and the Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of Grantee.

         10. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation, making application to list the shares of the Common Stock issuable hereunder on any national securities exchange on which the Common Stock of Issuer is listed upon official notice of issuance and applying to any necessary federal or state regulatory authorities for approval to acquire the shares issuable hereunder.

         11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of the Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Reorganization Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

         15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         17. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         18. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                               ISSUER:

                               PEE DEE BANKSHARES, INC.


                               By: ____________________________________________
                                        R. B. Scarborough
                                        President

ATTEST:


-------------------------------
         Secretary

(Corporate Seal)



                               GRANTEE:

                               CENTURA BANKS, INC.


                               By: ____________________________________________
                                        Chief Executive Officer

ATTEST:


-------------------------------
         Secretary

(Corporate Seal)

                                 APPENDIX B
             CHAPTER 13 OF TITLE 33 OF THE SOUTH CAROLINA CODE

                                                                    APPENDIX B

                    SOUTH CAROLINA BUSINESS CORPORATION ACT
                         CHAPTER 13. DISSENTERS' RIGHTS

SS. 33-13-101.  DEFINITIONS.

     In this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SS. 33-13-102.  RIGHT TO DISSENT.

     A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

   (1) consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

   (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

   (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

     (4) an amendment of the articles or incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (i) alters or abolishes a preferential right of the shares;

           (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) excludes or limits the right of the shares to vote on any matter, or or cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

     (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

     (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

SS. 33-13-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

SS. 33-13-200.  NOTICE OF DISSENTERS' RIGHTS.

     (a)   If proposed corporate action creating dissenters' rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SS. 33-13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a)   If proposed corporate action creating dissenters' rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

     (b)   A  shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for his shares under this chapter.

SS. 33-13-220.  DISSENTERS' NOTICE.

     (a)   If proposed corporate action creating dissenters' rights under
Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

     (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

           (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

           (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

           (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;


           (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

           (5)   be accompanied by a copy of this chapter.

SS. 33-13-230.  SHAREHOLDERS' PAYMENT DEMAND.

     (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SS. 33-13-240.  SHARE RESTRICTIONS.

           (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under
Section 33-13-260.

           (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SS. 33-13-250. PAYMENT.

           (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with
Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

           (b)   The payment must be accompanied by:

                 (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                 (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

                 (3)  an explanation of how the interest was calculated;

                 (4) a statement or the dissenter's right to demand additional payment under Section 33-13-280; and

                 (5)  a copy of this chapter.

SS. 33-13-260. FAILURE TO TAKE ACTION.

    (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SS. 33-13-270. AFTER-ACQUIRED SHARES.

   (a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SS. 33-13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

           (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

           (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

           (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

SS. 33-13-300.  COURT ACTION.

     (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SS. 33-13-310.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
     (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

           (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

           (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

     (d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                   APPENDIX C

                                   OPINION OF
                            THE CARSON MEDLIN COMPANY










January  8, 1998



Board of Directors
Pee Dee Bankshares, Inc.
Pee Dee State Bank
115 W. Main Street
Timmonsville, SC   29161

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Pee Dee Bankshares, Inc. ("Bankshares") and Pee Dee State Bank ("Pee Dee"), under the terms of a certain Agreement and Plan of Reorganization dated as of December 30, 1997 (the "Agreement"), by and between Pee Dee Bankshares, Inc. and Centura Banks, Inc. ("Centura") pursuant to which Bankshares and Pee Dee will merge with and into Centura (the "Merger"). Under the terms of the Agreement, the shareholders of Pee Dee State Bank will receive $40 million in Centura Stock based on the closing price for Centura's Common Stock on January 7, 1998, and the stockholders of Pee Dee Bankshares, Inc. will receive their pro rata share of the consideration. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc.
(NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in South Carolina and the Southeast and the major commercial banks operating in that market. We have been retained by Pee Dee in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of Bankshares, Pee Dee and Centura. We have reviewed: (i) the Agreement; (ii) the annual reports to stockholders of Bankshares, including audited financial statements, for the four years ended December 31, 1996; (ii) the Uniform Bank Performance Report for Pee Dee as of September 30, 1997; (iii) the Call Report for Pee Dee as of September 30, 1997;
(iv) the annual reports to stockholders of Centura, including audited financial statements, for the five years ended December 31, 1996; (xii) the Report of Form 10-Q of Centura, dated September 30, 1997 (xiii) monthly unaudited interim financial statements of Pee Dee through November 30, 1997; (xiv) a preliminary copy of this Proxy Statement/Prospectus prepared in connection with a special meeting of the shareholders of Bankshares and Pee Dee to consider the Merger and the Bank Merger; and (xv) certain other financial and operating information with respect to the business, operations and prospects of Bankshares, Pee Dee and Centura. We also: (i) held discussions with members of the senior management of Bankshares, Pee Dee and Centura regarding their respective historical and current business operations, financial conditions and future prospects; (ii) reviewed the historical market prices and trading activity for the common stock of Centura and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of Pee Dee and Centura with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger on Centura; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of Bankshares, Pee Dee or Centura. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the consideration provided for in the Agreement is fair, from a financial point of view, to the stockholders of Pee Dee Bankshares, Inc. and Pee Dee State Bank.

Very truly yours,




THE CARSON MEDLIN COMPANY

                                   APPENDIX D

                        ADDITIONAL FINANCIAL INFORMATION

The additional condensed financial information that follows is included solely for the purpose of complying with South Carolina Code Section 33-11-103(d). It should be read in conjunction with the other financial statements, including the notes thereto, included or incorporated by reference in this Proxy Statement.

                          CENTURA BANK AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)


                                                          December 31,
                                               --------------------------------

                                                  1997                  1996
                                                  ----                  ----

                                                           (unaudited)

Assets:
   Cash and due from banks                        $270,424           $284,234
   Due from banks, interest-bearing                 14,175             19,073
    Federal funds sold and securities               29,250             13,595
    purchased under agreements to
    resell
   Investment securities                         1,732,648          1,577,880
   Loans - net                                   4,511,281          4,049,086
   Premises and equipment                          115,378            112,054
   Other assets                                    308,086            198,814
                                                   -------            -------
         Total assets                           $6,981,242         $6,254,736
                                                ==========          ==========

Liabilities:
   Deposits                                      5,373,304          4,756,636
   Federal funds purchased and                     477,300            385,118
      securities sold under agreement
      to repurchase
   Other liabilities                               580,652            620,779
        Total liabilities                        6,431,256          5,762,533

Stockholder's equity                               549,986            492,203
                                                   -------             -------

     Total liabilities and
         stockholder's equity                   $6,981,242         $6,254,736
                                                ==========          ==========



                          CENTURA BANK AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)


                                                               Year ended December 31,
                                                  ---------------------------------------------------

                                                   1997                   1996                1995
                                                   ----                   ----                ----

                                                                     (unaudited)

Interest income                                    $509,882              $469,465            $380,392
Interest expense                                    239,675               216,816             176,396
                                                    -------               -------             -------
  Net interest income                               270,207               252,649             203,996
Provision for loan losses                            13,418                 9,596               7,400
Noninterest income                                  115,198               105,493              63,140
Noninterest expense                                 250,921               241,361             169,770
                                                    -------               -------             -------
    Income before income taxes                      121,179               107,185              89,966
Income taxes                                         41,819                39,178              31,825
                                                     ------                ------              ------
    Net income                                      $79,360               $68,007             $58,141
                                                    =======               =======             =======






                                      D-3





                      CENTURA BANKS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                 December 31,
                                       --------------------------------

                                         1997                    1996
                                         ----                    ----

                                       (unaudited)              (audited)

Assets:
  Cash and due from banks               $268,248                $283,224
Due from banks, interest-bearing          13,873                  11,254
 Federal funds sold                       29,552                  21,413
 Investment securities                 1,828,056               1,577,880
 Loans - net                           4,522,303               4,050,739
 Premises and equipment                  115,464                 112,198
 Other assets                            347,934                 237,264
                                         -------                 -------
       Total assets                   $7,125,430              $6,293,972
                                       ==========              ==========

Liabilities:
   Deposits                            5,364,925               4,733,069
   Borrowed funds and long-term debt   1,115,321                 996,093
   Other liabilities                     106,848                  89,575
        Total liabilities              6,587,094               5,818,737

Shareholders'equity                      538,336                 475,235
                                         -------                 -------

       Total liabilities              $7,125,430              $6,293,972
           shareholders' equity        ==========              ==========


                                      D-4





                      CENTURA BANKS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)

                                                                             Year ended December 31,
                                                               ------------------------------------------------------

                                                                 1997                   1996                1995
                                                                 ----                   ----                ----

                                                              (unaudited)             (audited)           (audited)

Interest income                                                  $515,089              $469,760            $417,635
Interest expense                                                  247,184               219,676             192,990
                                                                  -------               -------             -------
     Net interest income                                          267,905               250,084             224,645
Provision for loan losses                                          13,418                 9,596               7,904
Noninterest income                                                117,221               100,847              80,110
Noninterest expense                                               246,230               233,981             195,777
                                                                  -------               -------             -------
    Income before income taxes                                    125,478               107,354             101,074
Income taxes                                                       42,420                39,203              36,421
                                                                   ------                ------              ------
    Net income                                                    $83,058               $68,151             $64,653
                                                                  =======               =======             =======

                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)


                                                      ASSETS

Cash and due from banks                                                                                    $  4,353
Federal funds sold and securities purchased
  under agreements to resell                                                                                 29,649
Investment securities                                                                                         9,000
Loans - net                                                                                                  90,327
Premises and equipment                                                                                        2,470
Deferred income taxes                                                                                            54
Other assets                                                                                                  2,315
                                                                                                            -------

         Total assets                                                                                       138,168
                                                                                                            =======


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                                                                                 $118,718
  Federal funds purchased and securities                                                                      3,376
         sold under agreement to repurchase
  Other liabilities                                                                                           1,567
                                                                                                             ------
         Total liabilities                                                                                  123,661

Stockholders' equity                                                                                         14,507
                                                                                                             ------

         Total liabilities and stockholders' equity                                                         138,168
                                                                                                            =======


                    PEE DEE BANKSHARES, INC., AND SUBSIDIARY

             CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)




Income:
         Interest and fees on loans                                                                         $ 9,801
         Lease financing                                                                                        177
         Interest on investment                                                                               1,690
         Interest on federal funds sold and repurchase agreements                                               375
         Other Income                                                                                         1,958
                                                                                                             ------
                  Total income                                                                               14,001

Expenses:
         Salaries and employee benefits                                                                     $ 3,219
         Interest on deposits                                                                                 4,346
         Other interest expense                                                                                 231
         Provision for loan losses                                                                              650
         Other expenses                                                                                       2,625
                                                                                                             ------
                  Total expenses                                                                             11,071

Income before income taxes                                                                                    2,930

Income taxes                                                                                                  1,031

Income before minority interest                                                                               1,899

Less, minority interest in earnings of subsidiary                                                                82
                                                                                                             ------

                  Net income                                                                                  1,817
                                                                                                             ======


                               PEE DEE STATE BANK

                       CONDENSED BALANCE SHEET (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)




                                                      ASSETS

Cash and due from banks                                                                                    $  4,353
Federal funds sold and securities purchased
  under agreements to resell                                                                                  9,000
Investment securities                                                                                        29,649
Loans - net                                                                                                  90,327
Premises and equipment                                                                                        2,470
Deferred income taxes                                                                                            54
Other assets                                                                                                  2,315
                                                                                                            -------

         Total assets                                                                                       138,168
                                                                                                            =======

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
         Deposits                                                                                          $118,735
         Federal funds purchased and securities
           sold under agreement to repurchase                                                                 3,376
                                                                                                            -------
         Other liabilities                                                                                    2,140
                  Total liabilities                                                                         124,251

Stockholders' equity                                                                                         13,917

         Total liabilities and stockholders' equity                                                         138,168
                                                                                                            =======

                               PEE DEE STATE BANK

                    CONDENSED STATEMENT OF INCOME (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)




Income:
  Interest and fees on loans                                                                                $ 9,801
  Lease financing                                                                                               177
  Interest on investment                                                                                      1,690
  Interest on federal funds sold and repurchase agreements                                                      375
  Other Income                                                                                                1,958
                                                                                                             ------
         Total income                                                                                        14,001

Expenses:
  Salaries and employee benefits                                                                            $ 3,219
  Interest on deposits                                                                                        4,346
  Other interest expense                                                                                        231
  Provision for loan losses                                                                                     650
  Other expenses                                                                                              2,621
                                                                                                             ------
         Total expenses                                                                                      11,067
                                                                                                             ======

Income before income taxes                                                                                    2,934

Income taxes                                                                                                  1,031
                                                                                                             ------

         Net income                                                                                           1,903

                                                                                                             ======

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 55-8-50 through 55-8-58 of the General States of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director, and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

In addition, and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

As permitted by the North Carolina statutory provisions explained above, Article IX, Section 4 of the Bylaws of the Registrant provides as follows:

       Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for other employees and agents of the Corporation as it deems appropriate.

       The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorney's fee's actually and necessarily incurred by him in connection with any such action, suit or proceeding, (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit, or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

       Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the bylaws or by any applicable resolution or contracts upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that be is entitled to be indemnified by the Corporation against such expenses.

       The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnify acted and of the reasonable amount of indemnity due him.

       Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

       The rights granted herein shall not be limited by the provisions contained in N.C. Gen. Stat. 55-8-51 (or its successor).

As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy that will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

ITEM 21. EXHIBITS


The following exhibits are filed herewith or have been, as noted, previously filed:


Exhibit No.                                                Description                                      Reference

2.1                   Agreement and Plan of Reorganization, dated as of December 30, 1997, by and among         (1)
                      Centura Banks, Inc. and Pee Dee Bankshares, Inc.
5.1                   Opinion of Poyner & Spruill, L.L.P. as to the validity of the shares of Centura            x Filed herewith
                      Stock to be registered hereby
8.1                   Opinion of Sinkler & Boyd, P.A. as to certain federal income tax consequences of           x Filed herewith
                      the Merger and the Bank Merger
8.2                   Opinion of Poyner & Spruill, L.L.P. as to certain federal income tax consequences          x Filed herewith
                      of the Merger and the Bank Merger
23.1                  Consent of KPMG Peat Marwick LLP, independent certified public accountants for             x Filed herwith
                      Centura Banks, Inc., dated January 23, 1998
23.2                  Consent of J. W. Hunt and Company, LLP, independent certified public accountants           *
                      for Pee Dee Bankshares, Inc. and Pee Dee State Bank, dated January 9, 1998
23.3                  Consent of Poyner & Spruill, L.L.P. (contained in Exhibits 5.1 and 8.2)                    x Filed herewith
23.4                  Consent of Sinkler & Boyd, P.A. (contained in Exhibit 8.1)                                 x Filed herewith
23.5                  Consent of The Carson Medlin Company, dated January 8, 1998                                *
24.1                  Powers of Attorney from certain signatory directors and officers of                        *
                      Centura Banks, Inc.
99.1                  Form of Letter to Shareholders of Pee Dee Bankshares, Inc.                            Filed herewith
99.2                  Form of Letter to Shareholders of Pee Dee State Bank                                  Filed herewith
99.3                  Form of Proxy solicited by the Board of Directors of Pee Dee Bankshares, Inc.         Filed herewith
99.4                  Form of Proxy solicited by the Board of Directors of Pee Dee State Bank               Filed herewith
99.5                  Form of Notice of Special Meeting of Stockholders of Pee Dee Bankshares, Inc.         Filed herewith
99.6                  Form of Notice of Special Meeting of Stockholders of Pee Dee State Bank               Filed herewith
99.7                  Fairness Opinion of The Carson Medlin Company, dated January 8, 1998                      (2)

*        Previously filed.
(1)      Included as Appendix A to the Proxy Statement-Prospectus filed as part of this Registration Statement.
(2)      Included as Appendix C to the Proxy Statement-Prospectus filed as part of this Registration Statement.


ITEM 22. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.      (1)       The undersigned Registrant hereby undertakes as follows:
                  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule
                  145(c), the issuer undertakes that such prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rocky Mount, State of North Carolina on this the 23rd day of January, 1998.

                                           REGISTRANT

                                           CENTURA BANKS, INC.

                                           By: /s/  Cecil W. Sewell, Jr.
                                                    ---------------------
                                                    Cecil W. Sewell, Jr.
                                                    Chairman of the Board and
                                                    Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                                                DATE

/s/      CECIL W. SEWELL, JR.               Director, Chairman of the Board                      January 23, 1998
-----------------------------------
         CECIL W. SEWELL, JR.

/s/      FRANK L. PATTILLO                  Director, Group Executive Officer                    January 23, 1998
-----------------------------------
         FRANK L. PATTILLO

/s/      WILLIAM H. WILKERSON               Director, and Group Executive Officer                January 23, 1998
-------------------------------
         WILLIAM H. WILKERSON

/s/      H. KEL LANDIS III                  Director, and Executive Vice President               January 23, 1998
--------------------------------------
         H. KEL LANDIS III

/s/      STEVEN J. GOLDSTEIN                Chief Financial Officer                              January 23, 1998
---------------------------------
         STEVEN J. GOLDSTEIN

/s/      ANN K. LAWSON                      Principal Accounting Officer                         January 23, 1998
------------------------------------
         ANN K. LAWSON

*/s/     RICHARD H. BARNHARDT               Director                                             January __, 1998
------------------------------
         RICHARD H. BARNHARDT

                                            Director                                             January __, 1998
------------------------------------
         C. WOOD BEASLEY

*/s/     THOMAS A. BETTS, JR.               Director                                             January __, 1998
-----------------------------------
         THOMAS A. BETTS, JR.

*/s/     H. TATE BOWERS                     Director                                             January __, 1998
------------------------------------
         H. TATE BOWERS

*/s/     ERNEST L. EVANS                    Director                                             January __, 1998
------------------------------------
         ERNEST L. EVANS

*/s/     J. RICHARD FUTRELL, JR.            Director                                             January __, 1998
---------------------------------
         J. RICHARD FUTRELL, JR.

                                            Director                                             January __, 1998
---------------------------------
         JOHN H. HIGH

*/s/     MICHAEL K. HOOKER                  Director                                             January __, 1998
---------------------------------
         MICHAEL K. HOOKER

*/s/     WILLIAM D. HOOVER                  Director                                             January __, 1998
----------------------------------
         WILLIAM D. HOOVER

                                      II-4


*/s/     ROBERT L. HUBBARD                  Director                                             January __, 1998
----------------------------------
         ROBERT L. HUBBARD

*/s/     WILLIAM H. KINCHELOE               Director                                             January __, 1998
--------------------------------
         WILLIAM H. KINCHELOE

*/s/     CHARLES T. LANE                    Director                                             January __, 1998
------------------------------------
         CHARLES T. LANE

*/s/     ROBERT R. MAULDIN                  Director                                             January __, 1998
----------------------------------
         ROBERT R. MAULDIN

*/s/     JOSEPH H. NELSON                   Director                                             January __, 1998
------------------------------------
         JOSEPH H. NELSON

*/s/     DEAN E. PAINTER, JR.               Director                                             January __, 1998
-----------------------------------
         DEAN E. PAINTER, JR.

*/s/     O. TRACY PARKS III                 Director                                             January __, 1998
-------------------------------------
         O. TRACY PARKS III

*/s/     WILLIAM H. REDDING, JR.            Director                                             January __, 1998
--------------------------------
         WILLIAM H. REDDING, JR.

*/s/     CHARLES M. REEVES III              Director                                             January __, 1998
----------------------------------
         CHARLES M. REEVES III

*/s/     GEORGE T. STRONACH III             Director                                             January __, 1998
---------------------------------
         GEORGE T. STRONACH III

*/s/     ALEXANDER P. THORPE III            Director                                             January __, 1998
--------------------------------
         ALEXANDER P. THORPE III

*/s/     JOSEPH L. WALLACE, JR.             Director                                             January __, 1998
---------------------------------
         JOSEPH L. WALLACE, JR.

*/s/     CHARLES P. WILKINS                 Director                                             January __, 1998
-----------------------------------
         CHARLES P. WILKINS

*By: /s/ JOSEPH A. SMITH, JR.                                                                    January 23, 1998
         --------------------
         JOSEPH A. SMITH, JR.,
         AS ATTORNEY-IN-FACT
         PURSUANT TO
         POWER OF ATTORNEY


                                      II-5